Exhibit 10.18

OFFICE LEASE

PRUDENTIAL PLAZA

BFPRU I, LLC,

a Delaware limited liability company,

as Landlord,

and

CISION US, INC.,

a Delaware corporation,

as Tenant.

i

ARTICLE 11 DAMAGE AND DESTRUCTION		28
11.1	Repair of Damage to Premises by Landlord	28
11.2	Landlord’s Option to Repair	29
11.3	Waiver of Statutory Provisions	29

ARTICLE 12 NONWAIVER		29

ARTICLE 13 CONDEMNATION		30

ARTICLE 14 ASSIGNMENT AND SUBLETTING		30
14.1	Transfers	30
14.2	Landlord’s Consent	30
14.3	Transfer Premium	31
14.4	Landlord’s Option as to Subject Space	32
14.5	Effect of Transfer	32
14.6	Additional Transfers	32
14.7	Occurrence of Default	33
14.8	Permitted Transfers	33

ARTICLE 15 SURRENDER OF PREMISES; OWNERSHIP AND REMOVAL OF TRADE FIXTURES		33
15.1	Surrender of Premises	33
15.2	Removal of Tenant Property by Tenant	33

ARTICLE 16 HOLDING OVER		34

ARTICLE 17 ESTOPPEL CERTIFICATES		34

ARTICLE 18 SUBORDINATION		35
18.1	Subordination and Attornment	35
18.2	Nondisturbance	35

ARTICLE 19 DEFAULTS; REMEDIES		35
19.1	Events of Default	35
19.2	Remedies Upon Default	36
19.3	Subleases of Tenant	37
19.4	Efforts to Relet	37

ARTICLE 20 COVENANT OF QUIET ENJOYMENT		37

ARTICLE 21 LETTER OF CREDIT		37
21.1	Deposit and Application	37
21.2	Letter of Credit	38
21.3	Terms for Return of Letter of Credit	38
21.4	Reduction of Letter of Credit Amount	38

ARTICLE 22 SUBSTITUTION OF OTHER PREMISES		39

ARTICLE 23 SIGNS		39
23.1	Full Floors	39
23.2	Multi-Tenant Floors	39
23.3	Prohibited Signage and Other Items	39
23.4	Building Directory	39
23.5	Mezzanine Signage	39

ARTICLE 24 COMPLIANCE WITH LAW		40

ARTICLE 25 LATE CHARGES		40

ARTICLE 26 LANDLORD’S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT		40
26.1	Landlord’s Cure	40
26.2	Tenant’s Reimbursement	40

ARTICLE 27 ENTRY BY LANDLORD		41

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ARTICLE 28 ATTORNEYS’ FEES		41

ARTICLE 29 MISCELLANEOUS PROVISIONS		41
29.1	Terms; Captions	41
29.2	Binding Effect	42
29.3	No Air Rights	42
29.4	Modification of Lease	42
29.5	Transfer of Landlord’s Interest	42
29.6	Prohibition Against Recording	42
29.7	Landlord’s Title	42
29.8	Relationship of Parties	42
29.9	Application of Payments	42
29.10	Time of Essence	42
29.11	Partial Invalidity	42
29.12	No Warranty	42
29.13	Landlord Exculpation	43
29.14	Entire Agreement	43
29.15	Right to Lease	43
29.16	Force Majeure	43
29.17	Waiver of Redemption by Tenant	43
29.18	Notices	43
29.19	Joint and Several	44
29.20	Authority	44
29.21	Consent Fees; Standard Administrative Charge	44
29.22	Governing Law; WAIVER OF TRIAL BY JURY	45
29.23	Submission of Lease	45
29.24	Brokers	45
29.25	Independent Covenants	45
29.26	Project or Building Name, Address and Signage	45
29.27	Counterparts	45
29.28	Confidentiality	45
29.29	Building Renovations	46
29.30	Development of the Project	46
29.31	No Violation	46
29.32	Communications and Computer Lines	47
29.33	Transportation Management	47
29.34	OFAC Representation	47

EXHIBITS:

EXHIBIT A PRUDENTIAL PLAZA OUTLINE OF PREMISES

EXHIBIT B PRUDENTIAL PLAZA TENANT WORK LETTER

EXHIBIT C PRUDENTIAL PLAZA NOTICE OF LEASE TERM DATES

EXHIBIT D PRUDENTIAL PLAZA RULES AND REGULATIONS

EXHIBIT E PRUDENTIAL PLAZA FORM OF TENANT’S ESTOPPEL CERTIFICATE

EXHIBIT F PRUDENTIAL PLAZA JANITORIAL SPECIFICATIONS

EXHIBIT G PRUDENTIAL PLAZA FORM LETTER OF CREDIT

iii

INDEX

Pages

2 Prudential,	3
Abatement Period	14
Acceptance Notice	4
Additional Rent	15
After Hours HVAC Charge	22
Alterations	24
Antennae	8
Anticipated First Offer Commencement Date	4
Arbitration Notice	12
Available	5
Bank	38
Bankruptcy Event	38
Base Building	25
Base Rent	13
Brokers	45
Building	3
Building Common Areas,	3
Building Hours	21
Building Systems	24
Common Areas	3
Comparable Buildings	12
Connecting Equipment	8
Contemplated Effective Date	32
Contemplated Transfer Space	32
Control	33
Decorative Alterations	24
Direct Expenses	15
Early Termination Effective Date	11
Early Termination Fee	12
Early Termination Notice	11
Early Termination Right	11
Estimate	19
Estimate Statement	19
Estimated Direct Expenses	19
Expense Year	15
Extension Option	10
Extension Term	10
Extension Term Exercise Notice	10
Extension Term Rent Notice	11
Fair Market Rent	12
First Extension Option	10
First Offer Notice	4
First Offer Right	4
First Offer Space	5
First Offer Space Commencement Date	5
Fixed Expansion Space	6
Fixed Expansion Space Commencement Date	7
Fixed Expansion Space Delivery Date	6
Fixed Expansion Space Exercise Notice	6
Fixed Expansion Space Market Rent Notice	6
Force Majeure	43
Garage	9
Gross Rent	14

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Holidays	21
HVAC	21
Identification Requirements	47
Intention to Transfer Notice	32
Interest Rate	16
Interim Rent	11
Landlord	1
Landlord Fixed Expansion Space Terms Notice	6
Landlord Parties	26
Landlord Repair Notice	28
Laws	40
LC Expiration Date	38
Lease	1
Lease Commencement Date	10
Lease Concessions	12
Lease Expiration Date	10
Lease Term	10
Lease Year	10
Letter of Credit	37
Lines	46
Losses	26
Mail	43
Moody’s	37
Nine Month Period	32
Non-Disturbance Agreement	35
Notices	43
OFAC	47
Operating Expenses	15
Original Improvements	27
Other Improvements	46
Permitted Transferee	33
Possession Date	10
Premises	3
Project Common Areas	3
Project,	3
Property Transfer	42
Proposed Landlord Demolition Date	14
Renovations	46
Rent	15
Rent Abatement	14
Rent Negotiation Period	12
Replacement	9
Roof	8
Roof Space	8
Second Extension Option	10
Spaces	9
Statement	19
Subject Space	30
Substantial Completion	14
Substantially Completed	14
Substitute Space	8
Summary	1
Tax Expenses	15
Tenant	1
Tenant Supplemental Equipment	8
Tenant Work Letter	10

v

Tenant’s Share	15
Tenant’s Auditor	20
Transaction Costs	31
Transfer	32
Transfer Notice	30
Transfer Premium	31
Transferee	30
Transfers	30
Underlying Documents	16

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PRUDENTIAL PLAZA

OFFICE LEASE

This Office Lease (the “Lease”), dated as of the date set forth in Section 1 of the Summary of Basic Lease Information (the “Summary”), below, is made by and between BFPRU I, LLC, a Delaware limited liability company (“Landlord”), and CISION US, INC., a Delaware corporation, (“Tenant”).

SUMMARY OF BASIC LEASE INFORMATION

TERMS OF LEASE			DESCRIPTION

1.	Date:		September 22, 2014

2.	Premises (Article 1).

	2.1	Building:	1 Prudential Plaza, 130 East Randolph Drive, Chicago, Illinois 60601

	2.2	Premises:	49,464 rentable square feet of space located on the seventh (7th) floor of the Building and commonly known as Suite 700, as further set forth in Exhibit A to the Office Lease.

3.	Lease Term (Article 2).

	3.1	Length of Term:	Approximately 8 years commencing on the Lease Commencement Date and ending on the Lease Expiration Date.

	3.2	Lease Commencement Date:	Subject to Section 3.2, February 1, 2015.

	3.3	Rent Commencement Date:	The later to occur of (i) the Lease Commencement Date, and (ii) February 1, 2015.

	3.4	Lease Expiration Date:	If the Rent Commencement Date shall be the first day of a calendar month, then the day immediately preceding the eighth (8th) anniversary of the Rent Commencement Date, or, if the Rent Commencement Date shall be other than the first day of a calendar month, then the last day of the month in which the eighth (8th) anniversary of the Rent Commencement Date occurs.

4.	Base Rent (Article 3):

		Monthly	Annual Base Rent
Period During	Annual	Installment	per Rentable
Lease Term	Base Rent	of Base Rent	Square Foot
Lease Year 1	$902,718.00	$75,226.50	$18.25
Lease Year 2	$927,450.00	$77,287.50	$18.75
Lease Year 3	$952,182.00	$79,348.50	$19.25

		Monthly	Annual Base Rent
Period During	Annual	Installment	per Rentable
Lease Term	Base Rent	of Base Rent	Square Foot
Lease Year 4	$976,914.00	$81,409.50	$19.75
Lease Year 5	$1,001,646.00	$83,470.50	$20.25
Lease Year 6	$1,026,378.00	$85,531.50	$20.75
Lease Year 7	$1,051,110.00	$87,592.50	$21.25
Lease Year 8	$1,075,842.00	$89,653.50	$21.75

*In addition, Tenant shall pay for electricity provided to the Premises separately pursuant to Section 6.1.2 of the Lease and Additional Rent as provided in the Lease. Base Rent and Tenant’s Share of Direct Expenses shall abate as provided in Section 3.3

5.	Tenant’s Share (Article 4):	2.2029%

6.	Permitted Use (Article 5):	General office use consistent with Comparable Buildings as defined in Section 2.4.1.

7.	Letter of Credit Amount (Article 21):	$1,000,000 subject to reduction as provided in Section 21.4

8.	Address of Tenant (Section 29.18):	332 S. Michigan Ave. Suite 800 Chicago, IL. 60604 Attention: Dan Wons (Prior to Lease Commencement Date) and

1 Prudential Plaza, 130 East Randolph Drive, Suite 700 Chicago, Illinois 60601 Attention: Dan Wons (After Lease Commencement Date)

9,	Address of Landlord (Section 29.18):	See Section 29.18 of the Lease.

10.	Rent Payment Address (Article 3):	By Wire: Valley National Bank ABA#: 021201383 Account #: 041698037 In reference to: (month) rent for Prudential Plaza

By Mail:

Please remit payments to BFPRU I, LLC (Payee) c/o Valley National Bank Dept. CGS-66 PO Box 960 Wayne, New Jersey 07474-0960

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11.	Broker(s) (Section 29.24):	The Telos Group LLC and Jones Lang LaSalle Midwest, LLC

12.	Guarantor (Section 29.34):	None

13.	Tenant Improvement Allowance (Exhibit B):	$3,215,160.00

ARTICLE 1

PREMISES, BUILDING, PROJECT, AND COMMON AREAS

1.1           Premises, Building, Project and Common Areas.

1.1.1           The Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises set forth in Section 2.2 of the Summary (the “Premises”). The outline of the Premises is set forth in Exhibit A attached hereto and each floor or floors of the Premises has the number of rentable square feet as set forth in Section 2.2 of the Summary. The parties hereto agree that the lease of the Premises is upon and subject to the terms, covenants and conditions herein set forth, and Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of such terms, covenants and conditions by it to be kept and performed and that this Lease is made upon the condition of such performance. The parties hereto hereby acknowledge that the purpose of Exhibit A is to show the approximate location of the Premises in the “Building,” as that term is defined in Section 1.1.2, below, only, and such Exhibit is not meant to constitute an agreement, representation or warranty as to the construction of the Premises, the precise area thereof or the specific location of the “Common Areas,” as that term is defined in Section 1.1.3, below, or the elements thereof or of the accessways to the Premises or the “Project,” as that term is defined in Section 1.1.2, below.

1.1.2           The Building and The Project. The Premises are a part of the building set forth in Section 2.1 of the Summary (the “Building”). The Building is part of an office project currently known as “Prudential Plaza.” The term “Project,” as used in this Lease, shall mean (i) the office buildings commonly known as 1 Prudential Plaza, 130 East Randolph Drive, Chicago, Illinois 60601 and 2 Prudential Plaza and 180 North Stetson Avenue, Chicago, Illinois 60601 (“2 Prudential”) and the Common Areas of each building, and (ii) the land (which is improved with landscaping, parking facilities and other improvements) upon which the each building and the Common Areas are located.

1.1.3           Common Areas.

1.1.3.1           General Use. Tenant shall have the non-exclusive right to use in common with other tenants in the Project, and subject to the rules and regulations referred to in Article 5 of this Lease, those portions of the Project which are provided, from time to time, for use in common by Landlord, Tenant and any other tenants of the Project (such areas, together with such other portions of the Project designated by Landlord, in its discretion, including certain areas designated for the exclusive use of certain tenants, or to be shared by Landlord and certain tenants, are collectively referred to herein as the “Common Areas”). The Common Areas shall consist of the “Project Common Areas” and the “Building Common Areas.” The term “Project Common Areas,” as used in this Lease, shall mean the portion of the Project designated as such by Landlord. The term “Building Common Areas,” as used in this Lease, shall mean the portions of the Common Areas located within the Building designated as such by Landlord. The manner in which the Common Areas are maintained and operated in a first class manner consistent with Comparable Buildings and the use thereof shall be subject to such rules, regulations and restrictions as Landlord may make from time to time provided that (i) Landlord shall not discriminate against Tenant in the enforcement of such rules and regulations and (ii) in any conflict between such rules and regulations and the other provisions of this Lease, the other provisions of this Lease shall prevail. Landlord reserves the right to close temporarily, make alterations or additions to, or change the location of elements of the Project and the Common Areas, provided that, except in an emergency, Tenant shall have reasonable access to the Premises. Tenants shall be permitted to reserve the Roof Top Deck, Conference Center and Tenant Lounge for private functions after Building Hours on days that are not Holidays on a first come, first serve basis subject to reasonable rules and regulations to prevent any person from monopolizing the reservations.

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1.1.3.2           Fitness Center. The Common Areas shall include a fitness center on the eleventh (11th) floor of the Building for the exclusive use of tenants of the Project and their employees and management employees of the Project (“Fitness Center”). The Fitness Center will include fitness equipment and changing area with showers and lockers. Employees of Tenant and the Permitted Transferees shall only be required to pay a one-time fee of $50 for use of the Fitness Center, and such right shall apply whether Landlord retains management and operation of such Fitness Center or transfers, assigns or otherwise delegates such responsibilities and obligations to a third party.

1.1.3.3           Conference Center. The Common Areas shall include a conference center in the Project for the non-exclusive use of tenants of the Project (“Conference Center”). Landlord may charge a fee for the use of the Conference Center. Tenant shall be permitted to use the Conference Center for one day each calendar quarter at no cost or charge to Tenant. Tenant acknowledges the Conference Center will not be available until after the Lease Commencement Date.

1.1.3.4           Roof Top Deck. The Common Areas shall include a roof top deck on the eleventh (11th) floor of the Building for the non-exclusive use of tenants of the Project (“Roof Top Deck”). Tenant shall not be required to pay a fee for rental of the Roof Top deck for such private functions, but Tenant shall reimburse Landlord for the cost incurred by Landlord for setup and takedown costs, cleaning costs and security costs. Provided Tenant’s reservation is made more than thirty (30) days in advance and notwithstanding Section 1.1.3.1, Tenant may reserve the Roof Top Deck on weekdays that are not Building Holidays for the exclusive use after 3:00 p.m. one day per calendar quarter.

1.1.3.5           Tenant Lounge. The Common Areas shall include a tenant lounge on the eleventh (11th) floor of the Building for the exclusive use of tenants of the Project and management employees of the Project (“Tenant Lounge”). Tenant shall not be required to pay a fee for rental of the Tenant Lounge for such private functions, but Tenant shall reimburse Landlord for the cost incurred by Landlord for setup and takedown costs, cleaning costs and security costs. Provided Tenant’s reservation is made more than thirty (30) days in advance and notwithstanding Section 1.1.3.1, Tenant may reserve the Tenant Lounge on weekdays that are not Building Holidays for the exclusive use after 3:00 p.m. on day per calendar quarter.

1.1.3.6

1.2           Stipulation of Rentable Square Feet of Premises. For purposes of this Lease, “rentable square feet” of the Premises shall be deemed as set forth in Section 2.2 of the Summary.

1.3           First Offer.

1.3.1           First Offer Rights. If at any time First Offer Space, as that term is defined in Section 1.3.2.1 below, will be Available, as such term is defined in Section 1.3.2.1 below, the conditions set forth in Section 1.3.3 are satisfied and Landlord desires to lease any or all of such space to a third party, Landlord shall first deliver notice thereof to Tenant (a “First Offer Notice”) setting forth (i) a description of such First Offer Space, (ii) the rentable square feet in such First Offer Space, (iii) the Fair Market Rent, as defined in Section 2.4.1 for such First Offer Space, (iv) the anticipated commencement date of the lease of such First Offer Space (the “Anticipated First Offer Commencement Date”), and (v) any Lease Concessions, as defined in Section 2.4.2. to be provided by Landlord. Provided all of the conditions precedent set forth in Section 1.3.3 are satisfied by Tenant, Tenant shall have the option (each a “First Offer Right”), exercisable by Tenant delivering irrevocable notice to Landlord (each an “Acceptance Notice”) within fifteen (15) business days following Landlord’s delivery of the applicable First Offer Notice, time being of the essence, to lease all the First Offer Space that is the subject of such First Offer Notice. If Tenant fails to timely give an Acceptance Notice for any First Offer Space, Tenant shall be deemed to have rejected Landlord’s offer to lease the applicable First Offer Space and Landlord shall be free to lease such space on any terms and conditions (subject to Section 1.3.1(b) below) and Tenant shall have no further First Offer Right with respect to such space; provided, that (a) Landlord shall not lease any of such space to a third party more than one hundred eighty (180) days after delivery of the First Offer Notice without again offering such unleased space to Tenant under the provisions of this Section 1.3 and (b) Landlord shall not lease any of such space to another tenant on “terms and conditions which are materially less favorable to Landlord,” as such phrase is defined in Section 1.3.2.1 than those set forth in the applicable First Offer Notice without again offering the unleased space to Tenant under the provisions of this Section 1.3.

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1.3.2           Definitions. As used herein

1.3.2.1           Space is “Available”, at the time in question if (x) no party leases or occupies the applicable space, whether pursuant to a lease with Landlord or other agreement with Landlord (but not a sublease), and (y) no party holds any option or right to lease or occupy the applicable space, or to renew or extend its lease or right of occupancy thereof. So long as a tenant, or other occupant leases or occupies the applicable space, Landlord shall be free to extend any such tenancy or occupancy, whether or not pursuant to a lease or other agreement, and such space shall not be deemed to be Available. From and after the date hereof, Landlord shall not grant any rights to any tenant or other third party with respect to the First Offer Space unless such rights are subordinate to the rights granted Tenant hereunder, except to new tenants or occupants of the First Offer Space after Landlord shall have offered such First Offer Space to Tenant pursuant to this Section 1.3 and Tenant shall have declined the right to lease such space. Nothing in this Section 1.3 shall be deemed to limit Landlord’s right to keep space in the Building vacant or to utilize such space for Project purposes if Landlord elects, in the sole discretion, to do so prior to delivering a First Offer Notice, and such vacant space shall not be deemed Available.

1.3.2.2           First Offer Space. Any space on the eighth (8th) Floor of the Building or any contiguous space on the seventh (7th) floor of 2 Prudential.

1.3.2.3           “terms and conditions which are not materially less favorable to Landlord” means basic economic terms on a net present value basis (including net rent, additional charges, tenant improvement allowances and other lease concessions) which, in aggregate, are at least ninety-five percent (95%) of the amount of such aggregate basic economic terms as set forth in the applicable First Offer Notice determined on a net present value basis using a discount rate of eight percent (8%) per annum.

1.3.3           Conditions to First Offer Right. Tenant shall have no right to receive or exercise a First Offer Right unless all of the following conditions have been satisfied on the date the applicable First Offer Notice is delivered and on the applicable First Offer Space Commencement Date:

1.3.3.1           No Event of Default shall have occurred and then be continuing and this Lease is in full force and effect;

1.3.3.2           Tenant has not assigned this Lease other than to a Permitted Transferee as defined in Section 14.8. Tenant has not vacated the Premises and Tenant has not subleased more than twenty-five percent (25%) of the rentable area of the Premises to subtenants that are not Permitted Transferees; and

1.3.3.3           More than three (3) years of the Term will remain after the Anticipated First Offer Commencement Date unless Tenant exercises any then existing right under this Lease to extend the Term.

1.3.4           Terms of First Offer Space. Effective as of the date on which Landlord tenders to Tenant vacant possession of a First Offer Space for which Tenant shall have exercised a First Offer Right (with respect to such First Offer Space, the “First Offer Space Commencement Date”), the applicable First Offer Space shall become part of the Premises upon all of the terms and conditions of this Lease, except:

1.3.4.1           Annual Base Rent for the First Offer Space shall be the product of (1) the Fair Market Rent set forth in Landlord’s First Offer Notice and (2) the rentable square feet in the First Offer Space and the Monthly Base Rent shall be one twelfth (1/12th) of the Annual Base Rent.

1.3.4.2           Tenant’s Proportionate Share for the First Offer Space shall be the percentage equivalent of the rentable square footage of such First Offer Space set forth in the applicable First Offer Notice divided by the rentable square footage of the Project.

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1.3.4.3           The rentable square footage of the First Offer Space shall be as set forth in the applicable First Offer Notice (which, absent manifest error, the parties agree shall be the rentable square footage of such First Offer Space for all purposes of this Lease) and shall be added to the rentable square footage of the Premises.

1.3.4.4           Except for any Lease Concessions, the applicable First Offer Space shall be delivered in its “as is” condition, and Landlord shall not be obligated to perform any work with respect thereto or make any contribution to Tenant to prepare such First Offer Space for Tenant’s occupancy.

1.3.4.5           Tenant shall receive the benefit of any Lease Concessions set forth in Landlord’s First Offer Notice.

1.3.4.6           The applicable First Offer Space shall be added to and be deemed to be part of the Premises for all purposes of this Lease.

1.3.4.7           The Term for the First Offer Space shall end on the Expiration Date.

Landlord shall use commercially reasonable efforts to obtain and tender to Tenant vacant possession of each First Offer Space for which Tenant has delivered an Acceptance Notice by the applicable Anticipated First Offer Space Commencement Date. Landlord shall not be subject to any liability and this Lease shall not be impaired if Landlord shall be unable to deliver possession of any First Offer Space to Tenant on any particular date but, as Tenant’s sole remedy, Tenant may rescind its exercise of a First Offer Right by written notice delivered to Landlord prior to the First Offer Space Commencement Date, if the First Offer Space has not been tendered to Tenant within sixty (60) days of the Anticipated First Offer Space Commencement Date.

1.3.5           Landlord and Tenant, at either party’s request, shall promptly execute and exchange an appropriate agreement evidencing the leasing of each First Offer Space and the terms thereof in a form reasonably satisfactory to both parties, (but no such agreement shall be necessary in order to make the provisions hereof effective.)

1.4           Fixed Expansion Option.

1.4.1           Fixed Expansion Space. Tenant shall have the right to lease additional space in the Building (“Fixed Expansion Space”) to be designated by Landlord on floors three (3) through twenty-four (24) of the Building or the seventh (7th) floor of 2 Prudential containing not less than seven thousand two hundred (7,200) nor more than eight thousand eight hundred (8,800) rentable square feet of space as of a date designated by Landlord (the “Fixed Expansion Space Delivery Date”) occurring in the six (6) month period beginning on the first day of Lease Year 3 on the terms and conditions set forth in this Section 1.4. Tenant may exercise its right to lease the Fixed Expansion Space only (i) by written notice (“Fixed Expansion Space Exercise Notice”) delivered to Landlord no later than the last day of the thirtieth (30th) full calendar month following the Rent Commencement Date, time being of the essence. Within thirty (30) days after Tenant timely delivers a valid Fixed Expansion Space Exercise Notice, Landlord shall notify Tenant in writing (“Landlord Fixed Expansion Space Terms Notice”) of (i) the location and rentable area of Fixed Expansion Space and the Fixed Expansion Space Delivery Date for such space, (ii) the Fair Market Rent for such space, and (iii) any Lease Concessions to be provided by Landlord. Tenant shall be deemed to have agreed to lease the Fixed Expansion Space on the terms set forth in the Landlord Fixed Expansion Space Terms Notice unless within thirty (30) days after receipt of the Fixed Expansion Space Terms Notice, Tenant notifies Landlord in writing “Fixed Expansion Space Market Rent Notice” either that (i) it elects to have the Fair Market Rent determined in the manner set forth in Section 2.4 or (ii) it rescinds the Fixed Expansion Space Exercise Notice in which event Tenant shall have no further right under this Section 1.4 to lease the Fixed Expansion Space, time being of the essence.

1.4.2           Conditions to Fixed Expansion Option. Tenant shall have no right to exercise a Fixed Expansion Option unless all of the following conditions have been satisfied on the date of delivery of the Fixed Expansion Space Exercise Notice is delivered and on the applicable Fixed Expansion Space Commencement Date.

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1.4.2.1           No Event of Default shall have occurred and then be continuing and this Lease is in full force and effect; and

1.4.2.2           Tenant has not assigned this Lease other than to a Permitted Transferee, Tenant has not vacated the Premises and Tenant has not subleased more than twenty-five percent (25%) of the rentable area of the Premises to subtenants that are not Permitted Transferees.

1.4.3           Terms of Fixed Expansion Space. If Tenant timely delivers a valid Fixed Expansion Space Exercise Notice, then effective as of the date on which Landlord tenders to Tenant vacant possession of the Fixed Expansion Space (“Fixed Expansion Space Commencement Date”), the Fixed Expansion Space shall become part of the Premises upon all of the terms and conditions of this Lease, except:

1.4.3.1           Annual Base Rent for the Fixed Expansion Space shall be the product of (1) the Fair Market Rent set forth in Landlord’s Fixed Expansion Space Notice or as determined pursuant to Section 2.4, as the case may be and (2) the rentable square feet of the Fixed Expansion Space.

1.4.3.2           Tenant’s Proportionate Share for the Fixed Expansion Space shall be the percentage equivalent of the rentable square feet of such Fixed Expansion Space divided by the rentable square footage of the Project.

1.4.3.3           The rentable square feet of the Fixed Expansion Space shall be as set forth in the applicable Fixed Expansion Notice (which the parties agree shall be the rentable square feet of such Fixed Expansion Space for all purposes of this Lease) and shall be added to the rentable square feet of the Premises.

1.4.3.4           Tenant shall commence paying Rent for the Fixed Expansion Space on the date which is the later of (A) the Fixed Expansion Space Commencement Date and (B) the date Tenant occupies the Fixed Expansion Space for the conduct of its business.

1.4.3.5           The Fixed Expansion Space shall be delivered in its “as is” condition, and Landlord shall not be obligated to perform any work with respect thereto or, except for any Lease Concessions, make any contribution to Tenant to prepare such Fixed Expansion Space for Tenant’s occupancy.

1.4.3.6           Tenant shall receive the benefit of any Lease Concessions set forth in Landlord Fixed Expansion Terms Notice.

1.4.3.7           The Fixed Expansion Space shall be added to and be deemed to be part of the Premises for all purposes of this Lease.

1.4.3.8           The Term for the Fixed Expansion Space shall end on the Expiration Date.

Landlord shall use commercially reasonable efforts to obtain and deliver to Tenant vacant possession of the Fixed Expansion Space by the applicable Vacancy Date but Landlord shall not be subject to any liability and. this Lease shall not be impaired if Landlord shall be unable to deliver possession of any Fixed Expansion Space to Tenant on any particular date but, as Tenant’s sole remedy, Tenant may rescind its First Expansion Space Exercise Notice by written notice delivered by Landlord prior to the First Expansion Space Commencement Date if Landlord has not tendered possession of the Fixed Expansion Space to Tenant within sixty (60) days after the Fixed Expansion Space Delivery Date.

1.4.4           Landlord and Tenant, at either party’s request, shall promptly execute and exchange an appropriate agreement evidencing the leasing of each Fixed Expansion Space and the terms thereof in a form reasonably satisfactory to both parties, but no such agreement shall be necessary in order to make the provisions hereof effective.

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1.5           Tenant Antenna.

1.5.1           Tenant Supplemental Equipment. Subject to the provisions of this Section 1.5. Tenant shall have the right, without charge, to install, secure, maintain, replace and operate, at Tenant’s sole cost and expense, (a) on the roof of the Building (“Roof”) in an area designated by Landlord and reasonably acceptable to Tenant (“Roof Space”), an antenna, satellite dish or other comparable device not exceeding two (2) feet in height or diameter (“Antenna”), and (b) cables, wires, pipes and similar equipment leading from the Antenna and the telecom points of entry into the Building thru existing or new points of entry into the Building and to the Premises all in a location, manner, material and size as shall be reasonably approved by Landlord, (“Connecting Equipment” and with the Antenna, collectively the “Tenant Supplemental Equipment”). The Tenant Supplemental Equipment shall be used solely and exclusively by Tenant, its Affiliates, and other permitted occupants of the Premises.

1.5.2           Maintenance and Repair and Signage. Tenant shall diligently service, repair, and maintain the Tenant Supplemental Equipment. In the performance of any installation, alteration, repair, maintenance, removal and/or any other work with respect to the Roof Space, Tenant shall comply with all of the applicable provisions of this Lease including, without limitation, those set forth in Article 7 and Article 8 as if the Roof Space was part of the Premises. Tenant shall be responsible for all leaks in the Roof caused by Tenant’s installation of the Tenant Supplemental Equipment. All installations and other work in the Building risers shall be performed by the Building’s riser manager. No signs, whether temporary or permanent, shall be affixed, installed or attached to the Tenant Supplemental Equipment or the Roof other than those required by Requirements. All signs so required, if any, and the location thereof, shall be first approved in writing by Landlord, subject to applicable law.

1.5.3           Taxes and Fees. Any and all taxes, filing fees, charges or license fees imposed upon Landlord solely by virtue of the existence and/or use of the Tenant Supplemental Equipment, whether imposed by any local, state and/or federal government or any agency thereof, shall be exclusively borne by Tenant. Landlord agrees to cooperate reasonably with Tenant in any necessary applications for any necessary license or permits provided Landlord incurs no expense or liability in so doing.

1.5.4           Landlord Services. Landlord shall not be required to furnish any services to the Roof Space other than elevator access to such areas. All electricity required for the operation of the Tenant Supplemental Equipment shall be provided from the electricity furnished to the Premises. Tenant may have access to the Roof Space and the other non-public areas of the Building where other Tenant Supplemental Equipment is located for the sole purpose of servicing, repairing, replacing, and maintaining such other equipment: (i) between the hours of 8:00 a.m. and 6:00 p.m. and upon reasonable advance notice to Landlord, Monday through Friday (exclusive of Holidays) and (ii) provided that Tenant delivers prior oral or telephonic notice to Landlord, at any time in the event of an emergency. Landlord shall have the right (in its sole discretion) to have its representative(s) accompany Tenant whenever it services or maintains the Tenant Supplemental Equipment outside the Premises. Notwithstanding anything to the contrary contained herein, at all other times, Landlord may keep the entrances to the Roof or other non-public areas of the Building locked. Tenant shall not store any tools and/or materials stored at the Roof Space or other non-public areas of the Building, and Tenant’s employees and independent contractors shall close and lock the entrance door to the Roof and other non-public areas of the Building when leaving the same. If Tenant shall require access to the Roof, at times other than those specified above, then except in the case of an emergency, Tenant shall give Landlord at least two (2) Business Days prior written notice of such requirement and shall pay all reasonable costs incurred by Landlord in connection therewith, including, without limitation, any compensation paid to Building employees or any independent contractors of Landlord.

1.5.5           Relocation of Tenant Supplemental Equipment. If, at any time during the Term, Landlord, in its judgment, shall determine that it is necessary to move the Antenna to another area of the Roof Space, then Landlord may give notice thereof to Tenant (which notice shall have annexed thereto a plan on which such other area (the “Substitute Space”) shall be substantially identified by hatching or otherwise). The Substitute Space with respect to the Antenna shall not be located in an area of the Roof in which the Antenna’s reception would differ in a materially adverse way from the Antenna’s reception in the initial Roof Space. Within thirty (30) days of receipt of Landlord’s notice (or, if a governmental permit is required to be obtained for installation of the equipment in the Substitute Space, then, within thirty (30) days of the obtaining of such permit (which Tenant shall make prompt application for, with Landlord’s reasonable cooperation), Tenant shall move Tenant Supplemental Equipment or Tenant Property, as the case may be, to the Substitute Space which shall then become Roof Space hereunder. Tenant shall pay the cost of any relocation required to perform repairs or replacements to the Building (including the roof) to install Building Systems or equipment and Landlord shall reimburse Tenant for the cost of any other relocation.

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1.5.6           No Interference. Tenant’s operation or use of the Tenant Supplemental Equipment shall not prevent or interfere with the operation or use of any equipment of (i) any present or future tenant or occupant of the Building installed prior to the installation of the Tenant Supplemental Equipment, or (ii) Landlord. If, at any time during the term hereof, Landlord shall reasonably determine that the Tenant Supplemental Equipment causes interference described in the preceding sentence, then Landlord may so notify Tenant, and Landlord may require Tenant to replace the equipment with other equipment which would not cause such interference (the “Replacement”). Tenant, within thirty (30) days of receipt of such notice or, if a government permit is required to install the Replacement, then within thirty (30) days of the obtaining of such permit (which Tenant shall make prompt application for, with Landlord’s cooperation but at no cost to Landlord), shall replace the equipment with the new non-interfering Replacement which shall then be deemed to be the Tenant Supplemental Equipment as applicable hereunder.

1.5.7           Removal of Tenant Supplemental Equipment. On or before the termination of this Lease or Tenant’s possession of the Premises, Tenant shall remove the Tenant Supplemental Equipment and repair and restore the Roof Space and any other damage caused to the Building including any holes, damage or injury in or to the Roof or Building caused by the removal of the Tenant Supplemental Equipment.

1.5.8           No Landlord Warranties. Tenant agrees that Landlord has made no warranties or representations as to the condition or suitability of the Roof Space for the installation, use, maintenance or operation of the Tenant Supplemental Equipment and Tenant agrees to accept same in its “as-is” condition and without any work or alterations to be made by Landlord. Tenant acknowledges and agrees that the rights granted Tenant under this Section 1.5 shall not be deemed to grant Tenant a leasehold or other real property interests in the Building or any portion thereof. Tenant may not transfer its rights under this Section 1.5 except pursuant to a Permitted Transfer.

1.6           Parking. Tenant is granted a license to use on the terms and conditions of this Section 1.6, sixteen (16) unreserved parking spaces (the “Spaces”) in the parking garage in the Building (“Garage”) during the Term. Tenant shall pay for the use of such Spaces at the then current rental rates prevailing in the Building parking garage from time to time for Building tenants; provided that Tenant shall not be required to pay for one of the Spaces for the first four (4) years of the Term. Such charges shall be deemed additional Rent under this Lease. The charges for the use of the Spaces shall be payable monthly to Landlord or, if Landlord so designates, to the operator of the Garage, on the first (1st) day of each calendar month during the Term, without any set-off or deduction whatsoever. Tenant may cancel its right to use any of the Spaces by giving written notice to Landlord. Tenant shall forfeit its right to use the Spaces upon a termination of this Lease or Tenant’s possession of the Premises or upon failure to pay for such Spaces if such failure continues for thirty (30) days after notice from Landlord or the Garage Operator. If Tenant cancels or forfeits any Spaces, Landlord shall have no obligation to make available to Tenant any other parking spaces. The Spaces may not be assigned or subleased, other than to an assignee or subtenant under a Transfer as described in Section 14.8, and the spaces shall be solely for the use by Tenant, its subtenants and assignees under a Transfer described in Section 14.8 and their respective employees, agents and invitees. Tenant may be required to periodically execute parking agreements with the operator from time to time of the parking garage, which shall not conflict with any provision of this Lease. Tenant shall comply with all rules and regulations for the Garage. Except when caused by the gross negligence, willful misconduct or criminal acts of Landlord, Landlord shall have no liability whatsoever for any damage to property or any other items located in the Garage, nor for any personal injuries or death arising out of any matter relating to the Garage. If Landlord utilizes a card-key access system, Landlord’s charge for any replacement cards shall be reasonable. Landlord also reserves the right to close all or any portion of the Garage in order to make repairs or perform maintenance services, or to alter, modify, re-stripe or renovate the Garage, or if required by casualty, condemnation, Force Majeure or order of a Governmental Authority.

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ARTICLE 2

LEASE TERM

2.1           Initial Lease Term.

2.1.1           Lease Term Definitions and Documentation. The terms and provisions of this Lease shall be effective as of the date of this Lease. The term of this Lease (the “Lease Term”) shall be as set forth in Section 3.1 of the Summary, shall commence on the date set forth in Section 3.2 of the Summary (the “Lease Commencement Date”), and shall terminate on the date set forth in Section 3.4 of the Summary (the “Lease Expiration Date”) unless this Lease is sooner terminated as hereinafter provided. For purposes of this Lease, the term “Lease Year” shall mean each consecutive twelve (12) month period during the Lease Term, commencing on the first day of the calendar month coincident with or next following the Rent Commencement Date and each anniversary of such day; provided that, if the Rent Commencement Date is not the first day of a calendar month, the period from the Rent Commencement Day to the first day of the next calendar month shall be included in the first Lease Year. At any time during the Lease Term, Landlord may deliver to Tenant a notice in the form as set forth in Exhibit C. attached hereto, as a confirmation only of the information set forth therein, which Tenant shall execute and return to Landlord within fifteen (15) business days of receipt thereof.

2.1.2           Tender of Possession and Condition of Premises. Landlord shall tender possession of the Premises to Tenant with all of Landlord’s Demolition Work, (as defined in the Tenant Work Letter attached hereto as Exhibit B “Tenant Work Letter”) Substantially Completed and in its then “as is” condition, broom clean (the date of such tender of possession, the “Possession Date”). Tenant acknowledges and agrees that: (i) Tenant is fully aware of the condition of the Premises, (ii) Tenant accepts possession of the Premises on the Possession Date in its “as is, where is” condition subject to completion of Landlord’s Work, and (iii) except for the Tenant Improvement Allowance and the performance by Landlord, at its sole cost and expense, of Landlord’s Work, Landlord has no obligation to perform any improvements, decorations, alterations, repairs or any other work whatsoever in the Premises to prepare the Premises for Tenant’s use. If Landlord is unable to tender possession the Premises to Tenant by any date due to any party continuing to occupy the Premises or for any other reason, then except as expressly provided in Section 3.2, Landlord shall not be liable for any damage caused thereby, this Lease shall not be void or voidable thereby and Tenant’s obligations hereunder shall not be affected, except as otherwise expressly set forth herein. Tenant shall have no obligation to pay Gross Rent, as hereinafter defined, to Landlord for the period commencing on the Possession Date and ending on the day immediately preceding the Rent Commencement Date; provided, however, Tenant shall (i) comply with all of the other applicable provisions of this Lease, and (ii) pay for Tenant’s consumption of electricity during such period. Tenant also acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Premises, the Building or the Project or with respect to the suitability of any of the foregoing for the conduct of Tenant’s business, except as specifically set forth in this Lease and the Tenant Work Letter. The taking of possession of the Premises by Tenant for the conduct of its business shall conclusively establish that the Premises and the Building were at such time in good and sanitary order, condition and repair. All alterations, improvements and additions to the Premises required for Tenant’s use thereof, other than Landlord’s Work, shall be performed by Tenant in accordance with the Tenant Work Letter.

2.2           Extension Term.

2.2.1           Extension Option. Tenant shall have the option (the “Extension Option”) to extend the Term for all the Premises for two (2) extension terms of five (5) years each (the “First Extension Term” and “Second Extension Term” respectively and each an “Extension Term”). If Tenant validly exercises an Extension Option in accordance with this Section 2.2.1, the First Extension Term shall commence on the day following the initial Expiration Date and shall end on the fifth (5th) anniversary of such Expiration Date unless the Extension Term is earlier terminated pursuant to this Lease and the Second Extension Term shall commence on the day following the expiration of the First Extension Term and shall end on the fifth (5th) anniversary of such expiration date unless the Second Extension Term is earlier terminated pursuant to this Lease. Each Extension Term shall commence only if: (i) Tenant has notified Landlord in writing of its exercise of the right to extend the term for the Extension Term (an “Extension Term Exercise Notice”) no earlier than eighteen (18) months prior to and no later than fourteen (14) months prior to the then current Expiration Date, time being of the essence, (ii) at the time of the exercise of such right and immediately prior to the Expiration Date, no Event of Default shall be continuing hereunder; (iii) the Tenant named herein or its Permitted Transferees shall be in occupancy of the entire Premises at the time such notice is given; and (iv) with respect to the Second Extension Term only, Tenant shall have validly exercised its right to extend the term for the First Extension Term.

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Within thirty (30) days after receipt of a properly delivered Extension Term Exercise Notice, Landlord shall advise Tenant in writing of its determination of the Fair Market Rent and Lease Concessions for the Extension Term (“Extension Term Rent Notice”). Tenant may rescind its Extension Term Exercise Notice by written notice delivered to Landlord within thirty (30) days after receipt of Landlord’s Extension Term Rent Notice, time being of the essence.

2.2.2           Terms of Extension. An Extension Term shall incorporate all of the agreements, terms, covenants, and conditions hereof binding upon Tenant except that: (i) Base Rent shall be as provided in Section 2.2.3, (ii) except as provided in clause (iii) below, Landlord shall have no obligation to perform any work or make any contribution to work to prepare the Premises for Tenant’s use during the Extension Term, (iii) Tenant will receive the benefit of any Lease Concessions agreed upon by Landlord and Tenant pursuant to Section 2.4.2 or set forth in Landlord’s Arbitration Notice pursuant to Section 2.4.3; and (iv) Tenant shall have no further right to extend the Term beyond the Second Extension Term. Upon the commencement of an Extension Term, (x) the Extension Term shall be added to and become part of the Term (but shall not be considered part of the initial Term, (y) any reference to “this Lease”, to the “Term”, the “term of this Lease” or any similar expression shall be deemed to include such Extension Term, and (z) the last day of the Extension Term shall become the Lease Expiration Date. Landlord and Tenant shall promptly execute and exchange an appropriate amendment to this Lease, reasonably satisfactory to the parties and confirming the terms, conditions and provisions applicable to the Premises during the Extension Term in accordance with this Section, but neither Landlord’s nor Tenant’s failure to execute such amendment shall relieve Tenant of its obligation to lease the Premises on the terms and conditions set forth in this Lease.

2.2.3           Extension Term Rent. The Base Rent for an Extension Term shall be an amount equal to the product of (i) the rentable square feet in the Premises as of the first day of the Extension Term, and (ii) the Fair Market Rent for the Premises determined as provided in Section 2.4. Such annual Base Rent shall be paid in twelve (12) equal annual installments. If the Fair Market Rent is not determined as of the commencement of the Extension Term, then until such Fair Market Rent is determined, Tenant shall pay Base Rent for the space in question as determined based upon Landlord’s reasonable determination of the Fair Market Rent (“Interim Rent”). Upon final determination of the Fair Market Rent, Tenant shall commence paying Base Rent as so determined, and within ten (10) days after such determination Tenant shall pay any deficiency in prior payments of Base Rent or, if the Base Rent as so determined shall be less than the Interim Rent, Tenant shall be entitled to a credit against the next succeeding installments of Base Rent in an amount equal to the difference between each installment of Interim Rent and Base Rent as so determined which should have been paid for such installment until the total amount of the overpayment has been recouped.

2.3           Early Termination of the Lease.

2.3.1           Tenant shall have the right to terminate this Lease (the “Early Termination Right”) effective on the last day of the sixty-fifth (65th) full calendar month ending after the Rent Commencement Date (the “Early Termination Effective Date”), provided that (i) no Event of Default is continuing at the time of the exercise of such option and at the time of the Early Termination Effective Date, (ii) Tenant provides Landlord with at least twelve (12) months prior written notice to Landlord of the exercise of the Early Termination Right (the “Early Termination Notice”), and (iii) Tenant pays one hundred percent (100%) of the Early Termination Fee, as such term is defined in Section 2.3.2 below, to Landlord with the Early Termination Notice. Failure to pay any portion of the Early Termination Fee in a timely manner shall, at Landlord’s sole and absolute discretion, cause Tenant’s election to exercise the Early Termination Right to be ineffective and null and void and Landlord shall be obligated to return the Early Termination Fee to the extent paid or if thereafter received. The Early Termination Right shall not affect Tenant’s liability for (a) post-Term adjustments to Additional Rent applicable to the period prior to the Early Termination Effective Date, (b) unperformed obligations which accrued prior to the Early Termination Effective Date, and (c) obligations which by their terms survive the expiration or earlier termination of the Term of the Lease.

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2.3.2           Early Termination Fee. As used herein, “Early Termination Fee” means an amount equal to the sum (i) $1,483,920.00 and (ii) if Tenant has leased First Offer Space pursuant to Section 1.3, the unamortized portion as of the Early Termination Effective Date, of the Lease Concessions and leasing commissions provided or paid by Landlord for First Offer Space, if any. The amounts in clause (ii) shall be amortized with interest at 8% per annum over the remaining Term commencing on date Tenant commences paying rent for the First Offer Space for the amounts in clause (ii). Landlord shall provide Tenant with the calculation of the Early Termination Fee within twenty (20) days after Tenant’s request for such calculation provided such request is delivered no more than eighteen (18) months prior to the Early Termination Effective Date.

2.3.3           Automatic Termination. The Early Termination Right shall automatically terminate and become null and void upon the earlier to occur of (i) the termination of the Term; (ii) the termination of Tenant’s right to possession of the Premises; (iii) the failure of Tenant to timely or properly exercise the Early Termination Right, time being of the essence in the exercise of the Early Termination Right; and (iv) Tenant’s exercise of the Fixed Expansion Option pursuant to Section 1.4.

2.4           Fair Market Rent Determination.

2.4.1           Definitions. As used herein

2.4.1.1           “Fair Market Rent” shall mean the fair market annual rental value per square foot for the space and term in question determined as of the applicable date set forth in this Lease, based on comparable spaces and comparable terms in the Building and in other office buildings of comparable age and quality in downtown Chicago (“Comparable Buildings”), including all of Landlord’s services provided for in this Lease, and with the space in question considered as vacant and in its “as is” condition existing on the applicable date. The determination of Fair Market Rent shall be further adjusted as necessary to take into account all relevant factors, including but not limited to any Lease Concessions (or the absence thereof) to be provided by Landlord for the space and term in question and the manner in which Tenant pays its share of real estate taxes or operating expenses of the Building. If the Fair Market Rent is to be determined for an Extension Term, then only terms for a comparable renewal or extension term shall be taken into account.

2.4.1.2           “Lease Concessions” shall mean any free rent, work allowance or other lease concessions to be provided for the space and term in question.

2.4.2           Rent Negotiation Period. During the thirty (30) day period following delivery of Tenant’s Fixed Expansion Space Market Rent Notice or Landlord’s Extension Term Rent Notice (such thirty (30) day period herein the “Rent Negotiation Period”) the parties shall attempt in good faith to agree upon the Fair Market Rent and Lease Concessions for the space and term in question. If Landlord and Tenant agree upon the Fair Market Rent and Lease Concessions during the Rent Negotiation Period, such amount shall be the Fair Market Rent and Lease Concessions for the space and term in question.

2.4.3           Arbitration. If Landlord and Tenant are unable to agree on the Fair Market Rent and Lease Concessions during the Rent Negotiation Period, then the Lease Concessions shall be determined by Landlord, as provided below, and the Fair Market Rent shall be determined by arbitration in accordance with the then prevailing Expedited Procedures of the American Arbitration Association or its successor for arbitration of commercial disputes, except that the Expedited Procedures shall be modified as follows:

2.4.3.1           Within ten (10) Business Days after the expiration of the Rent Negotiation Period, Landlord and Tenant shall each specify in a written notice delivered to the other party (the “Arbitration Notice”), the name and address of the person to act as the arbitrator on such party’s behalf, its determination of the Fair Market Rent, and in the case of the Landlord’s notice, the Lease Concessions to be provided by Landlord. Each arbitrator selected by Landlord and Tenant shall be a real estate broker with at least ten (10) years full-time commercial brokerage experience who is familiar with the Fair Market Rent of comparable office space in the City of Chicago, Illinois. If Landlord or Tenant fails to notify the other of the appointment of its arbitrator or of its determination of the Fair Market Rent within such ten (10) Business Day period, and such failure continues for three (3) Business Days after a party delivers written notice to the other requesting the name of the other party’s arbitrator and its Fair Market Rent determination, then the Fair Market Rent determined by the party making such request shall be the Fair Market Rent for the space and term in question. The net present value of Fair Market Rent and Lease Concessions set forth in Landlord’s notice shall not be less than the net present value of the Fair Market Rent and Lease Concessions set forth in Landlord’s Fixed Expansion Space Rent Notice or Extension Term Rent Notice, as the case may be, for the space and term in question (such net present value to be determined using a discount rate of eight percent (8%) per annum).

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2.4.3.2           If two (2) arbitrators are chosen pursuant to Subsection 2.4.3.1 above, the arbitrators so chosen shall meet within ten (10) Business Days after the last arbitrator is appointed and shall seek to reach agreement on the Fair Market Rent, provided that the Fair Market Rent agreed upon by the arbitrators shall be no greater than the Fair Market Rent set forth in Landlord’s Arbitration Notice or less than the Fair Market Rent set forth in Tenant’s Arbitration Notice. The arbitrators shall not determine or change the Lease Concessions to be provided by Landlord and their determination of the Fair Market Rent shall take into account such Lease Concessions. If within twenty (20) Business Days after the last arbitrator is appointed the two (2) arbitrators are unable to reach agreement on Fair Market Rent, then the two arbitrators shall appoint a third arbitrator, who shall be a competent and impartial person with qualifications similar to those required of the first two arbitrators pursuant to Subsection 2.4.3.1. If they are unable to agree upon such appointment within five (5) Business Days after expiration of such twenty (20) Business Day period, the third arbitrator shall be selected by the parties themselves. If the parties do not agree on the third arbitrator within five (5) Business Days after expiration of the foregoing five (5) Business Day period, then either party, on behalf of both, may request appointment of such a qualified person by the then president of the Building Owners and Managers Association of Chicago. The third arbitrator shall decide the dispute, if it has not been previously resolved, by following the procedures set forth in Subsection 2.4.3.3 below. Each party shall pay the fees and expenses of its respective arbitrator and both shall share the fees and expenses of the third arbitrator. Attorneys’ fees and expenses of counsel and of witnesses for the respective parties shall be paid by the respective party engaging such counsel or calling such witnesses.

2.4.3.3           Fair Market Rent shall be fixed by the third arbitrator in accordance with the following procedures. Concurrently with the appointment of the third arbitrator, each of the arbitrators selected by the parties shall state, in writing, his or her determination of the Fair Market Rent supported by the reasons therefor, which determinations as to the arbitrator appointed by Landlord shall be no greater than the Fair Market Rent set forth in Landlord’s Arbitration Notice nor, as to the arbitrator appointed by Tenant, less than the Fair Market Rent set forth in Tenant’s Arbitration Notice. The third arbitrator shall have the right to consult experts and competent authorities for factual information or evidence pertaining to a determination of Fair Market Rent, but any such determination shall be made in the presence of both parties with full right on their part to cross-examine. The third arbitrator shall conduct such hearings and investigations as he or she deems appropriate and shall, within thirty (30) days after being appointed, select which of the two proposed determinations most closely approximates his or her determination of Fair Market Rent. The third arbitrator shall have no right to propose a middle ground or any modification of either of the two proposed determinations or the Lease Concessions to be provided by Landlord. The determination he or she chooses as that most closely approximating his or her determination of the Fair Market Rent shall constitute the decision of the third arbitrator and shall be final. The third arbitrator shall render the decision in writing with counterpart copies to each party. The third arbitrator shall have no power to add to or modify the provisions of the Lease.

2.4.3.4           In the event of a failure, refusal or inability of any arbitrator to act, his or her successor shall be appointed by him or her, but in the case of the third arbitrator, his or her successor shall be appointed in the same manner as that set forth herein with respect to the appointment of the original third arbitrator.

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ARTICLE 3

BASE RENT

3.1         Base Rent. Tenant shall pay, without prior notice or demand, to Landlord at Landlord’s Rent Address set forth in Section 11 of the Summary, or, at Landlord’s option, at such other place as Landlord may from time to time designate in writing, by a check for currency or ACH which, at the time of payment, is legal tender for private or public debts in the United States of America, base rent (“Base Rent”) as set forth in Section 10 of the Summary, payable in equal monthly installments as set forth in Section 4 of the Summary in advance on or before the Rent Commencement Date and the first day of each and every calendar month during the Lease Term thereafter, without any setoff or deduction whatsoever. The Base Rent for the first full month of the Lease Term which occurs after the expiration of any free rent period shall be paid at the time of Tenant’s execution of this Lease. If any Rent payment date (including the Rent Commencement Date) falls on a day of the month other than the first day of such month or if any payment of Rent is for a period which is shorter than one month, the Rent for any fractional month shall be prorated based on the number of days in such month. All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis.

3.2         Rent Commencement Date. Tenant shall not be required to pay Base Rent or Tenant’s Share of Direct Expenses (collectively “Gross Rent”) for the Premises prior to the Rent Commencement Date set forth in Section 3.3 of the Summary. If Landlord does not Substantially Complete, as such term is defined below, Landlord’s Demolition Work, as defined in the Tenant Work Letter, on or before the date (“Proposed Landlord Demolition Date”) that is the later of October 1, 2014 and (ii) thirty (30) days after Landlord’s receipt of the Demolition Plans, as defined in the Tenant Work Letter, and the Lease Commencement Date occurs after February 1, 2015, then the Rent Commencement Date determined pursuant to Section 3.3 of the Summary should be deferred two (2) days for each day that both the Substantial Completion of Landlord’s Demolition Work is delayed beyond the Proposed Landlord Work Completion Date and the Lease Commencement Date is deferred beyond February 1, 2015, for reasons other than delays resulting from (i) any changes to the Demolition Plans, or (ii) any other intentional acts or omissions of Tenant, its agents or employees. As to any construction performed by any party, “Substantial Completion” or “Substantially Completed” means that such work has been completed, as reasonably determined by Landlord’s architect, in accordance with (a) the provisions of this Lease applicable thereto, (b) the plans and specifications for such work, and (c) all applicable Laws, except for minor details of construction, decoration and mechanical adjustments, if any, the non-completion of which does not materially interfere with Tenant’s use of the Premises for the purposes set forth in this Lease including construction of the Tenant Improvements, or which in accordance with sound construction practices consistent with those applied in other Class A office buildings in the Chicago area, should be completed after the completion of other work in the Premises or Building.

3.3         Rent Abatement.

3.3.1           Fifty percent (50%) of the Gross Rent shall abate for the first four (4) full calendar months of Lease Years 1 through 3 and the first two (2) full calendar months of Lease Years 4 and 6-8 (each an “Abatement Period”). In addition, Tenant shall be entitled to abatement of Gross Rent in the amount of $98,928.00 which shall be applied to the Gross Rent first payable by Tenant hereunder (after application of the abatement provided in the other provisions of this Section 3.3) until exhausted. The total amount of the Rent abated pursuant to this Section 3.3.1 is herein called the “Rent Abatement”.

3.3.2           If the Fitness Center and Tenant Lounge on the eleventh (11th) floor of the Building and the Roof Top Deck adjacent to the eleventh (11th) floor of the Building are not available for Tenant’s use prior to the later of (a) February 1, 2015 and (b) the date Tenant occupies the Premises for the conduct of its business, then in addition to abatement in Section 3.3.1 twenty-five percent (25%) of the Gross Rent (without reduction for Section 3.3.1 abatement) shall abate until such areas are available for Tenant’s use.

3.3.3           If Landlord does not Substantially Complete the Building Lobby Renovation, as such term as defined in the Tenant Work Letter, prior to June 1, 2015, then twenty-five percent (25%) of the Gross Rent payable by Tenant for the Premises shall abate from July 1, 2015 until the Building Lobby Renovation is Substantially Completed.

3.3.4           If the Building Elevator Cosmetic Upgrade is not available for Tenant’s use, as such term as defined in the Tenant Work Letter, by February 1, 2019, then twenty-five percent (25%) of the Gross Rent for the Premises shall abate from February 1, 2019 until the Building Elevator Cosmetic Upgrade is available for Tenant’s use.

3.3.5           No Rent shall abate pursuant to this Section 3.3 if an Event of Default then exists.

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ARTICLE 4

ADDITIONAL RENT

4.1         General Terms. In addition to paying the Base Rent specified in Article 3 of this Lease, Tenant shall pay “Tenant’s Share” of the annual “Direct Expenses,” as those terms are defined in Sections 4.2.1 and 4.2.2 of this Lease, respectively. Such payments by Tenant, together with any and all other amounts payable by Tenant to Landlord pursuant to the terms of this Lease, are hereinafter collectively referred to as the (“Additional Rent”, and the Base Rent and the Additional Rent are herein collectively referred to as “Rent.” All amounts due under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner as the Base Rent. Without limitation on other obligations of Tenant which survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 4 shall survive the expiration of the Lease Term.

4.2         Definitions of Key Terms Relating to Additional Rent. As used in this Article 4, the following terms shall have the meanings hereinafter set forth:

4.2.1           “Tenant’s Share” shall mean the percentage set forth in Section 5 of the Summary (which has been calculated by dividing the rentable square footage of the Premises by the rentable square footage of the Project).

4.2.2           “Direct Expenses” shall mean “Operating Expenses” and “Tax Expenses.”

4.2.3           “Expense Year” shall mean each calendar year in which any portion of the Lease Term after the Rent Commencement Date falls, through and including the calendar year in which the Lease Term expires, provided that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve (12) consecutive month period, and, in the event of any such change, Tenant’s Share of Direct Expenses shall be equitably adjusted for any Expense Year involved in any such change.

4.2.4           “Operating Expenses” shall mean all expenses, costs and amounts which Landlord pays or accrues during any Expense Year in connection with the ownership, management, maintenance, security, repair, replacement, restoration or operation of the Project, or any portion thereof. Without limiting the generality of the foregoing, Operating Expenses shall specifically include any and all of the following: (i) the cost of supplying all utilities, the cost of operating, repairing, maintaining, and renovating the utility, telephone, mechanical, sanitary, storm drainage, and elevator systems, and the cost of maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections and the cost of contesting any governmental enactments which may affect Operating Expenses, and the costs incurred in connection with a governmentally mandated transportation system management program or similar program; (iii) the cost of all insurance carried by Landlord in connection with the Project as reasonably determined by Landlord; (iv) the cost of landscaping, relamping, and all supplies, tools, equipment and materials used in the operation, repair and maintenance of the Project, or any portion thereof; (v) costs (including, without limitation, rent and operational costs) associated with the conference center, management office, fitness center, bus service, and any other amenities servicing the Project; (vi) reasonable fees and other costs, including management and/or incentive fees, consulting fees, legal fees and accounting fees, of all contractors and consultants in connection with the management, operation, maintenance and repair of the Project; (vii) payments under any equipment rental agreements and the fair rental value of any management office space, to the extent such equipment and management office is used solely in connection with the Project; (viii) subject to item (f), below, wages, salaries and other compensation and benefits, including taxes levied thereon, of all persons engaged in the operation, maintenance and security of the Project; (ix) costs under any instrument pertaining to the sharing of costs by the Project; (x) operation, repair, maintenance and replacement of all systems and equipment and components thereof of the Project; (xi) the cost of janitorial, alarm, security and other services, replacement of wall and floor coverings, ceiling tiles and fixtures in common areas, maintenance and replacement of curbs, sidewalks, and other walkways, repair to roofs and re-roofing; (xii) the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Project, or any portion thereof; (xiii) the cost of capital improvements or other costs incurred in connection with the Project (A) which are intended to effect economies in the operation or maintenance of the Project, or any portion thereof, or to reduce current or future Operating Expenses or to enhance the safety or security of the Project or its occupants, (B) that are required to comply with present or anticipated conservation programs, (C) which are replacements or modifications of nonstructural items located in the Common Areas required to keep the Common Areas in good order or condition, or (D) that are required under any governmental law or regulation; provided, however, that any capital expenditure shall be amortized (including interest at the “Interest Rate,” as that term is defined in this Section 4.2.4 below, on the amortized cost) over such period of time as Landlord shall reasonably determine; and (xiv) costs, fees, charges or assessments imposed by, or resulting from any mandate imposed on Landlord by, any federal, state or local government for fire and police protection, trash removal, community services, or other services which do not constitute “Tax Expenses” as that term is defined in Section 4.2.5, below, (xv) cost of tenant relation programs reasonably established by Landlord, (xvi) payments under any easement, license, operating agreement, declaration, restrictive covenant, or instrument pertaining to the sharing of costs by the Building, including, without limitation, any covenants, conditions and restrictions affecting the property, and reciprocal easement agreements affecting the property, any parking licenses, and any agreements with transit agencies affecting the Property (collectively, “Underlying Documents”) and (xvii) the leasing or rental costs of any rotating or other art program for the Project, or any portion thereof. For purposes of this Section 4.2.4. “Interest Rate” shall mean the annual “Bank Prime Loan” rate cited in the Federal Reserve Statistical Release Publication H.15(519), published weekly (or such other comparable index as Landlord and Tenant shall reasonably agree upon if such rate ceases to be published) plus two (2) percentage points. Notwithstanding the foregoing Operating Expense inclusions, for purposes of this Lease, Operating Expenses shall not, however, include:

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(a)          costs, including legal fees, space planners’ fees, advertising and promotional expenses (except as otherwise set forth above), and brokerage fees incurred in connection with the original construction or development, or original or future leasing of the Project, and costs, including architectural and engineering fees, construction allowances and costs, moving expenses, “takeover expenses” (i.e., expenses incurred by Landlord with respect to space located in another building of any kind or nature in connection with the leasing of space in the Project), other leasing concessions, permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for new tenants initially occupying space in the Project after the Lease Commencement Date or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Project (excluding, however, such costs relating to any common areas of the Project);

(b)          except as set forth in items (xii), (xiii), and (xiv) above, depreciation, amortization, interest and principal payments on mortgages and other debt costs, if any, penalties and interest, costs of capital repairs and alterations, including structural repairs and repairs to correct latent defects in the Building, and costs of capital improvements and equipment;

(c)          costs for which the Landlord is reimbursed or entitled to be reimbursed by any tenant or occupant of the Project, or any other party, or by insurance by its carrier or any tenant’s carrier or by anyone else, and electric power costs for which any tenant directly contracts with the local public service company;

(d)          any bad debt loss, rent loss, or reserves for bad debts or rent loss;

(e)          costs associated with the operation of the business of the partnership or entity which constitutes the Landlord, as the same are distinguished from the costs of operation of the Project including, but not be limited to, accounting costs associated with the operation of the Project). Costs associated with the operation of the business of the partnership or entity which constitutes the Landlord include costs of partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of the Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of the Landlord’s interest in the Project, and costs incurred in connection with any disputes between Landlord and its employees, between Landlord and Project management, or between Landlord and actual or prospective tenants or occupants;

(f)          the wages and benefits of any employee who does not devote substantially all of his or her employed time to the Project unless such wages and benefits are prorated to reflect time spent on operating and managing the Project vis-a-vis time spent on matters unrelated to operating and managing the Project; provided, that in no event shall Operating Expenses for purposes of this Lease include wages and/or benefits attributable to personnel above the level of general manager of the Project;

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(g)          amount paid as ground rental for the Project by the Landlord;

(h)          unless otherwise limited by other provisions of this definition of Operating Expenses, overhead and profit increment paid to the Landlord or to subsidiaries or affiliates of the Landlord for services in the Project to the extent the same exceeds the costs of such services rendered by qualified, first-class unaffiliated third parties on a competitive basis;

(i)          any compensation paid to clerks, attendants or other persons in commercial concessions operated by the Landlord, provided that any compensation paid to any concierge at the Project shall be includable as an Operating Expense;

(j)         all items and services (except services indicated under item (v) above) for which Tenant or any other tenant in the Project reimburses Landlord or which Landlord provides selectively to one or more tenants (other than Tenant) without reimbursement;

(k)          any costs expressly excluded from Operating Expenses elsewhere in this Lease;

(l)           rent for any office space occupied by Project management personnel to the extent the size or rental rate of such office space exceeds 4,000 rentable square feet or fair market rental value of office space occupied by management personnel of the comparable buildings in the vicinity of the Building, with adjustment where appropriate for the size of the applicable project;

(m)        costs arising from the gross negligence or willful misconduct of Landlord or its agents, employees, vendors, contractors, or providers of materials or services;

(n)          costs incurred to comply with laws relating to the removal of hazardous material (as defined under applicable law) which was in existence in the Building or on the Project prior to the Lease Commencement Date, and was of such a nature that a federal, State or municipal governmental authority, if it had then had knowledge of the presence of such hazardous material, in the state, and under the conditions that it then existed in the Building or on the Project, would have then required the removal of such hazardous material or other remedial or containment action with respect thereto; and costs incurred to remove, remedy, contain, or treat hazardous material, which hazardous material is brought into the Building or onto the Project after the date hereof by Landlord or any other tenant of the Project and is of such a nature, at that time, that a federal, State or municipal governmental authority, if it had then had knowledge of the presence of such hazardous material, in the state, and under the conditions, that it then exists in the Building or on the Project, would have then required the removal of such hazardous material or other remedial or containment action with respect thereto;

(o)          management fees in excess of three percent (3%) of the gross revenues from the Project;

(p)          costs to maintain and operate any garage in the Project managed or operated by an independent contractor on a net lease basis;

(q)          costs or fees incurred in connection with disputes with actual or prospective leasing agents, purchasers, ground lessors or mortgagees of the Project or the land on which it is located;

(r)          costs or fees relating to the defense of Landlord’s title to or interest in the Project;

(s)          costs of electricity incurred directly by or on behalf of other tenants of the Building or which are directly metered or submetered to other tenants of the Project, and the costs of overtime heating, ventilating and air conditioning service provided to any tenant (including Tenant) or occupant of the Project for which Landlord is entitled to be directly reimbursed by such tenant;

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(t)          any cost required to be capitalized incurred by Landlord in connection with performing compliance actions on the common or public areas of the Project or the building structure or systems of any building located in the Project if required under laws existing on the Effective Date, including the Americans with Disabilities Act;

(u)          costs or expenses incurred due to the violation by Landlord, its agents, any tenant or other occupant of the Project of any terms and conditions of the leases of tenants in the Project;

(v)          Landlord’s contributions to charitable organizations.

If Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would be included in Operating Expenses) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant. If the Project is not at least ninety-five percent (95%) occupied during all or a portion of any Expense Year, Landlord shall make an appropriate adjustment to the components of Operating Expenses for such year to determine the amount of Operating Expenses that would have been incurred had the Project been ninety-five percent (95%) occupied; and the amount so determined shall be deemed to have been the amount of Operating Expenses for such year.

4.2.5       Taxes.

4.2.5.1           “Tax Expenses” shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary (including, without limitation, real estate taxes, general and special assessments, transit taxes, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Project, or any portion thereof), in connection with the ownership, leasing and operation of the Project, or any portion thereof. The amount of Tax Expenses attributable to any Expense Year shall be the amount of Tax Expenses levied or assessed for such year without regard to when such Tax Expenses are paid or payable.

4.2.5.2           Tax Expenses shall include, without limitation: (i) Any tax on the rent, right to rent or other income from the Project, or any portion thereof, or as against the business of leasing the Project, or any portion thereof; (ii) Any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants, and Tax Expenses shall also include any governmental or private assessments or the Project’s contribution towards a governmental or private cost-sharing agreement for the purpose of augmenting or improving the quality of services and amenities normally provided by governmental agencies; (iii) Any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the Rent payable hereunder, including, without limitation, any business or gross income tax or excise tax with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof; and (iv) Any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises or the improvements thereon.

4.2.5.3           Any costs and expenses (including, without limitation, reasonable attorneys’ and consultants’ fees, but not interest or penalties resulting from late payment) incurred in attempting to protest, reduce or minimize Tax Expenses shall be included in Tax Expenses in the Expense Year such expenses are incurred. Tax refunds plus interest thereon, shall be credited against Tax Expenses, at Landlord’s sole option, based on either (i) the Expense Year to which the refund is applicable, or (ii) the Expense Year in which the refund is actually received by Landlord. In no event shall the amount to be refunded to Tenant for any such Expense Year exceed the total amount paid by Tenant as Additional Rent under this Article 4 for such Expense Year. If Tax Expenses for any period during the Lease Term or any extension thereof are increased after payment thereof for any reason, including, without limitation, error or reassessment by applicable governmental or municipal authorities, Tenant shall pay Landlord upon demand Tenant’s Share of any such increased Tax Expenses. Notwithstanding anything to the contrary contained in this Section 4.2.5 (except as set forth in Section 4.2.5.1, above), there shall be excluded from Tax Expenses (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal, state, county and city/local income taxes, and other taxes to the extent applicable to Landlord’s general or net income (as opposed to rents, receipts or income attributable to operations at the Project), (ii) any items included as Operating Expenses, and (iii) any items paid by Tenant under Section 4.5 of this Lease.

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4.3         Allocation of Direct Expenses. The parties acknowledge that the Building is a part of a multi-building project and that the costs and expenses incurred in connection with the Project (i.e., the Direct Expenses) should be shared between the tenants of the Project. Accordingly, as set forth in Section 4.2 above, Direct Expenses (which consist of Operating Expenses and Tax Expenses) are determined annually for the Project as a whole, and Tenant shall be responsible for paying Tenant’s Share of such Direct Expenses.

4.4         Calculation and Payment of Additional Rent. Tenant shall pay to Landlord, in the manner set forth in Section 4.4.1, below, and as Additional Rent, Tenant’s Share of Direct Expenses for each Expense Year.

4.4.1           Statement of Actual Direct Expenses and Payment by Tenant. Landlord shall give to Tenant following one (1) year after the end of each Expense Year, a statement (the “Statement”) which shall state the Direct Expenses incurred or accrued for such preceding Expense Year, and which shall indicate the amount of Tenant’s Share of Direct Expenses. Upon receipt of the Statement for each Expense Year commencing or ending during the Lease Term, Tenant shall pay, with its next installment of Base Rent due, the full amount of Tenant’s Share of Direct Expenses for such Expense Year, less the amounts, if any, paid during such Expense Year as “Estimated Direct Expenses,” as that term is defined in Section 4.4.2, below, and if Tenant paid more as Estimated Direct Expenses than the actual Tenant’s Share of Direct Expenses, Tenant shall receive a credit in the amount of Tenant’s overpayment against Rent next due under this Lease. The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord or Tenant from enforcing its rights under this Article 4. Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant’s Share of Direct Expenses for the Expense Year in which this Lease terminates, Tenant shall immediately pay to Landlord such amount, and if Tenant paid more as Estimated Direct Expenses than the actual Tenant’s Share of Direct Expenses, Landlord shall, within ninety (90) days, deliver a check payable to Tenant in the amount of the overpayment, provided that Tenant is not then in default under this Lease. The provisions of this Section 4.4.1 shall survive the expiration or earlier termination of the Lease Term. For any Expense Year, Landlord, at its option, may deliver a separate statement of (i) Direct Expenses (other than Tax Expenses) and (ii) Tax Expenses, each such statement shall be a Statement for purposes of this Section 4.4 and for purposes of determining the amount owed by Tenant for such Expense Year, Landlord shall allocate the Estimated Direct Expenses paid by Tenant between Estimated Direct Expenses (other than Tax Expenses) and Estimated Direct Expenses (for Tax Expenses only).

4.4.2           Statement of Estimated Direct Expenses. In addition, Landlord shall endeavor to give Tenant a yearly expense estimate statement (the “Estimate Statement”) which shall set forth Landlord’s reasonable estimate (the “Estimate”) of what the total amount of Direct Expenses for the then-current Expense Year shall be and the estimated Tenant’s Share of Direct Expenses (the “Estimated Direct Expenses”). The Estimate Statement may set forth separately the Estimated Direct Expenses for Direct Expenses (other than Tax Expenses) and the Estimated Direct Expense for Tax Expenses. The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated Direct Expenses under this Article 4, nor shall Landlord be prohibited from revising any Estimate Statement or Estimated Direct Expenses theretofore delivered to the extent necessary. Thereafter, Tenant shall pay, with its next installment of Base Rent due, a fraction of the Estimated Direct Expenses for the then-current Expense Year (reduced by any amounts paid pursuant to the last sentence of this Section 4.4.2). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year, including the month of such payment, and twelve (12) as its denominator. Until a new Estimate Statement is furnished (which Landlord shall have the right to deliver to Tenant at any time), Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Direct Expenses set forth in the previous Estimate Statement delivered by Landlord to Tenant.

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4.4.3           Intention Regarding Direct Expense Pass-Through. It is the intention of Landlord and Tenant that the Base Rent paid to Landlord throughout the Lease Term shall be absolutely net of all Direct Expenses.

4.4.4           Limit on Direct Expenses. Notwithstanding any provision of this Section 4.4, the Direct Expenses taken into account under this Section 4.4 for calendar years 2015, 2016 and 2017 shall be limited to the following percentage of the Direct Expenses for calendar year 2014; (i) one hundred five percent (105%) for calendar year 2015; (ii) one hundred ten percent (110%) for calendar year 2016; and (iii) one hundred fifteen percent (115%) for calendar year 2017.

4.5         Taxes and Other Charges for Which Tenant Is Directly Responsible.

4.5.1           Tenant shall be liable for and shall pay ten (10) business days before delinquency, taxes levied against Tenant’s equipment, furniture, fixtures and any other personal property located in or about the Premises. If any such taxes on Tenant’s equipment, furniture, fixtures and any other personal property are levied against Landlord or Landlord’s property or if the assessed value of Landlord’s property is increased by the inclusion therein of a value placed upon such equipment, furniture, fixtures or any other personal property and if Landlord pays the taxes based upon such increased assessment, which Landlord shall have the right to do regardless of the validity thereof but only under proper protest if requested by Tenant, Tenant shall upon demand repay to Landlord the taxes so levied against Landlord or the proportion of such taxes resulting from such increase in the assessment, as the case may be.

4.5.2           If the tenant improvements in the Premises, whether installed and/or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which tenant improvements conforming to Landlord’s “building standard” in other space in the Building are assessed, then the Tax Expenses levied against Landlord or the property by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of Section 4.5.1, above.

4.5.3           Notwithstanding any contrary provision herein, Tenant shall pay prior to delinquency any (i) rent tax or sales tax, service tax, transfer tax or value added tax, or any other applicable tax on the rent or services herein or otherwise respecting this Lease, (ii) taxes assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Project, including the Project parking facility; or (iii) taxes assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

4.6         Tenant’s Audit Right. Provided that Tenant has paid all Rent (including Additional Rent) then due, Tenant shall have the right, upon reasonable prior written notice to Landlord and at Tenant’s sole cost and expense, to inspect Landlord’s accounting records relative to the Direct Expenses set forth on a Statement delivered for a particular Expense Year during normal business hours at any time within one (1) year following the furnishing (as provided in Section 4.4.1 above) to Tenant of such Statement; provided that (w) such inspection shall be conducted by an employee of Tenant, a national or regional accounting or other professional auditing firm with recognized expertise in the accounting practices of first-class office buildings, or such other person designated by Tenant that is reasonably acceptable to Landlord (collectively “Tenant’s Auditor”), (y) Tenant does not engage any Tenant’s Auditor on a “contingent fee” basis to conduct or participate in such inspection, and (z) Tenant and Tenant’s Auditor shall keep the results of any such inspection strictly confidential and shall not disclose the results of same to any third party; and, unless Tenant shall take written exception to any item in such Statement within such one (1) year period, such Statement shall be considered final and accepted by Tenant. Tenant acknowledges that it shall be reasonable for Landlord to object to the proposed use by Tenant of any competitors of Landlord engaged in the development and ownership of real estate on other than an incidental basis, or real estate brokers; provided, the prohibition on the employment of real estate brokers to conduct the initial audit shall not disqualify an entity which has a real estate brokerage division in addition to other divisions, provided the real estate brokerage division is not involved in the initial audit. If the parties are unable to resolve any timely objections to a Statement within one (1) year after the Statement is sent to Tenant, then (i) either party may refer the issues raised to one of the nationally recognized public accounting firms selected by Landlord and reasonably acceptable to Tenant, and the decision of such accounting firm shall be conclusively binding upon Landlord and Tenant, (ii) Tenant shall pay the fees and expenses relating to the procedure described in clause (i) above, unless such accounting firm determines that Landlord overstated Direct Expenses by more than three percent (3%) for such calendar year, in which case Landlord shall pay such fees and expenses; and (iii) Landlord shall credit against the next payment of Tenant’s Share of Direct Expenses and Base Rent of any net reductions in Tenant’s Share of Direct Expenses for the preceding year arising from any Tenant objections made pursuant to clause (i) consented to by Landlord or determined pursuant to clause (iii) above.

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ARTICLE 5

USE OF PREMISES

5.1         Permitted Use. Tenant shall use the Premises solely for the Permitted Use set forth in Section 6 of the Summary and Tenant shall not use or permit the Premises or the Project to be used for any other purpose or purposes whatsoever without the prior written consent of Landlord, which may be withheld in Landlord’s sole discretion.

5.2         Prohibited Uses. Tenant further covenants and agrees that Tenant shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose contrary to the provisions of the Rules and Regulations set forth in Exhibit D, attached hereto, or in violation of the laws of the United States of America, the State of Illinois, or the ordinances, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Project) including, without limitation, any such laws, ordinances, regulations or requirements relating to hazardous materials or substances, as those terms are defined by applicable laws now or hereafter in effect, or any Underlying Documents. Tenant shall not do or permit anything to be done in or about the Premises which will in any way damage the reputation of the Project or obstruct or interfere with the rights of other tenants or occupants of the Building, or injure or annoy them or use or allow the Premises to be used for any improper, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall comply with, and Tenant’s rights and obligations under the Lease and Tenant’s use of the Premises shall be subject and subordinate to, all recorded easements, covenants, conditions, and restrictions now or hereafter affecting the Project. Tenant shall not use the Premises or any portion thereof in such a way that would violate any existing exclusive use(s) granted by Landlord to any other tenant(s) of the Project.

ARTICLE 6

SERVICES AND UTILITIES

6.1         Standard Tenant Services. Landlord shall provide the following services on all days (unless otherwise stated below) during the Lease Term.

6.1.1           Subject to limitations imposed by all governmental rules, regulations and guidelines applicable thereto, Landlord shall provide heating and air conditioning (“HVAC”) when necessary for normal comfort for normal office use in the Premises from 8:00 A.M. to 6:00 P.M. Monday through Friday, and, if requested by Tenant in accordance with Landlord’s standard notice requirements, on Saturdays from 8:00 A.M. to 1:00 P.M. (collectively, the “Building Hours”), except for the date of observation of New Year’s Day, Independence Day, Labor Day, Memorial Day, Thanksgiving Day, Christmas Day and, at Landlord’s discretion, other locally or nationally recognized holidays which are observed by other buildings comparable to and in the vicinity of the Building (collectively, the “Holidays”).

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6.1.2           Subject to the terms hereof, Tenant shall have the right to utilize electricity for connection to Tenant’s lighting fixtures and incidental use equipment, provided that the connected electrical load of Tenant’s lighting fixtures and incidental use equipment does not exceed an average of five (5) watts per rentable square foot of the Premises during Building Hours calculated on a monthly basis, and the electricity so furnished for incidental use equipment will be at a nominal one hundred twenty (120) volts / 208 3 phase, which electrical usage shall be subject to applicable laws and regulations. In connection with the foregoing, Landlord shall bear the cost of the equipment capable of providing the foregoing electricity to the bus riser on the floor on which the Premises is located, provided that Tenant shall bear the expense of horizontally distributing such electricity to the Premises, including costs related to disconnect switches, breaker boxes, conduits, and other required equipment. Tenant shall bear the cost of replacement of lamps, starters and ballasts for non-Building standard lighting fixtures within the Premises. All electricity to the Premises (including, without limitation, electricity in order to power any supplemental heating, ventilation and air conditioning system serving the Premises) shall be separately metered or submetered at Tenant’s expense and Tenant shall make payment directly to the entity providing such electricity to the Premises.

6.1.3           Landlord shall provide city water from the regular Building outlets for drinking, lavatory and toilet purposes in the Building Common Areas. At Tenant’s option, Landlord shall make available to Tenant (at the Building core or such other location Landlord may establish) reasonable quantities of cold water for Tenant’s distribution within and use at the Premises. Any such water used by Tenant shall be separately metered or submetered at Tenant’s expense and Tenant shall make payment directly to the entity providing such water.

6.1.4           Landlord shall provide janitorial services to the Premises, except for weekends and the date of observation of the Holidays, in and about the Premises and window washing services in a manner consistent with the janitorial specifications attached hereto as Exhibit F.

6.1.5           Landlord shall provide nonexclusive, non-attended automatic passenger elevator service during the Building Hours and shall have one elevator available at all other times, including on the Holidays; and

6.1.6           Landlord shall provide nonexclusive freight elevator service during Building Hour subject to scheduling by Landlord.

Tenant shall cooperate fully with Landlord at all times and abide by all regulations and requirements that Landlord may reasonably prescribe for the proper functioning and protection of the HVAC, electrical, mechanical and plumbing systems.

6.2         Overstandard Tenant Use. Tenant shall not, without Landlord’s prior written consent, use heat- generating machines, machines other than normal fractional horsepower office machines, or equipment or lighting other than Building standard lights in the Premises, which may affect the temperature otherwise maintained by the air conditioning system or increase the water normally furnished for the Premises by Landlord pursuant to the terms of Section 6.1 of this Lease. If Tenant uses heat or air conditioning in excess of that supplied by Landlord pursuant to Section 6.1 of this Lease, Tenant shall pay to Landlord, upon billing, the “After Hours HVAC Charge,” as that term is defined below, the cost of the installation, operation, and maintenance of equipment which is installed in order to supply such excess consumption (if any), and the cost of the increased wear and tear on existing equipment caused by such excess consumption (as determined by Landlord. [If Tenant uses electricity in excess of the amounts set forth in Section 6.1.2 of this Lease, Tenant shall pay to Landlord, upon billing, the actual cost of the installation, operation, and maintenance of equipment which is installed in order to supply such excess consumption, and the cost of the increased wear and tear on existing equipment caused by such excess consumption (as determined by Landlord). Tenant’s use of electricity shall never exceed the capacity of the feeders to the Project or the risers or wiring installation, and subject to the terms of Section 29.32, below, Tenant shall not install or use or permit the installation or use of any computer or electronic data processing equipment in the Premises, without the prior written consent of Landlord. If Tenant desires to use heat, ventilation or air conditioning during hours other than those for which Landlord is obligated to supply such utilities pursuant to the terms of Section 6.1 of this Lease, Tenant shall give Landlord such prior notice, if any, as Landlord shall from time to time establish as appropriate, of Tenant’s desired use in order to supply such utilities, and Landlord shall supply such utilities to Tenant at such hourly cost per zone to Tenant (which shall be treated as Additional Rent) as Landlord has established (the “After Hours HVAC Charge”). Notwithstanding any provision to the contrary contained in this Lease, Tenant shall promptly pay to Landlord Landlord’s standard charge (which shall include Landlord’s standard administrative charge) for any services provided to Tenant which Landlord is not specifically obligated to provide to Tenant pursuant to the terms of this Lease. Notwithstanding the foregoing, Tenant shall only be required to pay Landlord the costs it incurs to provide freight elevator service after Building Hours (or opposed to Landlord’s standard language charge) for the first three (3) months following the Lease Commencement Date. The current After Hours HVAC Charge, which is subject to change from time to time, is $136.00 per hour for cooling, and $62.00 per hour for heating.

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6.3         Condenser Water. Landlord shall provide Tenant with Tenant’s Share of the condenser water for Tenant’s independent supplemental air-conditioning units equal to Tenant’s Share of the condenser water available for the Building. Tenant shall, at Tenant’s cost, install one or more water meters for purposes of measuring Tenant’s use of condenser water and all pipes and other equipment required to bring and return the condenser water to the condenser water users in the Building. Tenant shall pay Landlord an annual charge for such condenser water at reasonable rates based on Tenant’s actual use thereof, which charge shall be payable as Additional Rent.

6.4         Interruption of Use. Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by breakage, repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building or Project after reasonable effort to do so, by any riot or other dangerous condition, emergency, accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause beyond Landlord’s reasonable control; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant’s use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant’s business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 6. Notwithstanding anything to the contrary contained in this Lease, if the Premises or a material portion thereof shall be rendered untenantable and Tenant is prevented from using, and does not use, the Premises or any material portion thereof, for the ordinary conduct of Tenant’s business, for five (5) consecutive Business Days (the “Eligibility Period”) as a result of Landlord’s performance of Renovation Work or Landlord’s default in its obligation to provide any service which Landlord is expressly required to provide pursuant to the terms of this Lease (and not by reason of Force Majeure, fire, casualty, condemnation, any act or omission of Tenant, its agents, invitees, licensees, employees or contractors or any reason beyond Landlord’s control), then, provided that Tenant shall have given Landlord a notice promptly after the Premises or a material portion thereof has been rendered untenantable, advising Landlord of such untenantability, which notice shall contain the following statement in capitalized bold type: “IF YOU FAIL TO REMEDY THE PROBLEM REFERENCED IN THIS NOTICE WITHIN THE TIME PERIOD SPECIFIED IN SECTION 6.4 OF THE LEASE, WE MAY BE ENTITLED TO A RENT ABATEMENT IN ACCORDANCE WITH SUCH SECTION”, Tenant shall be entitled to an abatement of Gross Rent for such time (excluding the Eligibility Period) that Tenant is so prevented from using, and does not use, the Premises or such material portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is so prevented from using, and does not use, bears to the total rentable area of the Premises. For the purposes hereof, a “material portion” of the Premises shall mean twenty percent (20%) of the rentable area of the Premises; provided, however, that if less than twenty percent (20%) of the rentable area of the Premises shall be rendered untenantable as of result of Landlord’s performance of Renovation Work or Landlord’s failure to provide any service required hereunder, but Tenant shall be precluded from operating its business in the Premises as a result of any of Tenant’s not having reasonable access to the Premises as a result of the performance of Renovation Work or any such failure, then the entire Premises shall be deemed to have been rendered untenantable as a result of such failure until the applicable Landlord services are restored.

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ARTICLE 7

REPAIRS

Tenant shall, at Tenant’s own expense, keep the Premises, including all improvements, fixtures, furnishings, and systems and equipment therein (including, without limitation, plumbing fixtures and equipment such as dishwashers, garbage disposals, and insta-hot dispensers), and the floor or floors of the Building on which the Premises are located, in good order, repair and condition at all times during the Lease Term. In addition, Tenant shall, at Tenant’s own expense, but under the supervision and subject to the prior reasonable approval of Landlord, and within any reasonable period of time specified by Landlord, promptly and adequately repair all damage to the Premises and replace or repair all damaged, broken, or worn fixtures and appurtenances, except for damage caused by ordinary wear and tear or beyond the reasonable control of Tenant; provided however, that, at Landlord’s option, or if Tenant fails to make such repairs, Landlord may, but need not, make such repairs and replacements, and Tenant shall pay Landlord the cost thereof, including Landlord’s standard administrative charge in connection with Landlord’s involvement with such repairs and replacements, forthwith upon being billed for same. All repairs performed by Tenant hereunder shall be made in conformance with Landlord’s standard construction rules and regulations. Notwithstanding the foregoing, Landlord shall be responsible for repairs to the exterior walls, foundation and roof of the Building, the structural portions of the floors of the Building, and the Building Systems, except to the extent that such repairs are required due to the negligence or willful misconduct of Tenant; provided, however, that if such repairs are due to the negligence or willful misconduct of Tenant, Landlord shall nevertheless make such repairs at Tenant’s expense, or, if covered by Landlord’s insurance, Tenant shall only be obligated to pay any deductible in connection therewith. Landlord may, but shall not be required to, enter the Premises at all reasonable times and with one day’s advance notice except in an emergency to make such repairs, alterations, improvements or additions to the Premises or to the Project or to any equipment located in the Project as Landlord shall desire or deem necessary or as Landlord may be required to do by governmental or quasi-governmental authority or court order or decree. To the fullest extent permitted by law, Tenant hereby waives and releases any and all rights it may have at law or in equity to make repairs at the expense of Landlord or in lieu thereof to vacate the Premises as may be provided by any law, statute or ordinance now or hereafter in effect. The “Building Systems” shall mean the mechanical, electrical, plumbing, sanitary, sprinkler, heating, ventilation and air conditioning, security, life-safety, elevator and other service systems or facilities of the Building up to the point of connection to localized distribution to the Premises (excluding, however, supplemental HVAC systems of tenants, sprinklers and the horizontal distribution systems within and servicing the Premises and by which mechanical, electrical, plumbing, sanitary, heating, ventilating and air conditioning, security, life-safety and other service systems are distributed from the base Building risers, feeders, panelboards, etc. for provision of such services to the Premises). The perimeter induction or chilled beam units and main interior ductwork on each floor are part of the Building Systems.

ARTICLE 8

ADDITIONS AND ALTERATIONS

8.1         Landlord’s Consent to Alterations. Tenant may not make any improvements, alterations, additions or changes to the Premises or any mechanical, plumbing or HVAC facilities or systems pertaining to the Premises (collectively, the “Alterations”) without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than thirty (30) days prior to the commencement thereof, and which consent shall not be unreasonably withheld by Landlord, provided it shall be deemed reasonable for Landlord to withhold its consent to any Alteration which adversely affects the Building Systems, or the structural portions of the Building or is visible from the exterior of the Building. Notwithstanding the foregoing, Landlord’s consent shall not be required but Tenant shall provide Landlord ten (10) days prior notice, for any (x) non-structural Tenant Alterations which do not adversely affect Building systems or require a permit or approval from the Governmental Authorities, such as furniture systems and cabling, or (y) Tenant Alterations consisting solely of all purely aesthetic Tenant Alterations (e.g., painting, wall coverings, carpeting and similar decorative alterations (“Decorative Alterations”), provided and on condition that (aa) Tenant otherwise complies with the applicable provisions of this Lease, including, without limitation, providing evidence of the insurance requirements of this Lease, and all applicable Requirements and (bb) the cost of the Tenant Alterations in clause (x) does not exceed $25,000.00. The provisions of the Tenant Work Letter and not this Article 8 shall apply to the Tenant Improvements.

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8.2         Manner of Construction. Landlord may impose, as a condition of its consent to any and all Alterations or repairs of the Premises or about the Premises or otherwise, such requirements as Landlord in its reasonable discretion may deem desirable, including, but not limited to, the requirement that upon Landlord’s request, Tenant shall, at Tenant’s expense, remove such Alterations upon the expiration or any early termination of the Lease Term. All contractors, subcontractors, servicemen, materials, mechanics and materialmen shall be reasonably approved by Landlord. In connection with the foregoing, Tenant acknowledges that all contractors, subcontractors, and any other person performing work or services within the Building shall be required by Landlord to be union and shall comply with Landlord’s insurance requirements as set forth in Section 8.4 below. Tenant shall construct such Alterations and perform such repairs in a good and workmanlike manner, in conformance with any and all applicable federal, state, county or municipal laws, rules and regulations and pursuant to a valid building permit, issued by the city in which the Building is located (or other applicable governmental authority), all in conformance with Landlord’s construction rules and regulations; provided, however, that prior to commencing to construct any Alteration (other than Decorative Alteration), Tenant shall meet with Landlord to discuss Landlord’s design parameters and code compliance issues. In the event Tenant performs any Alterations in the Premises which require or give rise to governmentally required changes to the “Base Building,” as that term is defined below, then Landlord shall, at Tenant’s expense, make such changes to the Base Building. The “Base Building” shall include the structural portions of the Building, the Building Systems, Common Areas, and the public restrooms, elevators, exit stairwells and the systems and equipment located in the internal core of the Building on the floor or floors on which the Premises are located. In performing the work of any such Alterations, Tenant shall have the work performed in such manner so as not to obstruct access to the Project or any portion thereof, by any other tenant of the Project, and so as not to obstruct the business of Landlord or other tenants in the Project. Tenant shall not use (and upon notice from Landlord shall cease using) contractors, services, workmen, labor, materials or equipment that, in Landlord’s reasonable judgment, would disturb labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Building or the Common Areas. Upon completion of any Alterations (or repairs), Tenant shall deliver to Landlord final lien waivers from all contractors, subcontractors and materialmen who performed such work. In addition to Tenant’s obligations under Article 9 of this Lease, Tenant shall deliver to the Project construction manager a reproducible copy of the “as built” drawings of the Alterations as well as all permits, approvals and other documents issued by any governmental agency in connection with the Alterations.

8.3         Payment for Improvement. If payment is made by Tenant directly to contractors, Tenant shall (i) comply with Landlord’s requirements for contractor sworn statements, final lien releases and waivers in connection with Tenant’s payment for work to contractors, and (ii) sign Landlord’s standard contractor’s rules and regulations. Whether or not Tenant orders any work directly from Landlord, Tenant shall pay Landlord’s standard administrative charge and the “Consent Fees,” as that term is defined in Section 29.21.1 of this Lease, as applicable, in connection with Landlord’s review of and involvement with such work. At Landlord’s option, prior to the commencement of construction of any Alteration, Tenant shall provide Landlord with the reasonably anticipated cost thereof, which Landlord shall disburse during construction pursuant to Landlord’s standard, commercially reasonable disbursement procedure.

8.4         Construction Insurance. In addition to the requirements of Article 10 of this Lease, in the event that Tenant makes any Alterations, prior to the commencement of such Alterations, Tenant shall provide Landlord with evidence that Tenant carries “Builder’s All Risk” insurance in an amount approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may reasonably require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 of this Lease immediately upon completion thereof. In addition, Tenant’s contractors and subcontractors shall be required to carry Commercial General Liability Insurance in an amount reasonably approved by Landlord and otherwise in accordance with the requirements of Article 10 of this Lease. Landlord may, in its reasonable discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of such Alterations and naming Landlord as a co-obligee.

8.5         Landlord’s Property. All Alterations, improvements, fixtures, equipment and/or appurtenances which may be installed or placed in or about the Premises, from time to time, shall be at the sole cost of Tenant and shall be and become the property of Landlord, except that Tenant may remove any Alterations, improvements, fixtures and/or equipment which (i) are not permanently affixed to the Premises and/or the Building, and (ii) Tenant can substantiate to Landlord have not been paid for with any Tenant improvement allowance funds provided to Tenant by Landlord, provided Tenant repairs any damage to the Premises and Building caused by such removal and returns the affected portion of the Premises to a building standard tenant improved condition as determined by Landlord. Furthermore, Landlord may, by written notice to Tenant prior to the end of the Lease Term, or given following any earlier termination of this Lease, require Tenant, at Tenant’s expense, to remove any Alterations and/or improvements and/or systems and equipment within the Premises and to repair any damage to the Premises and Building caused by such removal and return the affected portion of the Premises to a building standard tenant improved condition as determined by Landlord. If Tenant fails to complete such removal and/or to repair any damage caused by the removal of any Alterations and/or improvements and/or systems and equipment in the Premises and return the affected portion of the Premises to a building standard tenant improved condition as reasonably determined by Landlord, Landlord may do so and may charge the cost thereof to Tenant. Tenant hereby protects, defends, indemnifies and holds Landlord harmless from any liability, cost, obligation, expense or claim of lien in any manner relating to the installation, placement, removal or financing of any such Alterations, improvements, fixtures and/or equipment in, on or about the Premises, which obligations of Tenant shall survive the expiration or earlier termination of this Lease.

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ARTICLE 9

COVENANT AGAINST LIENS

Tenant shall keep the Project and Premises free from any liens or encumbrances arising out of the work performed, materials furnished or obligations incurred by or on behalf of Tenant, and shall protect, defend, indemnify and hold Landlord harmless from and against any claims, liabilities, judgments or costs (including, without limitation, reasonable attorneys’ fees and costs) arising out of same or in connection therewith. Within ten (10) business days after notice from Landlord, Tenant shall either (i) remove any such lien or encumbrance by bond or otherwise, or (ii) provide the Landlord security reasonably satisfactory to Landlord, and if Tenant shall fail to do so, Landlord may pay the amount necessary to remove such lien or encumbrance, without being responsible for investigating the validity thereof. The amount so paid to reimburse Landlord for removal of any lien shall be deemed Additional Rent under this Lease payable upon demand, without limitation as to other remedies available to Landlord under this Lease. Nothing contained in this Lease shall authorize Tenant to do any act which shall subject Landlord’s title to the Building or Premises to any liens or encumbrances whether claimed by operation of law or express or implied contract. Any claim to a lien or encumbrance upon the Building or Premises arising in connection with any such work or respecting the Premises not performed by or at the request of Landlord shall be null and void, or at Landlord’s option, shall attach only against Tenant’s interest in the Premises and shall in all respects be subordinate to Landlord’s title to the Project, Building and Premises.

ARTICLE 10

INSURANCE

10.1       Indemnification and Waiver. Tenant hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises from any cause whatsoever (including, but not limited to, any personal injuries resulting from a slip and fall in, upon or about the Premises) other than Landlord’s gross negligence or willful misconduct and agrees that Landlord, its members, managers, partners, subpartners and their respective officers, agents, servants, employees, and independent contractors (collectively, “Landlord Parties”) shall not be liable for, and are hereby released from any responsibility for, any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Tenant or by other persons claiming through Tenant. Tenant shall indemnify, defend, protect, and hold harmless the Landlord Parties from any and all loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys’ fees) (collectively “Losses”) incurred in connection with or arising from any cause in, on or about the Premises (including, but not limited to, a slip and fall), any acts, omissions or negligence of Tenant or of any person claiming by, through or under Tenant, or of the contractors, agents, servants, employees, invitees, guests or licensees of Tenant or any such person, in, on or about the Project or any breach of the terms of this Lease, either prior to, during, or after the expiration of the Lease Term, provided that the terms of the foregoing indemnity shall not apply to the negligence or willful misconduct of Landlord. Should Landlord be named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant’s occupancy of the Premises, Tenant shall pay to Landlord its costs and expenses incurred in such suit, including without limitation, its actual professional fees such as reasonable appraisers’, accountants’ and attorneys’ fees. The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease with respect to any claims or liability arising in connection with any event occurring prior to such expiration or termination.

10.2       Tenant’s Compliance With Landlord’s Fire and Casualty Insurance. Tenant shall, at Tenant’s expense, comply with all Tenant’s insurance company requirements pertaining to the use of the Premises and with all of Landlord’s insurance company requirements pertaining to the use of the Premises but only after Landlord has notified Tenant of such requirements. If Tenant’s conduct or use of the Premises causes any increase in the premium for such insurance policies then Tenant shall reimburse Landlord for any such increase. Tenant, at Tenant’s expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body.

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10.3       Tenant’s Insurance. Tenant shall maintain the following coverages in the following amounts.

10.3.1           Commercial General Liability Insurance on an occurrence form, covering the insured against claims of bodily injury, personal injury and property damage (including loss of use thereof) arising out of Tenant’s operations, including broad form contractual liability and products and completed operations coverage, for limits of liability (which limits requirements may be met by use of a commercial umbrella policy) on a per location basis of not less than:

Bodily Injury and	$5,000,000 each occurrence
Property Damage Liability	$5,000,000 annual aggregate

Personal Injury Liability	$5,000,000 each occurrence
$5,000,000 annual aggregate
0% Insured’s participation

10.3.2           Property Insurance covering (i) all office furniture, business and trade fixtures, office equipment, free-standing cabinet work, movable partitions, merchandise and all other items of Tenant’s property on the Premises installed by, for, or at the expense of Tenant, (ii) the “Tenant Improvements,” as that term is defined in the Tenant Work Letter, and any other improvements which exist in the Premises as of the Lease Commencement Date (excluding the Base Building) (the “Original Improvements”), and (iii) all other improvements, alterations and additions to the Premises. Such insurance shall be written on a special form cause of loss (or “all risks” of physical loss or damage) basis, for the full replacement cost value (subject to reasonable deductible amounts) new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include coverage for damage or other loss caused by fire or other peril including, but not limited to, vandalism and malicious mischief, theft, water damage of any type, including sprinkler leakage, bursting or stoppage of pipes, explosion and the value of the Tenant Improvements.

10.3.3           Business Income Interruption for one (1) year plus Extra Expense insurance in such amounts as will reimburse Tenant for actual direct or indirect loss of earnings attributable to the risks outlined in Section 10.3.2 above.

10.3.4           Worker’s Compensation and Employer’s Liability or other similar insurance pursuant to all applicable state and local statutes and regulations.

10.4       Form of Policies. The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. Such insurance shall (i) name Landlord, and any other party the Landlord so specifies, as an additional insured or loss payee, as applicable, including Landlord’s managing agent, if any; (ii) be issued by an insurance company having a rating of not less than A:X in Best’s Insurance Guide or which is otherwise acceptable to Landlord and licensed to do business in the State of Illinois; (iii) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and is non-contributing with any insurance requirement of Tenant; and (iv) be in form and content reasonably acceptable to Landlord. Tenant shall deliver said certificates thereof to Landlord on or before the Lease Commencement Date and at least thirty (30) days before the expiration dates thereof. In the event Tenant shall fail to procure such insurance, or to deliver such policies or certificate, Landlord may, at its option, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord within five (5) days after delivery to Tenant of bills therefor. Tenant shall notify Landlord of any cancellation or change in coverage within five (5) business days after it has notice thereof.

10.5       Subrogation. Landlord and Tenant intend that their respective property loss risks shall be borne by reasonable insurance carriers to the extent above provided, and Landlord and Tenant hereby agree to look solely to, and seek recovery only from, their respective insurance carriers in the event of a property loss to the extent that such coverage is agreed to be provided hereunder. The parties each hereby waive all rights and claims against each other for such losses and any deductibles under such policies, and waive all rights of subrogation of their respective insurers. The parties agree that their respective insurance policies are now, or shall be, endorsed such that the waiver of subrogation shall not affect the right of the insured to recover thereunder, so long as no material additional premium is charged therefor.

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10.6       Additional Insurance Obligations. Tenant shall carry and maintain during the entire Lease Term, at Tenant’s sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this Article 10 and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant’s operations therein, as may be reasonably requested by Landlord, but in no event in excess of the amounts and types of insurance then being required by landlords of buildings comparable to and in the vicinity of the Building.

ARTICLE 11

DAMAGE AND DESTRUCTION

11.1       Repair of Damage to Premises by Landlord. Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or any other casualty. If the Premises or any Common Areas serving or providing access to the Premises shall be damaged by fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord’s reasonable control, and subject to all other terms of this Article 11, restore the Base Building and such Common Areas Such restoration shall be to substantially the same condition of the Base Building and the Common Areas prior to the casualty, except for modifications required by zoning and building codes and other applicable laws or by the holder of a mortgage on the Building or Project or any other modifications to the Common Areas deemed desirable by Landlord, which are consistent with the character of the Project, provided that access to the Premises and any common restrooms serving the Premises shall not be materially impaired. Upon the occurrence of any damage to the Premises, upon notice (the “Landlord Repair Notice”) to Tenant from Landlord, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant’s insurance required under Section 10.3 of this Lease, and Landlord shall repair any injury or damage to the Tenant Improvements and the Original Improvements installed in the Premises and shall return such Tenant Improvements and Original Improvements to their original condition; provided that if the cost of such repair by Landlord exceeds the amount of insurance proceeds received by Landlord from Tenant’s insurance carrier, as assigned by Tenant, the cost of such repairs shall be paid by Tenant to Landlord prior to Landlord’s commencement of repair of the damage. In the event that Landlord does not deliver the Landlord Repair Notice within sixty (60) days following the date the casualty becomes known to Landlord, Tenant shall, at its sole cost and expense, repair any injury or damage to the Tenant Improvements and the Original Improvements installed in the Premises and shall return such Tenant Improvements and Original Improvements to their original condition. Whether or not Landlord delivers a Landlord Repair Notice, prior to the commencement of construction, Tenant shall submit to Landlord, for Landlord’s review and approval, all plans, specifications and working drawings relating thereto, and Landlord shall select the contractors to perform such improvement work. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant’s business resulting in any way from such damage or the repair thereof; provided however, that if such fire or other casualty shall have damaged the Premises or Common Areas necessary to Tenant’s occupancy, and the Premises are not occupied by Tenant as a result thereof, then during the time and to the extent Tenant cannot reasonably conduct business in the Premises, the Rent shall be abated in proportion to the ratio that the amount of rentable square feet of the Premises which is unfit for occupancy for the purposes permitted under this Lease bears to the total rentable square feet of the Premises. In the event that Landlord shall not deliver the Landlord Repair Notice, Tenant’s right to rent abatement pursuant to the preceding sentence shall terminate as of the date which is reasonably determined by Landlord to be the date Tenant should have completed repairs to the Premises assuming Tenant used reasonable due diligence in connection therewith.

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11.2       Landlord’s Option to Repair. Notwithstanding the terms of Section 11.1 of this Lease, Landlord may elect not to rebuild and/or restore the Premises, Building and/or Project, and instead terminate this Lease, by notifying Tenant in writing of such termination within sixty (60) days after the date of discovery of the damage, such notice to include a termination date giving Tenant sixty (60) days to vacate the Premises, but Landlord may so elect only if the Building or Project shall be damaged by fire or other casualty or cause, whether or not the Premises are affected, and one or more of the following conditions is present: (i) in Landlord’s reasonable judgment, repairs cannot reasonably be completed within one hundred eighty (180) days after the date of discovery of the damage (when such repairs are made without the payment of overtime or other premiums); (ii) the holder of any mortgage on the Building or Project or ground lessor with respect to the Building or Project shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt, or shall terminate the ground lease, as the case may be; (iii) the damage is not fully covered by Landlord’s insurance policies; (iv) Landlord decides to rebuild the Building or Common Areas so that they will be substantially different structurally or architecturally; (v) the damage occurs during the last twelve (12) months of the Lease Term as it may have been extended pursuant to Section 2.2; or (vi) any owner of any other portion of the Project, other than Landlord, does not intend to repair the damage to such portion of the Project; provided, however, that if Landlord does not elect to terminate this Lease pursuant to Landlord’s termination right as provided above, and the repairs cannot, in the reasonable opinion of Landlord, be completed within one hundred eighty (180) days after being commenced, Tenant may elect, no earlier than sixty (60) days after the date of the damage and not later than ninety (90) days after the date of such damage, to terminate this Lease by written notice to Landlord effective as of the date specified in the notice, which date shall not be less than thirty (30) days nor more than sixty (60) days after the date such notice is given by Tenant. Notwithstanding the provisions of this Section 11.2; Tenant shall have the right to terminate this Lease under this Section 11.2 only if each of the following conditions is satisfied: (a) the damage to the Project by fire or other casualty was not caused by the gross negligence or intentional act of Tenant (or its partners or subpartners if Tenant is a partnership) and their respective officers, agents, servants, employees, and independent contractors; (b) Tenant is not then in default under this Lease; (c) as a result of the damage, Tenant cannot reasonably conduct business from the Premises; and, (d) as a result of the damage to the Project, Tenant does not occupy or use a material portion of the Premises.

11.3       Waiver of Statutory Provisions. The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or the Project, and any statute or regulation of the State of Illinois, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or the Project.

ARTICLE 12

NONWAIVER

No provision of this Lease shall be deemed waived by either party hereto unless expressly waived in a writing signed thereby. The waiver by either party hereto of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent. No acceptance of a lesser amount than the Rent herein stipulated shall be deemed a waiver of Landlord’s right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the full amount due. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant’s right of possession hereunder, or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit, or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.

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ARTICLE 13

CONDEMNATION

If the whole or any part of the Premises, Building or Project shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of a substantial portion of the Building or Project, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority. If more than twenty-five percent (25%) of the rentable square feet of the Premises is taken, or if access to the Premises is substantially impaired for a period in excess of one hundred eighty (180) days, Tenant shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority. Tenant shall not because of such taking assert any claim against Landlord or the authority for any compensation because of such taking and Landlord shall be entitled to the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant’s personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for moving expenses, so long as such claims do not diminish the award available to Landlord, its ground lessor with respect to the Building or Project or its mortgagee, and such claim is payable separately to Tenant. All Rent shall be apportioned as of the date of such termination. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be proportionately abated. Notwithstanding anything to the contrary contained in this Article 13, in the event of a temporary taking of all or any portion of the Premises for a period of one hundred and eighty (180) days or less, then this Lease shall not terminate nor shall Gross Rent abate but Tenant shall be entitled to receive the entire award made in connection with any such temporary taking. The terms and conditions of this Article 13. not general principles of law or any contrary provisions of Illinois law, shall govern the rights and obligations of Landlord and Tenant with respect to the condemnation of all or any portion of the Project, and Tenant and Landlord hereby waive such contrary provisions of such laws.

ARTICLE 14

ASSIGNMENT AND SUBLETTING

14.1        Transfers. Tenant shall not, without the prior written consent of Landlord, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment, or other transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or enter into any license or concession agreements or otherwise permit the occupancy or use of the Premises or any part thereof by any persons other than Tenant and its employees and contractors (all of the foregoing are hereinafter sometimes referred to collectively as “Transfers” and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a “Transferee”). If Tenant desires Landlord’s consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the “Transfer Notice”) shall include (i) the proposed effective date of the Transfer, which shall not be less than thirty (30) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the “Subject Space”), (iii) all of the terms of the proposed Transfer and the consideration therefor, including calculation of the “Transfer Premium”, as that term is defined in Section 14.3 below, if any, in connection with such Transfer, the name and address of the proposed Transferee, and a copy of all existing executed and/or proposed documentation pertaining to the proposed Transfer, including all existing operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer, (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, business credit and personal references and history of the proposed Transferee and any other information reasonably required by Landlord which will enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee’s business and proposed use of the Subject Space, and (v) an executed estoppel certificate from Tenant in the form attached hereto as Exhibit E. Except as otherwise set forth herein, any Transfer made without Landlord’s prior written consent shall, at Landlord’s option, be null, void and of no effect, and shall, at Landlord’s option, constitute a default by Tenant under this Lease. Whether or not Landlord consents to any proposed Transfer, Tenant shall pay to Landlord the applicable Consent Fees, within thirty (30) days after written request by Landlord.

14.2       Landlord’s Consent. Landlord shall not unreasonably withhold or delay its consent to any proposed sublease of the Subject Space or assignment of the Lease to the Transferee on the terms specified in the Transfer Notice. Without limitation as to other reasonable grounds for withholding consent, the parties hereby agree that it shall be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply:

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14.2.1         The Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building or the Project;

14.2.2           The Transferee intends to use the Subject Space for purposes which are not permitted under this Lease;

14.2.3           The Transferee is either a governmental agency or instrumentality thereof;

14.2.4           The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities to be undertaken in connection with the Transfer on the date consent is requested;

14.2.5           The proposed Transfer would cause a violation of another lease for space in the Project, or would give an occupant of the Project a right to cancel its lease;

14.2.6           The proposed Transferee is a tenant, subtenant, licensee or other occupant of the Building or the Project or has leased, subleased or otherwise occupied the Building or the Project in the immediately prior twelve (12) moths; or

14.2.7           Either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee, (i) occupies space in the Project at the time of the request for consent, or (ii) is negotiating with Landlord or has negotiated with Landlord during the six (6) month period immediately preceding the date Landlord receives the Transfer Notice, to lease space in the Project.

If Landlord consents to any Transfer pursuant to the terms of this Section 14.2 (and does not exercise any recapture rights Landlord may have under Section 14.4 of this Lease), Tenant may within six (6) months after Landlord’s consent, but not later than the expiration of said six-month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1 of this Lease, provided that if there are any changes in the terms and conditions from those specified in the Transfer Notice (i) such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, or (ii) which would cause the proposed Transfer to be more favorable to the Transferee than the terms set forth in Tenant’s original Transfer Notice, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 14 (including Landlord’s right of recapture, if any, under Section 14.4 of this Lease). Notwithstanding anything to the contrary in this Lease, if Tenant or any proposed Transferee claims that Landlord has unreasonably withheld or delayed its consent under Section 14.2 or otherwise has breached or acted unreasonably under this Article 14, their sole remedy shall be a declaratory judgment and an injunction for the relief sought, and Tenant hereby waives all other remedies, including, without limitation, any right at law or equity to terminate this Lease, on its own behalf and, to the extent permitted under all applicable laws, on behalf of the proposed Transferee.

14.3       Transfer Premium. If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any “Transfer Premium,” as that term is defined in this Section 14.3, received by Tenant from such Transferee. “Transfer Premium” shall mean all rent, additional rent or other consideration payable by such Transferee in connection with the Transfer in excess of the Rent and Additional Rent payable by Tenant under this Lease during the term of the Transfer on a per rentable square foot basis if less than all of the Premises is transferred. In determining the Transfer Premium there shall also be deducted (i) in the case of an assignment, the reasonable third-party brokerage fees, legal fees and architectural fees and improvement allowances paid or to be paid by Tenant in connection with such transfer (“Transaction Costs” and (ii) in the case of a sublease the monthly amortized amount of Transaction Costs which costs shall be deemed amortized, on a straight-line basis, over the term of the sublease. “Transfer Premium” shall also include, but not be limited to, key money, bonus money or other cash consideration paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer. The determination of the amount of Landlord’s applicable share of the Transfer Premium shall be made on a monthly basis as rent or other consideration is received by Tenant under the Transfer.

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14.4       Landlord’s Option as to Subject Space. Notwithstanding anything to the contrary contained in this Article 14, in the event Tenant contemplates a Transfer of all or more than thirty percent (30%) of the Premises for eighty percent (80%) or more of the remaining Term, Tenant shall give Landlord notice (the “Intention to Transfer Notice”) of such contemplated Transfer (whether or not the contemplated Transferee or the terms of such contemplated Transfer have been determined). The Intention to Transfer Notice shall specify the portion of and amount of rentable square feet of the Premises which Tenant intends to Transfer (the “Contemplated Transfer Space”), the contemplated date of commencement of the Contemplated Transfer (the “Contemplated Effective Date”), and the contemplated length of the term of such contemplated Transfer, and shall specify that such Intention to Transfer Notice is delivered to Landlord pursuant to this Section 14.4 in order to allow Landlord to elect to recapture the Contemplated Transfer Space. Thereafter, Landlord shall have the option, by giving written notice to Tenant within thirty (30) days after receipt of any Intention to Transfer Notice, to recapture the Contemplated Transfer Space. Such recapture shall cancel and terminate this Lease with respect to such Contemplated Transfer Space as of the Contemplated Effective Date in the same manner as though such date was the Lease Expiration Date. In the event of a recapture by Landlord, if this Lease shall be canceled with respect to less than the entire Premises, (i) the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, (ii) Tenant shall be responsible for erecting demising walls, separating utilities and systems and constructing any required Building corridors and (iii) this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same. If Landlord declines, or fails to elect in a timely manner, to recapture such Contemplated Transfer Space under this Section 14.4, then, subject to the other terms of this Article 14, for a period of nine (9) months (the “Nine Month Period”) commencing on the last day of such thirty (30) day period, Landlord shall not have any right to recapture the Contemplated Transfer Space with respect to any Transfer made during the Nine Month Period, provided that any such Transfer is substantially on the terms set forth in the Intention to Transfer Notice, and provided further that any such Transfer shall be subject to the remaining terms of this Article 14. If such a Transfer is not so consummated within the Nine Month Period (or if a Transfer is so consummated, then upon the expiration of the term of any Transfer of such Contemplated Transfer Space consummated within such Nine Month Period), Tenant shall again be required to submit a new Intention to Transfer Notice to Landlord with respect any contemplated Transfer, as provided above in this Section 14.4.

14.5       Effect of Transfer. If Landlord consents to a Transfer, (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, (iv) Tenant shall furnish upon Landlord’s request a complete statement, certified by an independent certified public accountant, or Tenant’s chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer, and (v) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord’s consent, shall relieve Tenant or any guarantor of the Lease from any liability under this Lease, including, without limitation, in connection with the Subject Space. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency, and if understated by more than five percent (5%), Tenant shall pay Landlord’s costs of such audit.

14.6       Additional Transfers. For purposes of this Lease, the term “Transfer” shall also include (i) if Tenant is a partnership, the withdrawal or change, voluntary, involuntary or by operation of law, of fifty percent (50%) or more of the partners, or transfer of fifty percent (50%) or more of partnership interests, within a twelve (12)-month period, or the dissolution of the partnership without immediate reconstitution thereof, and (ii) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), (A) the dissolution, merger, consolidation or other reorganization of Tenant or (B) the sale or other transfer of an aggregate of fifty percent (50%) or more of the voting shares of Tenant (other than to immediate family members by reason of gift or death), within a twelve (12)-month period, or (C) the sale, mortgage, hypothecation or pledge of an aggregate of fifty percent (50%) or more of the value of the unencumbered assets of Tenant within a twelve (12)-month period.

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14.7       Occurrence of Default. Any Transfer hereunder shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any Transfer, Landlord shall have the right to: (i) treat such Transfer as cancelled and repossess the Subject Space by any lawful means, or (ii) require that such Transferee attorn to and recognize Landlord as its landlord under any such Transfer. If Tenant shall be in default under this Lease, Landlord is hereby irrevocably authorized, as Tenant’s agent and attorney-in-fact, to direct any Transferee to make all payments under or in connection with the Transfer directly to Landlord (which Landlord shall apply towards Tenant’s obligations under this Lease) until such default is cured. Such Transferee shall rely on any representation by Landlord that Tenant is in default hereunder, without any need for confirmation thereof by Tenant. Upon any assignment, the assignee shall assume in writing all obligations and covenants of Tenant thereafter to be performed or observed under this Lease. No collection or acceptance of rent by Landlord from any Transferee shall be deemed a waiver of any provision of this Article 14 or the approval of any Transferee or a release of Tenant from any obligation under this Lease, whether theretofore or thereafter accruing. In no event shall Landlord’s enforcement of any provision of this Lease against any Transferee be deemed a waiver of Landlord’s right to enforce any term of this Lease against Tenant or any other person. If Tenant’s obligations hereunder have been guaranteed, Landlord’s consent to any Transfer shall not be effective unless the guarantor also consents to such Transfer.

14.8       Permitted Transfers. Notwithstanding anything to the contrary contained in this Article 14, (i) an assignment or subletting of all or a portion of the Premises to an affiliate of Tenant (an entity which is controlled by, controls, or is under common control with, Tenant), or (ii) an assignment of the Lease to an entity acquiring substantially all the assets or ownership interests of Tenant or into which Tenant is merged or consolidated, shall not require the consent of Landlord and the provisions of Section 14.1, Section 14.2, Section 14.3 and Section 14.4 shall not apply to such Transfer, provided that (x) Tenant notifies Landlord of any such assignment or sublease prior to its effective date and promptly supplies Landlord with any documents or information reasonably requested by Landlord regarding such assignment or sublease or such affiliate, (y) such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease, and (z) in the case of an assignment described in (ii) above, the Transferee, after the assignment has a tangible net worth at least equal to the tangible net worth of Tenant as of the date of this Lease. Control,” as used in this Section 14.8, shall mean the ownership, directly or indirectly, of at least fifty-one percent (51%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of at least fifty-one percent (51%) of the voting interest in, any person or entity. Any Transferee of a Transfer permitted under this Section 14.8 is here in a “Permitted Transferee”.

ARTICLE 15

SURRENDER OF PREMISES: OWNERSHIP AND
REMOVAL OF TRADE FIXTURES

15.1       Surrender of Premises. No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in writing by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not constitute a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises or terminate any or all such sublessees or subtenancies.

15.2       Removal of Tenant Property by Tenant. Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15, quit and surrender possession of the Premises to Landlord in the same order and condition as on the completion of the Tenant Improvements and as thereafter improved by Landlord and/or Tenant, except for (i) reasonable wear and tear, and (ii) repairs which are specifically made the responsibility of Landlord hereunder excepted. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, any Alterations or Tenant Improvements which Landlord designated for removal upon approval of the plans for such Alteration or Tenant Improvements, and such items of furniture, equipment, business and trade fixtures, free-standing cabinet work, movable partitions and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, as Landlord may, in its sole discretion, require to be removed, and Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal.

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ARTICLE 16

HOLDING OVER

If Tenant holds over after the expiration of the Lease Term or earlier termination thereof, with the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term. If Tenant holds over after the expiration of the Lease Term or earlier termination thereof, without the express or implied consent of Landlord, such tenancy shall be deemed to be a tenancy by sufferance only, and shall not constitute a renewal hereof or an extension for any further term. In either case, Rent shall be payable at a monthly rate equal to one hundred fifty percent (150%) of the Rent applicable during the last rental period of the Lease Term under this Lease. Such month-to-month tenancy or tenancy by sufferance, as the case may be, shall be subject to every other applicable term, covenant and agreement contained herein. Nothing contained in this Article 16 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises within thirty (30) days after the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys’ fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender and any lost profits to Landlord resulting therefrom.

ARTICLE 17

ESTOPPEL CERTIFICATES

Within ten (10) business days following a request in writing by Landlord, Tenant shall execute, acknowledge and deliver to Landlord an estoppel certificate, which, as submitted by Landlord, shall be substantially in the form of Exhibit E, attached hereto (or such other form as may be required by any prospective mortgagee or purchaser of the Project, or any portion thereof), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information reasonably requested by Landlord or Landlord’s mortgagee or prospective mortgagee. Any such certificate may be relied upon by any prospective mortgagee or purchaser of all or any portion of the Project. Tenant shall execute and deliver whatever other instruments may be reasonably required for such purposes. At any time during the Lease Term in connection with a sale or financing of the Project or an Event of Default exists, Landlord may require Tenant to provide Landlord with a current financial statement and financial statements of the two (2) years prior to the current financial statement year. Such statements shall be prepared in accordance with generally accepted accounting principles and shall be certified by the chief financial officer of Tenant. If Tenant is not a public reporting entity, Landlord shall endeavor to ensure that all financial statements furnished by Tenant are kept confidential by Landlord and any Mortgagee, prospective purchaser, consultant, advisor or agent that may receive the same, and that such statements are used only for the purpose of assessing the credit-worthiness of Tenant as a tenant of the Building. Failure of Tenant to timely execute, acknowledge and deliver such estoppel certificate or other instruments shall constitute an acceptance of the Premises and an acknowledgment by Tenant that statements included in the estoppel certificate are true and correct, without exception.

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ARTICLE 18

SUBORDINATION

18.1         Subordination and Attornment. This Lease shall be subject and subordinate to all present and future ground or underlying leases of the Building or Project and to the lien of any mortgage, trust deed or other encumbrances now or hereafter in force against the Building or Project or any part thereof, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages, trust deeds or other encumbrances, or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto. Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage or deed in lieu thereof (or if any ground lease is terminated), to attorn, without any deductions or set- offs whatsoever, to the lienholder or purchaser or any successors thereto upon any such foreclosure sale or deed in lieu thereof (or to the ground lessor), if so requested to do so by such purchaser or lienholder or ground lessor, and to recognize such purchaser or lienholder or ground lessor as the lessor under this Lease, except that such lienholder, purchaser or ground lessor shall not be (i) liable for any act or omission of Landlord; (ii) subject to any defense, claim, counterclaim, set-off or offsets which Tenant may have against Landlord; (iii) bound by any prepayment of Rent to Landlord made more than one month prior to its due date; (iv) bound by any obligation to make any payment to Tenant which was required to be made prior to the time such successor landlord succeeded to Landlord’s interest; (v) bound by any modification, amendment or renewal, or termination of this Lease made without lienholder or ground lessor’s consent; (vi) liable for the return or repayment of the Letter of Credit or any cash security deposit, unless the Letter of Credit or cash security deposit actually is paid to such lienholder purchaser or ground lessor; or (vii) obligated to perform any improvements to the Project, Building or Premises, provide monies for improvements to the Premises or to expend monies in excess of insurance proceeds or condemnation awards to restore the Premises, Building or Project after a casualty or condemnation. Landlord’s interest herein may be assigned as security at any time to any lienholder. Tenant shall, within ten business (10) days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases. Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale.

18.2         Nondisturbance. As a condition of Tenant’s agreement to subordinate this Lease pursuant to Section 18.1, Landlord shall obtain from the holder of each future Mortgage or lessor under a future Ground Lease in recordable form and in the standard form customarily employed by such holder or lessor pursuant to which such holder or lessor shall agree that if and so long as no Event of Default hereunder shall have occurred and be continuing, the leasehold estate granted to Tenant and the rights of Tenant pursuant to this Lease to possession of the Premises shall not be terminated by any action which such holder may take to foreclose any such Mortgage, or which such lessor shall take to terminate such Ground Lease, as applicable, and that any successor landlord shall recognize this Lease as being in full force and effect as if it were a direct lease between such successor landlord and Tenant upon all of the terms, covenants, conditions and options granted to Tenant under this Lease, except as otherwise provided in Section 18.1 (any such agreement, a “Non-Disturbance Agreement”). Landlord shall use reasonable efforts to (but without the obligation to expend monies) obtain a Non-Disturbance Agreement from the holder of the current Mortgage, in the form customarily used by such holder, but Landlord’s failure to obtain such Non-Disturbance Agreement shall not be a condition of this Lease or release Tenant from any obligation hereunder. Tenant shall pay all costs or other fees charged by the holder of a Mortgage as ground lessor of a Ground Lease for the preparation and delivery of a Non-Disturbance Agreement.

ARTICLE 19

DEFAULTS; REMEDIES

19.1         Events of Default. The occurrence of any of the following shall constitute an Event of Default of this Lease by Tenant:

19.1.1           Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, when due unless such failure is cured within ten (10) business days after notice; or

19.1.2           Except where a specific time period is otherwise set forth for Tenant’s performance in this Lease, in which event the failure to perform by Tenant within such time period shall be a default by Tenant under this Section 19.1.2, any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; provided that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30) day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure such default within such ninety (90) days; or

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19.1.3           Abandonment or vacation of all of the Premises by Tenant and failure to pay Rent; or

19.1.4           The failure by Tenant to observe or perform according to the provisions of Article 5. Article 14, Article 17 or Article 18 of this Lease where such failure continues for more than five (5) business days after notice from Landlord; or

The notice periods provided herein are in lieu of, and not in addition to, any notice periods provided by law.

19.2         Remedies Upon Default. Upon the occurrence of any Event of Default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity (all of which remedies shall be distinct, separate and cumulative), the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

19.2.1           Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

(i)          all accrued and unpaid rent through the date of termination, plus

(ii)         the amount by which the unpaid rent for the balance of the Lease Term exceeds the amount of such rental loss that could have been reasonably avoided; plus

(iii)        any other amount necessary to compensate Landlord for all other damages directly caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant.

The term “rent” as used in this Section 19.2 shall be deemed to be and to mean all sums required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others.

19.2.2           Terminate Tenant’s right of possession, without terminating this Lease or releasing Tenant from its obligations hereunder, and enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, by any lawful means. Upon and after such entry, Landlord shall, to the to the extent expressly required under then applicable law, take reasonable measure to mitigate damages recoverable against Tenant and may, but shall not be obligated to, relet all or any portion of the Premises for the account of Tenant for such time and upon such terms as Landlord, in its reasonable discretion, shall determine, and Landlord shall not be required to accept any individual or entity offered by Tenant or to observe any instructions given by Tenant about such reletting. In any such case, Landlord may make reasonable repairs, alterations and additions in or to the Premises, and redecorate the same to the extent deemed by Landlord necessary or desirable. In the event of any such subletting, rents received by Landlord from such subletting shall be applied (i) first, to the payment of the costs of maintaining, preserving, altering and preparing the Premises for subletting, the other costs of subletting, including, without limitation, brokers’ commissions, attorneys’ fees and expenses of removal of Tenant’s personal property, trade fixtures and Alterations; (ii) second, to the payment rent then due and payable hereunder; and (iii) third, to the payment of future rent as the same may become due and payable hereunder. If the rents received by Landlord from such subletting, after application as provided above, are insufficient in any month to pay the rent due and payable hereunder for such month, Tenant shall pay such deficiency to Landlord monthly upon demand. Tenant shall not be entitled to any rents received by Landlord in excess of the rent provided for in this Lease. Notwithstanding any such subletting for Tenant’s account without termination, Landlord may at any time thereafter, by written notice to Tenant, elect to terminate this Lease pursuant to Section 19.1.2 above or otherwise by virtue of a previous default.

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19.2.3           Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Sections 19.2.1 and 19.2.2, above, or any law or other provision of this Lease), without prior demand or notice except as required by applicable law, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof.

19.3         Subleases of Tenant. Whether or not Landlord elects to terminate this Lease on account of any Event of Default by Tenant, as set forth in this Article 19. Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord’s sole discretion, succeed to Tenant’s interest in such subleases, licenses, concessions or arrangements. In the event of Landlord’s election to succeed to Tenant’s interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

19.4         Efforts to Relet. No re-entry or repossession, repairs, maintenance, changes, alterations and additions, reletting, appointment of a receiver to protect Landlord’s interests hereunder, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant’s right to possession, or to accept a surrender of the Premises, nor shall same operate to release Tenant in whole or in part from any of Tenant’s obligations hereunder, unless express written notice of such intention is sent by Landlord to Tenant. Tenant hereby irrevocably waives any right otherwise available under any law to redeem or reinstate this Lease.

ARTICLE 20

COVENANT OF QUIET ENJOYMENT

Landlord covenants that Tenant, on paying the Rent and on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord. The foregoing covenant is in lieu of any other covenant express or implied.

ARTICLE 21

LETTER OF CREDIT

21.1         Deposit and Application. Concurrently with Tenant’s execution of the Lease, Tenant shall deposit with Landlord a letter of credit in the Letter of Credit Amount set forth in Section 7 of the Summary and meeting the requirements of Section 21.2 (the “Letter of Credit”), as security for the faithful performance and observance by Tenant of the terms, covenants and conditions of this Lease. If an Event of Default occurs or if Tenant fails to pay any Rent as and when due, Landlord may draw on the Letter of Credit or apply or retain any cash security deposit, in whole or in part, to the extent required for the payment of (a) any Rent due from Tenant, (b) any sum which Landlord may expend or may be required to expend by reason of the Event of Default, and (c) any damages to which Landlord is entitled pursuant to this Lease. If Landlord applies, retains or draws any part of the Letter of Credit, Tenant, upon demand, shall deposit with Landlord, an additional Letter of Credit or amendment to the existing Letter of Credit in the amount so applied, retained or drawn so that Landlord shall have the full amount of the Letter of Credit available at all times during the Term.

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21.2         Letter of Credit. The Letter of Credit shall be in the form of an irrevocable and unconditional negotiable standby letter of credit payable in the City of Chicago, Illinois, running in favor of Landlord and issued by a solvent, nationally recognized bank with a long term rating of A2 or higher by Moody’s Investor Services, Inc. (“Moody’s”), (or the equivalent rating by Standard and Poor’s Rating Group or Fitch Ratings Ltd.), under the supervision of the Commissioner of Banks and Real Estate of the State of Illinois, or a national banking association. The form and terms of the Letter of Credit and the bank issuing the same (the “Bank”) shall be acceptable to Landlord, in Landlord’s sole discretion. The form of Letter of Credit attached hereto as Exhibit G is acceptable to Landlord. Tenant shall not assign or encumber the Letter of Credit or any part thereof and neither Landlord not its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. In addition to the draw rights described in Section 21.1, Landlord shall have the right to draw down an amount up to the face amount of the Letter of Credit if any of the following shall have occurred or be applicable: (1) (i) Tenant files a voluntary petition in bankruptcy or insolvency, (ii) files a petition or answer in an action seeking any reorganization, liquidation, dissolution or similar relief under any present or future federal bankruptcy act or any other present or future applicable federal, state or other statute or law, (iii) makes or suffers an assignment for the benefit of creditors, (iv) seeks or consents to or acquiesces in or suffers the appointment of any trustee, receiver, liquidator or other similar official for Tenant or for all or any part of Tenant’s property or (v) is adjudicated a bankrupt or insolvent (a “Bankruptcy Event”); or (2) the Bank has notified Landlord that the Letter of Credit will not be renewed or extended beyond its then expiration date if such date occurs prior to the one hundred twentieth (120th) day after the Expiration Date (“LC Expiration Date”) or (3) the long term rating of the Bank has been reduced to Baa2 or lower by Moody’s (or the equivalent rating by Standard and Poor’s Rating Group or Fitch Ratings Ltd), and Tenant fails to deliver to Landlord a new Letter of Credit from another Bank meeting the requirements of this Section 21.2 within ten (10) business days after notice from Landlord or (4) the Term is extended or renewed and Tenant fails to deliver a new Letter of Credit that complies with the provision of this Section 21.2 or an amendment to the existing Letter of Credit extending the latest expiration date of the Letter of Credit to the date one hundred twenty (120) days after the last day of the extended Term no later than forty-five (45) days prior to the then expiration date of the Letter of Credit. Tenant agrees not to interfere in any way with payment to Landlord of the proceeds of the Letter of Credit, either prior to or following a draw by Landlord of any portion of the Letter of Credit, so long as such Landlord request for payment is made in accordance with this Lease. If Landlord presents the Letter of Credit to the Bank in accordance with the terms of this Article 21, the proceeds of the Letter of Credit may be applied by Landlord against any Rent payable by Tenant under this Lease that is not paid when due and/or to pay for all losses and damages that Landlord has suffered and is entitled to pursuant to this Lease. Any unused proceeds shall constitute a cash security deposit under Section 21.1.

21.3         Terms for Return of Letter of Credit. Landlord shall return the Letter of Credit or any cash security deposit to Tenant within thirty (30) days after the Expiration Date, the delivery of possession of the Premises to Landlord in the manner required by this Lease and payment of all Rent due under this Lease. Upon a Property Transfer, as such term is defined in Section 29.5, or any financing of Landlord’s interest in the Project, Landlord shall have the right to transfer the Letter of Credit or cash security deposit to its transferee or lender at no cost to Landlord. Tenant shall look solely to the new landlord or lender for the return of such Letter of Credit or cash security deposit and the provisions hereof shall apply to every transfer or assignment of the Letter of Credit or cash security deposit.

21.4         Reduction of Letter of Credit Amount. Subject to the provisions of this Section 21.4, the Letter of Credit Amount shall be reduced pursuant to the following schedule:

Reduction Date	Reduced Letter of Credit Amount
1st Day Lease Year 3	$660,000
1st Day Lease Year 4	$435,000
1st Day Lease Year 5	$288,000
1st Day Lease Year 6	$190,000
1st Day Lease Year 7	$125,000

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Each reduction shall occur as follows: (a) if Landlord has drawn on the Letter of Credit and is holding unused proceeds as a cash security deposit, then Landlord shall, within ten (10) business days following notice by Tenant to Landlord that Tenant is entitled to reduce the Letter of Credit Amount pursuant to this Section 21.4, deliver to Tenant the lesser of (i) amount by which the Letter of Credit Amount is reduced, and (ii) the amount of the cash security deposit held by Landlord and (b) if the reduction in the Letter of Credit Amount was not satisfied pursuant to clause (a), Tenant shall deliver to Landlord either a consent to an amendment to the Letter of Credit (which amendment must be reasonably acceptable to Landlord in all respects) reducing the amount of the Letter of Credit by the remaining amount of the permitted reduction, and Landlord shall execute such consent and such other documents as are reasonably necessary to reduce the amount of the Letter of Credit in accordance with the terms hereof. If Tenant delivers to Landlord a consent to an amendment to the Letter of Credit, Landlord shall, within ten (10) business days, either (A) provide its reasonable objections to such amendment or (B) execute such consent in accordance with the terms hereof. The Letter of Credit Amount shall be reduced pursuant to this Section 21.4 only if the following conditions are satisfied on the Reduction Date and as of the date of Tenant’s request such reduction (i) Landlord is holding in the form of a Letter of Credit and/or a cash security deposit the then applicable Letter of Credit Amount, (ii) Tenant has paid all Rent then due Landlord, and (iii) no uncured Event of Default exists.

ARTICLE 22

SUBSTITUTION OF OTHER PREMISES

Intentionally Deleted.

ARTICLE 23

SIGNS

23.1         Full Floors. Provided all signs are in keeping with the quality, design and style of the Building and Project, Tenant, if the Premises comprise an entire floor of the Building, at its sole cost and expense, may install identification signage anywhere in the Premises including in the elevator lobby of the Premises, provided that such signs must not be visible from the exterior of the Building.

23.2         Multi-Tenant Floors. If other tenants occupy space on the floor on which the Premises is located, Tenant’s identifying signage shall be provided by Landlord, at Tenant’s cost, and such signage shall be comparable to that used by Landlord for other similar floors in the Building and shall comply with Landlord’s then-current Building standard signage program.

23.3         Prohibited Signage and Other Items. Any signs, notices, logos, pictures, names or advertisements which are installed and that have not been separately approved by Landlord may be removed without notice by Landlord at the sole expense of Tenant. Tenant may not install any signs on the exterior or roof of the Project or the Common Areas. Any signs, window coverings, or blinds (even if the same are located behind the Landlord-approved window coverings for the Building), or other items visible from the exterior of the Premises or Building, shall be subject to the prior approval of Landlord, in its sole discretion.

23.4         Building Directory. A building directory will be located in the lobby of the Building and Tenant’s name, the name of Tenant’s departments and officers shall be included in the directory.

23.5         Mezzanine Signage. Provided the initial Tenant named herein or a Permitted Transferee occupies at least eighty percent (80%) of the Premises, Tenant shall be permitted to install a sign with its name on the north wall of the elevator lobby serving the Premises at the mezzanine level of the Building. The location, size, design and manner of attachment of such signs shall be reasonably acceptable to Landlord and Tenant. Upon termination of this Lease, termination of Tenant’s possession of the Premises, or Tenant’s failure to satisfy the occupancy requirement set forth above, Tenant shall remove the elevator lobby signs and repair and restore any damage to the elevator lobby walls to the condition existing prior to the installation of such signs, reasonable wear and tear excepted. No tenant that leases less rentable square feet in the same elevator bank as Tenant shall be permitted to install signage (i) above Tenant’s sign or (ii) with letters larger than Tenant’s sign. The preceding sentence shall not apply to signs in existence as of the date of this Lease.

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ARTICLE 24

COMPLIANCE WITH LAW

Tenant shall not do anything or suffer anything to be done in or about the Premises or the Project which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated (“Laws”). At its sole cost and expense, Tenant shall promptly comply with all such governmental measures. Without limitation of the foregoing, Tenant shall comply with all applicable Laws relating to the reporting of burned out exit lights and maintenance of fire extinguishers within the Premises. Should any standard or regulation now or hereafter be imposed on Landlord or Tenant by a state, federal or local governmental body charged with the establishment, regulation and enforcement of occupational, health or safety standards for employers, employees, landlords or tenants, then Tenant agrees, at its sole cost and expense, to comply promptly with such standards or regulations. Tenant shall be responsible, at its sole cost and expense, to make all alterations to the Premises as are required to comply with the governmental rules, regulations, requirements or standards described in this Article 24. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant.

ARTICLE 25

LATE CHARGES

If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord’s designee on the date when such Rent or other sum is due, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of the overdue amount plus any reasonable attorneys’ fees incurred by Landlord by reason of Tenant’s failure to pay Rent and/or other charges when due hereunder; provided however, once per calendar year, such late charge shall not accrue unless such overdue amount remains unpaid five (5) business days after receipt of written notice thereof from Landlord. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord’s other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord’s remedies in any manner. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid within five (5) days after the date they are due shall bear interest from the date when due until paid at a rate per annum equal to the lesser of (i) the “Interest Rate,” as that term is defined in Section 4.2.4, above, and (ii) the highest rate permitted by applicable law.

ARTICLE 26

LANDLORD’S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT

26.1         Landlord’s Cure. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any reduction of Rent, except to the extent, if any, otherwise expressly provided herein. If Tenant shall fail to perform any obligation under this Lease, Landlord may, but shall not be obligated to, make any such payment or perform any such act on Tenant’s part without waiving its rights based upon any default of Tenant and without releasing Tenant from any obligations hereunder, (a) immediately, and without notice, in the case of emergency or if the default (i) materially interferes with the use by any other tenant of the Building, (ii) materially interferes with the efficient operation of the Building, (iii) results in a violation of any applicable laws, or (iv) results or will result in a cancellation of any insurance policy maintained by Landlord, and (b) in any other case if such default continues for 15 days after the date Landlord gives notice of Landlord’s intention to perform the defaulted obligation.

26.2         Tenant’s Reimbursement. Except as may be specifically provided to the contrary in this Lease, Tenant shall pay to Landlord, upon delivery by Landlord to Tenant of statements therefor: (i) sums equal to actual out of pocket expenditures reasonably made by Landlord in connection with the remedying by Landlord of Tenant’s defaults pursuant to the provisions of Section 26.1; (ii) sums equal to all losses, costs, liabilities, damages and expenses referred to in Article 10 of this Lease; and (iii) sums equal to all actual out of pocket reasonable expenditures made and obligations incurred by Landlord in enforcing or attempting to enforce any rights of Landlord under this Lease, including, without limitation, all reasonable legal fees. Tenant’s obligations under this Section 26.2 shall survive the expiration or sooner termination of the Lease Term.

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ARTICLE 27

ENTRY BY LANDLORD

Landlord reserves the right at all reasonable times and upon at least 24 hours prior written notice to Tenant (except in the case of an emergency) to enter the Premises to (i) inspect them; (ii) show the Premises to prospective purchasers, or to current or prospective mortgagees, ground or underlying lessors or insurers or, during the last twelve (12) months of the Lease Term, to prospective tenants; (iii) post notices of nonresponsibility (to the extent applicable pursuant to then applicable law); or (iv) alter, improve or repair the Premises or the Building, or for structural alterations, repairs or improvements to the Building or the Building’s systems and equipment. Notwithstanding anything to the contrary contained in this Article 27, Landlord may enter the Premises at any time to (A) perform services required of Landlord, including janitorial service; (B) take possession due to any breach of this Lease in the manner provided herein; and (C) perform any covenants of Tenant which Tenant fails to perform. Landlord may make any such entries without the abatement of Rent, except as otherwise provided in this Lease, and may take such reasonable steps as required to accomplish the stated purposes. For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises, excluding Tenant’s vaults, safes and special security areas designated in advance by Tenant. In an emergency, Landlord shall have the right to use any means that Landlord may reasonably deem proper to open the doors in and to the Premises. Any entry into the Premises by Landlord in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises. No provision of this Lease shall be construed as obligating Landlord to perform any repairs, alterations or decorations except as otherwise expressly agreed to be performed by Landlord herein. Notwithstanding anything to the contrary contained herein, in any entry by Landlord pursuant to this Article 27, other than in cases of emergency as described hereof, Landlord shall use reasonable efforts to minimize disruption of Tenant’s business.

ARTICLE 28

ATTORNEYS’ FEES

In the event that either Landlord or Tenant should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease or for any other relief against the other, then all reasonable, actual out-of-pocket costs and expenses, including reasonable attorneys’ fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

ARTICLE 29

MISCELLANEOUS PROVISIONS

29.1         Terms: Captions. All words used herein including “Landlord” and “Tenant” shall include whenever the circumstances or context require the plural as well as the singular. The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed. The words “include”, “includes”, or “including” as used herein shall be deemed to be followed by the words “without limitation”. This Lease shall be interpreted and enforced without the aid of any canon, custom or rule of law requiring or suggesting construction against the party drafting or causing the drafting of the provision in question. The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.

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29.2         Binding Effect. Subject to all other provisions of this Lease, each of the covenants, conditions and provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective heirs, personal representatives, successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of this Lease.

29.3         No Air Rights. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Project, the same shall be without liability to Landlord and without any reduction or diminution of Tenant’s obligations under this Lease.

29.4         Modification of Lease. Should any current or prospective mortgagee or ground lessor for the Building or Project require a modification of this Lease, which modification will not cause an increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are reasonably required therefor and to deliver the same to Landlord within ten (10) business days following a request therefor. At the request of Landlord, or any mortgagee or ground lessor, Tenant agrees to execute a short form of Lease and deliver the same to Landlord within ten (10) business days following the request therefor.

29.5         Transfer of Landlord’s Interest. Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Project or Building and in this Lease (a “Property Transfer”), and Tenant agrees that in the event of any such Property Transfer, Landlord shall automatically be released from all liability under this Lease and Tenant agrees to look solely to such transferee for the performance of Landlord’s obligations hereunder after the date of transfer and such transferee shall be deemed to have fully assumed and be liable for all obligations of this Lease to be performed by Landlord, including the return of any Letter of Credit or cash security deposit, and Tenant shall attorn to such transferee.

29.6         Prohibition Against Recording. Except as provided in Section 29.4 of this Lease, neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant.

29.7         Landlord’s Title. Landlord’s title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.

29.8         Relationship of Parties. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant.

29.9          Application of Payments. Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant’s designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.

29.10        Time of Essence. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

29.11        Partial Invalidity. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

29.12        No Warranty. In executing and delivering this Lease, Tenant has not relied on any representations, including, but not limited to, any representation as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the exhibits attached hereto.

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29.13        Landlord Exculpation. The liability of Landlord or the Landlord Parties to Tenant for any default by Landlord under this Lease or arising in connection herewith or with Landlord’s operation, management, leasing, repair, renovation, alteration or any other matter relating to the Project or the Premises shall be limited solely and exclusively to an amount which is equal to the interest of Landlord in the Building. Neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. The limitations of liability contained in this Section 29.13 shall inure to the benefit of Landlord’s and the Landlord Parties’ present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns. Under no circumstances shall any present or future partner of Landlord (if Landlord is a partnership), or trustee or beneficiary (if Landlord or any partner of Landlord is a trust), have any liability for the performance of Landlord’s obligations under this Lease. Notwithstanding any contrary provision herein, neither Landlord nor the Landlord Parties shall be liable under any circumstances for injury or damage to, or interference with, Tenant’s business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring but the foregoing shall not limit Landlord’s liability for damage to Tenant’s physical property or injuries to persons as otherwise set forth in this Lease.

29.14        Entire Agreement. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease constitutes the parties’ entire agreement with respect to the leasing of the Premises and supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. None of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto.

29.15        Right to Lease. Landlord reserves the absolute right to effect such other tenancies in the Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Building or Project. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building or Project.

29.16        Force Maieure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, acts of war, terrorist acts, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease (collectively, a “Force Majeure”), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by a Force Majeure.

29.17        Waiver of Redemption by Tenant. Tenant hereby waives, for Tenant and for all those claiming under Tenant, any and all rights now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant’s right of occupancy of the Premises after any termination of this Lease.

29.18        Notices. All notices, demands, statements, designations, approvals or other communications (collectively, “Notices”) given or required to be given by either party to the other hereunder or by law shall be in writing, shall be (A) sent by United States certified or registered mail, postage prepaid, return receipt requested (“Mail”), (B) transmitted by telecopy, if such telecopy is promptly followed by a Notice sent by Mail, (C) delivered by a nationally recognized overnight courier, or (D) delivered personally. Any Notice shall be sent, transmitted, or delivered, as the case may be, to Tenant at the appropriate address set forth in Section 8 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord, or to Landlord at the addresses set forth below, or to such other places as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given (i) three (3) days after the date it is posted if sent by Mail, (ii) the date the telecopy is transmitted, (iii) the date the overnight courier delivery is made, or (iv) the date personal delivery is made. As of the date of this Lease, any Notices to Landlord must be sent, transmitted, or delivered, as the case may be, to the following addresses:

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BFPRU I, LLC

601 West 26th Street

Suite 1275

New York, NY 10001

with a copy to:

Property Manager

Property Management Office

180 N. Stetson Avenue

Suite 2175

Chicago, IL 60601

and with a copy to:

Gould & Ratner LLP

222 North LaSalle Street

Suite 800

Chicago, IL 60601

Attention: David M. Arnburg

29.19        Joint and Several If there is more than one Tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.

29.20        Authority. If Tenant is a corporation, trust or partnership, each individual executing this Lease on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in the State of Illinois and that Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so. In such event, Tenant shall, within fifteen (15) days after execution of this Lease, deliver to Landlord satisfactory evidence of such authority and, if a corporation, upon demand by Landlord, also deliver to Landlord satisfactory evidence of (i) good standing in Tenant’s state of incorporation and (ii) qualification to do business in the State of Illinois.

29.21        Consent Fees: Standard Administrative Charge.

29.21.1         Notwithstanding anything in this Lease to the contrary, if Tenant directly or indirectly requests Landlord’s consent or approval to any matter relating to this Lease (e.g., a request for Landlord to subordinate any of its liens or a request for consent to any Transfer or Alteration), Tenant shall pay Landlord (collectively, the “Consent Fees”) (a) a fee in the amount of $1,500.00, plus (b) an amount sufficient to reimburse Landlord for all out-of-pocket costs payable to third parties and incurred and/or expected to be incurred in connection with the consent or approval, including, without limitation, reasonable attorneys’, engineers’, accountants’ or architects’ fees.

29.21.2         Notwithstanding anything in this Lease to the contrary, Tenant shall pay to Landlord, Landlord’s standard administrative charge in connection with any action taken by Landlord not expressly required to be undertaken by Landlord pursuant to the terms of this Lease (e.g., in connection with any construction, improvement, or repair work undertaken by Landlord that is not expressly required of Landlord pursuant to the terms of this Lease). The foregoing shall in no way obligate Landlord to undertake any action not specifically required of Landlord pursuant to the terms of this Lease.

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29.21.3         Landlord shall have no obligation to consider any request for consent or approval until the appropriate fees (or Landlord’s estimates thereof) have been paid to Landlord. Further, if Landlord, at Landlord’s sole option, shall undertake or agree to undertake any action not specifically required of Landlord pursuant to the terms of this Lease, Landlord shall have no obligation to commence or complete such action until the appropriate fees (or Landlord’s estimates thereof) have been paid to Landlord. Tenant’s payment of the fees hereunder in no way entitles Tenant to Landlord’s consent or approval nor shall Tenant’s offer to pay the same require Landlord to perform any work not specifically required of Landlord under this Lease. Notwithstanding the foregoing, Landlord shall have the right to (i) waive the provisions of this Section 29.21, and/or (ii) require Tenant to pay Landlord different amounts as may be required by another provision of this Lease.

29.22        Governing Law; WAIVER OF TRIAL BY JURY. This Lease shall be construed and enforced in accordance with the laws of the State of Illinois. IN ANY ACTION OR PROCEEDING ARISING HEREFROM, LANDLORD AND TENANT HEREBY CONSENT TO (I) THE JURISDICTION OF ANY COMPETENT COURT WITHIN THE STATE OF ILLINOIS, (II) SERVICE OF PROCESS BY ANY MEANS AUTHORIZED BY ILLINOIS LAW, AND (III) IN THE INTEREST OF SAVING TIME AND EXPENSE, TRIAL WITHOUT A JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR THEIR SUCCESSORS IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY. IN THE EVENT LANDLORD COMMENCES ANY SUMMARY PROCEEDINGS OR ACTION FOR NONPAYMENT OF BASE RENT OR ADDITIONAL RENT, TENANT SHALL NOT INTERPOSE ANY COUNTERCLAIM OF ANY NATURE OR DESCRIPTION (UNLESS SUCH COUNTERCLAIM SHALL BE MANDATORY) IN ANY SUCH PROCEEDING OR ACTION, BUT SHALL BE RELEGATED TO AN INDEPENDENT ACTION AT LAW.

29.23        Submission of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of, option for or option to lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

29.24        Brokers. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Section 10 of the Summary (the “Brokers”), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent, other than the Brokers, occurring by, through, or under the indemnifying party. The terms of this Section 29.24 shall survive the expiration or earlier termination of the Lease Term.

29.25        Independent Covenants. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord’s expense or, except as expressly provided herein, to any setoff of the Rent or other amounts owing hereunder against Landlord.

29.26        Project or Building Name. Address and Signage. Landlord shall have the right at any time to change the name and/or address of the Project or Building and to install, affix and maintain any and all signs on the exterior and on the interior of the Project or Building as Landlord may, in Landlord’s sole discretion, desire. Tenant shall not use the name of the Project or Building or use pictures or illustrations of the Project or Building in advertising or other publicity or for any purpose other than as the address of the business to be conducted by Tenant in the Premises, without the prior written consent of Landlord.

29.27        Counterparts. This Lease may be executed in counterparts with the same effect as if both parties hereto had executed the same document. Both counterparts shall be construed together and shall constitute a single lease.

29.28        Confidentiality. Tenant acknowledges that the content of this Lease and any related documents are confidential information. Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant’s financial, legal, and space planning consultants.

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29.29        Building Renovations. It is specifically understood and agreed that Landlord has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Premises, Building, or any part thereof and that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant except as specifically set forth herein or in the Tenant Work Letter. However, Tenant hereby acknowledges that Landlord is currently renovating or may during the Lease Term renovate, improve, alter, or modify (collectively, the “Renovations”) the Project, the Building and/or the Premises. Tenant hereby agrees that such Renovations shall in no way constitute a constructive eviction of Tenant nor, except as provided in Section 6.4, entitle Tenant to any abatement of Rent. Landlord shall have no responsibility and shall not be liable to Tenant for any injury to or interference with Tenant’s business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant’s personal property or improvements resulting from the Renovations, or for any inconvenience or annoyance occasioned by such Renovations

29.30        Development of the Project.

29.30.1         Subdivision. Landlord reserves the right to subdivide all or a portion of the buildings and Common Areas. Tenant agrees to execute and deliver, upon demand by Landlord and in the form requested by Landlord, any additional documents needed to conform this Lease to the circumstances resulting from a subdivision and any all maps in connection therewith. Notwithstanding anything to the contrary set forth in this Lease, the separate ownership of any buildings and/or Common Areas by an entity other than Landlord shall not affect the calculation of Direct Expenses or Tenant’s payment of Tenant’s Share of Direct Expenses.

29.30.2         The Other Improvements. If portions of the Project or property adjacent to the Project (collectively, the “Other Improvements”) are owned by an entity other than Landlord, Landlord, at its option, may enter into an agreement with the owner or owners of any of the Other Improvements to provide (i) for reciprocal rights of access, use and/or enjoyment of the Project and the Other Improvements, (ii) for the common management, operation, maintenance, improvement and/or repair of all or any portion of the Project and all or any portion of the Other Improvements, (iii) for the allocation of a portion of the Direct Expenses to the Other Improvements and the allocation of a portion of the operating expenses and taxes for the Other Improvements to the Project, (iv) for the use or improvement of the Other Improvements and/or the Project in connection with the improvement, construction, and/or excavation of the Other Improvements and/or the Project, and (v) for any other matter which Landlord deems necessary. Nothing contained herein shall be deemed or construed to limit or otherwise affect Landlord’s right to sell all or any portion of the Project or any other of Landlord’s rights described in this Lease.

29.30.3         Construction of Property and Other Improvements. Tenant acknowledges that, as part of Renovations, portions of the Project may be converted into a non-general office use, and the Project and/or the Other Improvements may be under construction (in connection with such conversion or otherwise) following Tenant’s occupancy of the Premises, and that such construction may result in levels of noise, dust, obstruction of access, etc. which are in excess of that present in a fully constructed project. Except as provided in Section 6.4, Tenant hereby waives any and all rent offsets or claims of constructive eviction which may arise in connection with such construction.

29.31         No Violation. Tenant hereby warrants and represents that neither its execution of nor performance under this Lease shall cause Tenant to be in violation of any agreement, instrument, contract, law, rule or regulation by which Tenant is bound, and Tenant shall protect, defend, indemnify and hold Landlord harmless against any claims, demands, losses, damages, liabilities, costs and expenses, including, without limitation, reasonable attorneys’ fees and costs, arising from Tenant’s breach of this warranty and representation.

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29.32         Communications and Computer Lines. Tenant may install, maintain, replace, remove or use any communications or computer wires and cables serving the Premises (collectively, the “Lines”), provided that (i) Tenant shall obtain Landlord’s prior written consent, use an experienced and qualified contractor approved in writing by Landlord, and comply with all of the other provisions of Article 7 and Article 8 of this Lease, (ii) an acceptable number of spare Lines and space for additional Lines shall be maintained for existing and future occupants of the Project, as determined in Landlord’s reasonable opinion, (iii) the Lines therefor (including riser cables) shall be appropriately insulated to prevent excessive electromagnetic fields or radiation, shall be surrounded by a protective conduit reasonably acceptable to Landlord, and shall be identified in accordance with the “Identification Requirements,” as that term is set forth hereinbelow, (iv) any new or existing Lines servicing the Premises shall comply with all applicable governmental laws and regulations, (v) as a condition to permitting the installation of new Lines, Landlord may require that Tenant remove existing Lines installed by Tenant located in or serving the Premises and repair any damage in connection with such removal, and (vi) Tenant shall pay all costs in connection therewith. All Lines shall be clearly marked with adhesive plastic labels (or plastic tags attached to such Lines with wire) to show Tenant’s name, suite number, telephone number and the name of the person to contact in the case of an emergency (A) in each telephone/data/electric closet through which such lines run, and (B) at the Lines’ termination point(s) (collectively, the “Identification Requirements”). Tenant shall not be required to remove any Lines located in or serving the Premises prior to the expiration or earlier termination of this Lease.

29.33         Transportation Management. Tenant shall fully comply with all present or future programs intended to manage parking, transportation or traffic in and around the Project and/or the Building, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities. Such programs may include, without limitation: (i) restrictions on the number of peak-hour vehicle trips generated by Tenant; (ii) increased vehicle occupancy; (iii) implementation of an in-house ridesharing program and an employee transportation coordinator; (iv) working with employees and any Project, Building or area-wide ridesharing program manager; (v) instituting employer-sponsored incentives (financial or in-kind) to encourage employees to rideshare; and (vi) utilizing flexible work shifts for employees.

29.34         OFAC Representation. Tenant warrants, represents and covenants to Landlord that neither Tenant nor any person or entity holding any legal or beneficial interest whatsoever in Tenant is or will become a person or entity with whom Landlord is restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including, but not limited to, those named on OFAC’s Specially Designated and Blocked Persons list) or under any statute, executive order (including but not limited to the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) or other governmental actions, and Tenant further represents, warrants and covenants that it shall not engage in any dealings or transactions or be otherwise associated with such persons or entities. If the foregoing representations or warranties are untrue at any time during the Term or if Tenant breaches the foregoing covenants at any time during the Term, a Default will deemed to have occurred, without the necessity of notice to Tenant.

[Signatures commence on the following page.]

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IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

LANDLORD:			TENANT:

BFPRU I, LLC,			CISION US, INC.,
a Delaware limited liability company			a Delaware corporation,

By:			By:

	Its:	Manager		Its:	CFO, N.A.

By:			By:

	Its:			Its:

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EXHIBIT A

PRUDENTIAL PLAZA

OUTLINE OF PREMISES

Exhibit A-1

Suite
700

7th Floor : Full

- Occupant
- Storage
- Ext. Corridor
- Floor Service
- Building Service / Amenity
- Major Vertical Penetration
- Parking

Prudential Plaza

Chicago, IL

SDI
we're there.

Exhibit A-2

EXHIBIT B

PRUDENTIAL PLAZA

TENANT WORK LETTER

This Tenant Work Letter shall set forth the terms and conditions relating to the construction of certain improvements and alterations to the Premises. This Tenant Work Letter is essentially organized chronologically and addresses the issues of the construction of such improvements and alterations to the Premises, in sequence, as such issues will arise during the actual construction of the Premises. All references in this Tenant Work Letter to Articles or Sections of “this Lease” shall mean the relevant portions of Article 1 through Article 29 of the Office Lease to which this Tenant Work Letter is attached as Exhibit B. and all references in this Tenant Work Letter to Sections of “this Tenant Work Letter” shall mean the relevant portions of Article 1 through Article 5 of this Tenant Work Letter.

ARTICLE 1

LANDLORD’S INITIAL CONSTRUCTION IN THE PREMISES

1.1           Base Building as Constructed by Landlord. Following the full execution and delivery of this Lease by Landlord and Tenant, and Tenant’s delivery to Landlord of the Letter of Credit and evidence that Tenant has obtained the insurance required by Article 10, Landlord shall deliver the Premises with the Base Building (as such term is defined in Section 8.2) and Original Improvements (as such term is defined in Section 10.3.2), to Tenant, and Tenant shall accept the Premises, Original Improvements and Base Building from Landlord in their presently existing, “as-is” condition.

1.2           Landlord Work. From and after the full execution and delivery of this Lease, Landlord, will perform the Landlord Premises Work described on Schedule I attached to this Exhibit B (“Landlord’s Premises Work”) and the Landlord’s Base Building Work described on Schedule I (“Landlord’s Base Building Work” and with the Landlord’s Premises Work, the “Landlord Work”). Except as provided in Schedule I, the Landlord Work will be performed at Landlord’s sole cost and expense. Tenant acknowledges and agrees that portions of the Landlord Work may be performed simultaneously with the performance of the Tenant Improvements, in which event Landlord will coordinate with Tenant to ensure that such Landlord Base Building Work does not increase the costs associated with Tenant’s work or cause delays to the completion of Tenant’s work. So long as Landlord and Tenant agree, Tenant’s Contractor may perform some of the Landlord’s Work, in which case (i) such work to be performed by Tenant’s Contractor shall no longer be considered the Landlord’s Work and the Tenant’s Contractor shall perform such work pursuant to plans and specifications approved by Landlord, and (ii) Landlord shall give Tenant a credit for the portion of Landlord that is performed by Tenant’s Contractor, and such amounts shall not be included in the Tenant Improvement Allowance.

ARTICLE 2

TENANT IMPROVEMENTS

2.1           Tenant Improvements. As used in this Tenant Work Letter, “Tenant Improvements” means those improvements and alterations to the Premises depicted on the Approved Working Drawings (as such term is defined in Section 3.33.3), and any subsequent modifications to such improvements and alterations made in accordance with the terms and provisions of this Tenant Work Letter.

Exhibit B-1

2.2           Tenant Improvement Funding.

2.2.1           Tenant Improvement Allowance. Landlord shall provide an amount not to exceed the Tenant Improvement Allowance toward the Tenant Improvement Items in accordance with Section 2.3.2 below, Except as provided in this Section 2.2.1, Tenant shall not be entitled to receive any portion of Tenant’s Improvement Allowance not actually expended for Tenant Improvement Items nor shall Tenant have any right to apply any unused portion of the Tenant Improvement Allowance as a credit against Rent or any other obligations of Tenant under the Lease, as set forth below. Upon the occurrence of the date which is twelve months after the Commencement Date, any remaining portion of the Tenant’s Improvement Allowance not disbursed for Tenant Improvement Items shall be retained by Landlord; provided, however that notwithstanding the foregoing provided that (i) no Event of Default then exists; and (ii) the Tenant Improvement Items have been substantially completed and Tenant has delivered to Landlord a sworn statement to Landlord which identifies all agents, contactors and materials suppliers engaged by Tenant in connection with the Tenant Improvements and sworn statements and lien waivers from such agents, contractor and materials suppliers, such statements and lien waivers all in such form as reasonably required by Landlord, then, provided Tenant makes such request to Landlord on or before the date which is fifteen (15) months after the Lease Commencement Date, Tenant may apply (x) the Tenant Improvement Allowance towards architectural, engineering, space planning, furniture, moving or any other expenses reasonably incurred by Tenant in connection with its relocation to the Premises, and (y) up to $490,464.00 of the unused Tenant Improvement Allowance as a credit against Base Rent or any other obligations of Tenant under the Lease until such credit is exhausted.

2.2.2           Over Allowance Amount Provided By Tenant. Except as provided in Section 2.2.1, Tenant shall pay all costs of the Tenant Improvements.

2.3           Disbursement of the Tenant Improvement Funds.

2.3.1           Tenant Improvement Items. Except as otherwise set forth in this Tenant Work Letter, the Tenant Improvement Funds shall be disbursed by Landlord only for the following items and costs (collectively the “Tenant Improvement Items”).

2.3.1.1           Payment of the actual fees and costs, reasonably incurred by Landlord, for the review of the “Construction Drawings,” as that term is defined in Section 3.1 of this Tenant Work Letter, by Landlord’s third party consultants, if applicable;

2.3.1.2           The payment of plan check, permit and license fees relating to construction of the applicable phase of the Tenant Improvements;

2.3.1.3           The cost of construction of the Tenant Improvements, including, without limitation, testing and inspection costs, out of pocket costs to provide freight elevator usage, and hoisting trash removal costs, sprinkler drain down fees, Landlord’s construction clean-up costs, and contractors’ fees and general conditions;

2.3.1.4           The cost of any changes in the Base Building when such changes are required by the Construction Drawings (including if such changes are due to the fact that such work is prepared on an unoccupied basis), such cost to include all direct architectural and/or engineering fees and expenses incurred in connection therewith;

2.3.1.5           The cost of any changes to the Construction Drawings or Tenant Improvements required by all applicable building codes (the “Code”);

2.3.1.6           Sales and use taxes; and

2.3.1.7           All other costs to be expended by Landlord in connection with the construction of the Tenant Improvements, other than security or supervision fees.

2.3.2           Disbursement of Tenant Improvement Allowance. During the construction of the Tenant Improvements, Landlord shall make monthly disbursements from the Tenant Improvement Allowance for Tenant Improvement Items for the benefit of Tenant and shall authorize the release of monies for the benefit of Tenant as follows.

2.3.2.1           Priority. Intentionally Deleted.

Exhibit B-2

2.3.2.2           Monthly Disbursements. On or before the first day of each calendar month, as determined by Landlord, during the construction of the Tenant Improvements (or such other date as Landlord may designate), Tenant shall deliver to Landlord: (i) a request for payment of the “Contractor,” as that term is defined in Section 4.1 of this Tenant Work Letter, approved by Tenant, in a form to be provided by Landlord, showing the then current Final Costs, schedule of values, by trade, of percentage of completion of the Tenant Improvements in the Premises, detailing the portion of the work completed and the portion not completed for the applicable phase; (ii) invoices from all of “Tenant’s Agents,” as that term is defined in Section 4.1.2 of this Tenant Work Letter, for labor rendered and materials delivered to the Premises; (iii) executed sworn statements and conditional mechanic’s lien releases from all of Tenant’s Agents (along with unconditional mechanics lien releases with respect to payments made pursuant to Tenant’s prior submission hereunder) which shall comply with the appropriate provisions, as reasonably determined by Landlord, of any applicable laws; and (iv) all other information reasonably requested by Landlord. Within forty-five (45) days following Landlord’s receipt from Tenant of the last of the items set forth above in Sections 2.2.1.1 (i) through (iv) above, Landlord shall deliver a check to Tenant made payable to Contractor in payment of the lesser of: (A) the amounts so requested by Tenant, as set forth in this Section 2.2.1.1, above, less a ten percent (10%) retention (the aggregate amount of such retentions to be known as the “Final Retention”), and (B) the balance of any remaining available portion of the Tenant Improvement Allowance (not including the Final Retention), provided that (i) Landlord does not dispute any request for payment based on non-compliance of any work with the “Approved Working Drawings,” as that term is defined in Section 3.4 below, or due to any substandard work in violation of the terms of this Tenant Work Letter and (ii) if the then unpaid Final Costs exceed the then undisbursed portion of the Improvement Allowance, no portion of the Improvement Allowance shall be paid by Landlord until Tenant pays such excess. No more than one request for payment may be submitted in any calendar month.. Landlord’s payment of such amounts shall not be deemed Landlord’s approval or acceptance of the work furnished or materials supplied as set forth in Tenant’s payment request.

2.3.2.3           Final Retention. Subject to the provisions of this Tenant Work Letter, a check for the Final Retention payable to Contractor shall be delivered by Landlord to Tenant following the completion of construction of the Tenant Improvements in the Premises, provided that (i) Tenant delivers to Landlord properly executed final sworn statements and mechanics lien waiver or releases in compliance with any applicable laws from all Tenant Agents, (ii) Landlord has determined that no substandard work exists in violation of the terms of this Tenant Work Letter which adversely affects the mechanical, electrical, plumbing, heating, ventilating and air conditioning, life-safety or other systems of the Building, the curtain wall of the Building, the structure or exterior appearance of the Building, or any other tenant’s use of such other tenant’s leased premises in the Building, (iii) Architect delivers to Landlord a certificate, in a form reasonably acceptable to Landlord, certifying that the construction of the Tenant Improvements in the Premises has been substantially completed, (iv) Tenant supplies Landlord with evidence that all required governmental approvals required for Tenant to legally occupy the Premises have been obtained, and (v) Tenant has fulfilled its obligations pursuant to the terms of Section 4.3(i) of this Tenant Work Letter and has otherwise complied with Landlord’s standard “close out” requirements regarding city approvals, closeout tasks, closeout documentation regarding the general contractor, financial close-out matters, and tenant vendors.

2.3.2.4           Other Terms. Notwithstanding any provision to the contrary in Section 2.2.1 above, upon written request from Tenant, Landlord shall deliver checks otherwise requested to be paid to Contractor under Section 2.2.1 above, to be made payable to Tenant (instead of Contractor), provided that concurrently with such request by Tenant, Tenant provides to Landlord unconditional mechanics lien releases (which releases shall comply with the requirements, as reasonably determined by Landlord, of all applicable laws) from all of Tenant’s Agents that performed the work which corresponds to the applicable payment request.

2.4           Standard Tenant Improvement Package. Landlord has established specifications (the “Specifications”) for the Building standard components to be used in the construction of the Tenant Improvements in the Premises (collectively, the “Building Standards”), which Specifications shall be supplied to Tenant by Landlord. The quality of Tenant Improvements shall be equal to or of greater quality than the quality of the Specifications, provided that the Tenant Improvements shall comply with certain Specifications as designated by Landlord. Landlord may make changes to the Specifications for the Building Standards from time to time.

Exhibit B-3

ARTICLE 3

CONSTRUCTION DRAWINGS

3.1           Selection of Architect/Construction Drawings. Tenant shall retain the architect/space planner approved by Landlord (the “Architect”) to prepare the “Construction Drawings,” as that term is defined in this Section 3.1. Tenant shall retain the engineering consultants approved by Landlord (the “Engineers”) to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, life- safety, and sprinkler work in the Premises, which work is not part of the Base Building. The plans and drawings to be prepared by Architect and the Engineers hereunder shall be known collectively as the “Construction Drawings.” All Construction Drawings shall comply with the drawing format and specifications determined by Landlord, and shall be subject to Landlord’s approval. Tenant and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the Base Building plans, and Tenant and Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith. Landlord’s review of the Construction Drawings as set forth in this Article 3, shall be for its sole purpose and shall not imply Landlord’s review of the same, or obligate Landlord to review the same, for quality, design, Code compliance or other like matters. Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord’s space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings, and Tenant’s waiver and indemnity set forth in this Lease shall specifically apply to the Construction Drawings.

3.2           Final Space Plan. Tenant shall supply Landlord with four (4) copies signed by Tenant of its final space plan for the Premises before any architectural working drawings or engineering drawings have been commenced. The final space plan (the “Final Space Plan”) shall include a layout and designation of all offices, rooms and other partitioning, their intended use, and equipment to be contained therein. Landlord may request clarification or more specific drawings for special use items not included in the Final Space Plan. Landlord shall advise Tenant within ten (10) business days after Landlord’s receipt of the Final Space Plan for the Premises if the same is unsatisfactory or incomplete in any respect. If Tenant is so advised, Tenant shall promptly cause the Final Space Plan to be revised to correct any deficiencies or other matters Landlord may reasonably require. At Landlord’s option, prior to the submission of the “Final Working Drawings,” as that term is defined in Section 3.3, below, Tenant shall supply Landlord with intermediate stages of the Construction Drawings.

3.3           Final Working Drawings. After the Final Space Plan has been approved by Landlord, Tenant shall supply the Engineers with a complete listing of standard and non-standard equipment and specifications, including, without limitation, B.T.U. calculations, electrical requirements and special electrical receptacle requirements for the Premises, to enable the Engineers and the Architect to complete the “Final Working Drawings” (as that term is defined below) in the manner as set forth below. Upon the approval of the Final Space Plan by Landlord and Tenant, Tenant shall promptly cause the Architect and the Engineers to complete the architectural and engineering drawings for the Premises, and Architect shall compile a fully coordinated set of architectural, structural, mechanical, electrical and plumbing working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the “Final Working Drawings”) and shall submit the same to Landlord for Landlord’s approval, provided that, at Tenant’s option, the Final Working Drawings may be prepared in two phases on a “design build” basis (first the architectural portion, then engineering drawings consistent with the previously provided architectural drawings), provided further that in such event both components shall be subject to Landlord’s approval. Tenant shall supply Landlord with four (4) copies signed by Tenant of such Final Working Drawings (or any particular component thereof, if applicable). Landlord shall advise Tenant within ten (10) business days after Landlord’s receipt of the Final Working Drawings (or any particular component thereof, if applicable) for the Premises if the same is unsatisfactory or incomplete in any respect. If Tenant is so advised, Tenant shall immediately revise the Final Working Drawings (or any particular component thereof, if applicable) in accordance with such review and any disapproval of Landlord in connection therewith. Landlord may impose, as a condition of its consent to any and all Tenant Improvements or repairs of the Premises or about the Premises or otherwise, such requirements as Landlord in its reasonable discretion may deem desirable, including, but not limited to, the requirement that upon Landlord’s request, Tenant shall, at Tenant’s expense, remove such Tenant Improvements upon the expiration or any early termination of the Lease Term.

Exhibit B-4

3.4           Approved Working Drawings. The Final Working Drawings shall be approved by Landlord (the “Approved Working Drawings”) prior to the commencement of construction of the Premises by Tenant. After approval by Landlord of the Final Working Drawings, Tenant may submit the same to the appropriate municipal authorities for all applicable building permits. Tenant hereby agrees that neither Landlord nor Landlord’s consultants shall be responsible for obtaining any building permit or certificate of occupancy (if required) for the Premises and that obtaining the same shall be Tenant’s responsibility; provided, however, that Landlord shall cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy. Tenant shall not commence construction until all required governmental permits are obtained. No changes, modifications or alterations in the Approved Working Drawings may be made without the prior written consent of Landlord, which consent may not be unreasonably withheld, conditioned or delayed.

ARTICLE 4

CONSTRUCTION OF THE TENANT IMPROVEMENTS

4.1         Tenant’s Selection of Contractors.

4.1.1           The Contractor. A general contractor shall be retained by Tenant to construct the Tenant Improvements. Such general contractor (“Contractor”) shall be selected by Tenant from a list of general contractors supplied by Landlord or, at Landlord’s option, from a list provided by Tenant and approved by Landlord. Tenant shall deliver to Landlord notice of its selection of the Contractor upon such selection.

4.1.2           Tenant’s Agents. All subcontractors, laborers, materialmen, and suppliers used by Tenant (such subcontractors, laborers, materialmen, and suppliers, and the Contractor to be known collectively as “Tenant’s Agents”) must be union and must be approved in writing by Landlord, which approval shall not be unreasonably withheld or delayed, provided that Landlord may require Tenant to retain life-safety subcontractors designated by Landlord. If Landlord does not approve any of Tenant’s proposed subcontractors, laborers, materialmen or suppliers, Tenant shall submit other proposed subcontractors, laborers, materialmen or suppliers for Landlord’s written approval.

4.2         Construction of Tenant Improvements by Tenant’s Agents

4.2.1         Construction Contract; Cost Budget. Prior to Tenant’s execution of the construction contract and general conditions with Contractor (the “Contract”) for the Tenant Improvements, Tenant shall submit the Contract to Landlord for its approval, which approval shall not be unreasonably withheld, conditioned or delayed. Prior to the commencement of the construction of the Tenant Improvements, and after Tenant has accepted all bids for the Tenant Improvements, Tenant shall provide Landlord with a detailed breakdown of the schedule of values, by trade, of the final costs to be incurred or which have been incurred, as set forth more particularly in Sections 2.3.1.1 through 2.3.1.7, above, in connection with the design and construction of the Tenant Improvements to be performed by or at the direction of Tenant or the Contractor, which costs form a basis for the amount of the Contract (such final costs as modified from time to time to reflect changes in the cost of Tenant Improvement Items the “Final Costs”). With each monthly disbursement request pursuant to Section 2.3.2, Tenant shall revise the Final Costs to reflect any changes thereto.

4.2.2         Tenant’s Agents.

4.2.2.1           Landlord’s General Conditions for Tenant’s Agents and Tenant Improvement Work. Tenant’s and Tenant’s Agent’s construction of the Tenant Improvements shall comply with the following: (i) the Tenant Improvements shall be constructed in strict accordance with the Approved Working Drawings; (ii) Tenant’s Agents shall submit schedules of all work relating to the Tenant’s Improvements to Landlord and Landlord shall, within five (5) business days of receipt thereof, inform Tenant’s Agents of any changes which are necessary thereto, and Tenant’s Agents shall adhere to such corrected schedule; and (iii) Tenant shall abide by all rules made by Landlord’s Building manager with respect to the use of freight, loading dock and service elevators, any required shutdown of utilities (including life safety systems), storage of materials, coordination of work with the contractors of other tenants, and any other matter in connection with this Tenant Work Letter, including, without limitation, the construction of the Tenant Improvements. If any Tenant’s Agent fails to comply with such rules or unreasonably interferes with the performance of other work in Building, Landlord may deny such Tenant’s Agent access to the Building on two (2) Business Days prior notice.

Exhibit B-5

4.2.2.2         Indemnity. Tenant’s indemnity of Landlord as set forth in this Lease shall also apply with respect to any and all costs, losses, damages, injuries and liabilities resulting from any act or omission of Tenant or Tenant’s Agents, or anyone directly or indirectly employed by any of them, or in connection with or resulting from Tenant’s non-payment of any amount arising out of the Tenant Improvements and/or Tenant’s disapproval of all or any portion of any request for payment. Such indemnity by Tenant, as set forth in this Lease, shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related to Landlord’s performance of any ministerial acts reasonably necessary (i) to permit Tenant to complete the Tenant Improvements, and (ii) to enable Tenant to obtain any building permit or certificate of occupancy for the Premises. All contracts with Tenant’s Agents shall require, to the fullest extent permitted by law, Tenant’s Agents to indemnify and hold harmless the Landlord Parties from and against all Losses necessitated by activities of the indemnifying party’s contractors, bodily injury to persons or damage to property of the Landlord Parties arising out of or resulting from the performance of work by the indemnifying party or its contractors. The foregoing indemnity shall be in addition to the insurance requirements set forth above and shall not be in discharge or substitution of the same, and shall not be limited in any way by any limitations on the amount or type of damages, compensation or benefits payable by or for Tenant’s Agents under Workers’ Compensation Acts.

4.2.2.3         Requirements of Tenant’s Agents. Each of Tenant’s Agents shall guarantee to Tenant and for the benefit of Landlord that the portion of the Tenant Improvements for which it is responsible shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof. Each of Tenant’s Agents shall be responsible for the replacement or repair, without additional charge, of all work done or furnished in accordance with its contract that shall become defective within one (1) year after the completion of the work performed by such contractor or subcontractors. The correction of such work shall include, without additional charge, all additional expenses and damages incurred in connection with such removal or replacement of all or any part of the Tenant Improvements, and/or the Building and/or common areas that may be damaged or disturbed thereby. All such warranties or guarantees as to materials or workmanship of or with respect to the Tenant Improvements shall be contained in the Contract or subcontract and shall be written such that such guarantees or warranties shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either.

4.2.2.4         Insurance Requirements.

(a)          General Coverages. All of Tenant’s Agents shall carry worker’s compensation insurance covering all of their respective employees, and shall also carry public liability insurance, including property damage, all with limits, in form and with companies as are required to be carried by Tenant as set forth in this Lease.

(b)          Special Coverages. Tenant shall carry or shall cause Tenant’s Contractor to carry “Builder’s All Risk” insurance in an amount approved by Landlord covering the construction of the Tenant Improvements, and such other insurance as Landlord may require, it being understood and agreed that the Tenant Improvements shall be insured by Tenant pursuant to this Lease immediately upon completion thereof. Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Landlord including, but not limited to, the requirement that all of Tenant’s Agents shall carry excess liability and Products and Completed Operation Coverage insurance, each in amounts not less than $2,000,000 per incident, $10,000,000 in aggregate, and in form and with companies as are required to be carried by Tenant as set forth in this Lease.

Exhibit B-6

(c)          General Terms. Certificates for all insurance carried pursuant to this Section 4.2.2.4 shall be delivered to Landlord before the commencement of construction of the Tenant Improvements and before the Contractor’s equipment is moved onto the site. In the event that the Tenant Improvements are damaged by any cause during the course of the construction thereof, Tenant shall immediately repair the same at Tenant’s sole cost and expense. Tenant’s Agents shall maintain all of the foregoing insurance coverage in force until the Tenant Improvements are fully completed and accepted by Landlord, except for any Products and Completed Operation Coverage insurance required by Landlord, which is to be maintained for ten (10) years following completion of the work and acceptance by Landlord and Tenant. All policies carried under this Section 4.2.2.4 shall insure Landlord and Tenant, as their interests may appear, as well as Contractor and Tenant’s Agents. All insurance, except Workers’ Compensation, maintained by Tenant’s Agents shall preclude subrogation claims by the insurer against anyone insured thereunder. Such insurance shall provide that it is primary insurance as respects the owner and that any other insurance maintained by owner is excess and noncontributing with the insurance required hereunder. The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Landlord by Tenant under Section 4.2.2.2 of this Tenant Work Letter.

4.2.3           Governmental Compliance. The Tenant Improvements shall comply in all respects with the following: (i) the Code and other state, federal, city or quasi-governmental laws, codes, ordinances and regulations, as each may apply according to the rulings of the controlling public official, agent or other person; (ii) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; and (iii) building material manufacturer’s specifications.

4.2.4           Inspection by Landlord. Landlord shall have the right to inspect the Tenant Improvements at all times, provided however, that Landlord’s failure to inspect the Tenant Improvements shall in no event constitute a waiver of any of Landlord’s rights hereunder nor shall Landlord’s inspection of the Tenant Improvements constitute Landlord’s approval of the same. Should Landlord disapprove any portion of the Tenant Improvements, Landlord shall notify Tenant in writing of such disapproval and shall specify the items disapproved. Any defects or deviations in, and/or disapproval by Landlord of, the Tenant Improvements shall be rectified by Tenant at no expense to Landlord, provided however, that in the event Landlord determines that a defect or deviation exists or disapproves of any matter in connection with any portion of the Tenant Improvements and such defect, deviation or matter might adversely affect the mechanical, electrical, plumbing, heating, ventilating and air conditioning or life-safety systems of the Building, the structure or exterior appearance of the Building or any other tenant’s use of such other tenant’s leased premises, Landlord may, take such action as Landlord deems necessary, at Tenant’s expense and without incurring any liability on Landlord’s part, to correct any such defect, deviation and/or matter, including, without limitation, causing the cessation of performance of the construction of the Tenant Improvements until such time as the defect, deviation and/or matter is corrected to Landlord’s reasonable satisfaction.

4.2.5           Meetings. Commencing upon the execution of this Lease, Tenant shall hold weekly meetings at a reasonable time, with the Architect and the Contractor regarding the progress of the preparation of Construction Drawings and the construction of the Tenant Improvements, which meetings shall be held at a location designated by Landlord, and Landlord and/or its agents shall receive prior notice of, and shall have the right to attend, all such meetings, and, upon Landlord’s request, certain of Tenant’s Agents shall attend such meetings. In addition, minutes shall be taken at all such meetings, a copy of which minutes shall be promptly delivered to Landlord. One such meeting each month shall include the review of Contractor’s current request for payment.

4.3         Construction by Landlord. Landlord shall have the right, but not the obligation, to perform, on behalf of and for the account of Tenant, subject to reimbursement by Tenant, any of the Tenant Improvement (i) Landlord reasonably deems necessary to be done on an emergency basis, (ii) pertains to structural components or the Building Systems, (iii) pertains to the erection of temporary safety barricades or signs during construction outside the Premises. Except in case of emergency, Landlord shall give at least five (5) business days prior written notice to Tenant of its intention to perform such work which shall be accompanied by a reasonable estimate of the costs of such work. Except in the case of an emergency, Tenant shall have the right to object to the performance of such work by Landlord, in which event such work shall not be performed until the party’s shall come to an agreement regarding the same but Commencement Date shall not be affected.

Exhibit B-7

4.4         Copy of Record Set of Plans. At the conclusion of construction, (i) Tenant shall cause the Architect and Contractor (A) to update the Approved Working Drawings as necessary to reflect all changes made to the Approved Working Drawings during the course of construction, (B) to certify to the best of their knowledge that the updated drawings are true and correct, which certification shall survive the expiration or termination of this Lease, and (C) to deliver to Landlord two (2) CD ROMS of such updated drawings in accordance with “Landlord’s CAD format requirements,” as set forth below, within thirty (30) days following issuance of a certificate of occupancy for the Premises, or, if no certificate of occupancy for the Premises is required pursuant to applicable laws, then within thirty (30) days following the substantial completion of the Premises, (ii) Tenant shall deliver to Landlord a copy of all warranties, guaranties, and operating manuals and information relating to the improvements, equipment, and systems in the Premises, and (iii) Tenant shall deliver to Landlord a copy of the original permit issued by the City of Chicago (“City”) and the permit drawings containing a City stamp. For purposes of this Tenant Work Letter, “Landlord’s CAD format requirements” shall mean (a) the version is no later than current Autodesk version of AutoCAD plus the most recent release version, (b) files must be unlocked and fully accessible (no “cad-lock”, read-only, password protected or “signature” files), (c) files must be in “.dwg” format, (d) if the data was electronically in a non-Autodesk product, then files must be converted into ‘“dwg” files when given to Landlord.

Exhibit B-8

ARTICLE 5

COMPLETION OF THE TENANT IMPROVEMENTS;

LEASE COMMENCEMENT DATE

5.1           Tenant’s Representative. Tenant shall designate one person as its sole representative with respect to the matters set forth in this Tenant Work Letter, who shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter.

5.2           Landlord’s Representative. Landlord has designated Mr. Greg Prather or such other person as Landlord may later designate in writing as its representatives with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter. Landlord reserves the right to designate other representatives from time to time.

5.3           Time of the Essence in This Tenant Work Letter. Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days. If any item requiring approval is timely disapproved by Landlord, the procedure for preparation of the document and approval thereof shall be repeated until the document is approved by Landlord.

5.4           Tenant’s Agents. All subcontractors, laborers, materialmen, and suppliers retained directly by Tenant shall all be union labor in compliance with the then existing master labor agreements, if any.

5.5           Tenant’s Lease Default. Notwithstanding any provision to the contrary contained in this Lease, if an Event of Default as described in the Lease or this Tenant Work Letter has occurred at any time on or before the substantial completion of the Premises, then (i) in addition to all other rights and remedies granted to Landlord pursuant to this Lease, Landlord shall have the right to withhold payment of all or any portion of the Tenant Improvement Allowance and/or Landlord may cause Contractor to cease the construction of the Premises (in which case, Tenant shall be responsible for any delay in the substantial completion of the Premises caused by such work stoppage), and (ii) all other obligations of Landlord under the terms of this Tenant Work Letter shall be forgiven until such time as such default is cured pursuant to the terms of this Lease (in which case, Tenant shall be responsible for any delay in the substantial completion of the Premises caused by such inaction by Landlord).

Exhibit B-9

SCHEDULE I

LANDLORD’S WORK

Landlord’s Premises Work. The Landlord’s Premises Work consists of the following work:

(i)          remove the existing induction units in the Premises and install a Building Standard chilled beam system;

(ii)         demolish the existing tenant improvements in the Premises pursuant to demolition plans and specifications provided by Tenant (“Demolition Plans”); provided that Landlord shall not demolish the existing sprinklers or low or medium pressure duct loop (“Landlord’s Demolition Work”)

(iii)        level the floor in the Premises to within 1/2 inch every 10 feet noncumulative with the elevator sills as elevation 0’-0” (Note, in the event that additional leveling to attain the standard set forth above is required after the initial leveling of the floor in the Premises, then such condition shall be remedied by Tenant’s Contractor and reimbursed by Landlord without funding from the Tenant Improvement Allowance);

(iv)        to the extent not existing, low or medium pressure duct loop and primary fire sprinkler loop in the Premises;

(v)         to the extent not existing, install sprinklers in the Premises as required by Code;

(vi)        All remaining interior core walls to be dry walled, taped, sanded and ready for paint;

(vii)       strip intermediate exterior columns (approximately every third column) to expose brick;

(viii)      strip dry wall and studs covering all interior columns that have clay tile and plaster fire coating;

(ix)         all exterior and interior columns not described in (vii) and (viii) above to be dry walled, taped, sanded and ready for paint;

(x)          repair any damage to exterior walls not removed as part of Landlord’s Demolition Work;

(xi)         To the extent not already available, bring Base Building plumbing (cold water) to the Premises; and

(xii)        install one (two if required by law and Landlord cannot obtain a variance to install only one) ADA compliant high/low water fountain with bottle refiller.

Landlord’s Base Building Work. The Landlord’s Base Building Work consists of the following work:

(i)          if not installed, install a separate electrical meter for the Premises, and electrical wiring to the meter capable of providing 5watts per square foot demand load;

(ii)         installation of upgrades to the men’s and women’s restroom on the 7th floor consistent with the upgrades to the restrooms on the 30lh floor of the Building and ADA compliant;

(iii)        construction of two new single use ADA compliant restrooms in the Premises where shown on attached Schedule IV in accordance with applicable laws utilizing building standard materials. Tenant shall reimburse Landlord for the excess if any of (i) the cost to construct the restrooms over (ii) $70,000.00; provided that if Tenant does not construct two similar single use restrooms in the Premises as part of the Tenant Improvements the amount in clause (ii) above shall be reduced to $35,000.00. Tenant shall pay any amounts due Landlord pursuant to this clause (iii) within thirty (30) days after receipt of Landlord’s invoice for such reimbursement amount. Landlord may deduct the amount of such reimbursement from the Tenant Improvement Allowance.

Exhibit B-10

(iv)        construction and equipping of the Fitness Center;

(v)         construction of the Tenant Lounge;

(vi)        construction of the Conference Center;

(vii)       construction of the Roof Top Deck;

(viii)      performance of the Building Lobby Renovation described in Schedule II attached hereto (“Building Lobby Renovation”);

(ix)         performance of the Building Elevator Cosmetic Upgrade to the elevators serving the Premises described on Schedule III attached hereto (“Building Elevator Cosmetic Upgrade”);

(x)          to the extent not existing base building plumbing to the seventh (7th) floor of the Building;

(xi)         delivery to Tenant of new mecho shades (or similar) for all exterior windows; installation by Tenant as part of Tenant Improvements; and

(xii)         to the extent not existing and in accordance with laws (A) lighting in the stairwells, mechanical rooms and utility room as required by Laws, (B) exit signs in the stairways and (C) fire hose and extinguishers in each stairwell.

Landlord shall use reasonable efforts to Substantially Complete (i) the Fitness Center, Tenant Lounge and Roof Top Deck by February 1, 2015; (ii) the Building Lobby Renovation by May 1, 2015; (iii) the Conference Center by December 31, 2015; (iv) the Building Elevator Cosmetic Upgrade by February 1, 2019, and (v) all other Landlord Work on or before the Lease Commencement Date. Except as provided in Section 3.3, Landlord shall have no liability to Tenant, Tenant shall have no right to terminate this Lease and Tenant’s obligations under this Lease shall not be affected if Landlord is unable to complete the Landlord’s Base Building Work by any date.

Exhibit B-11

SCHEDULE II

BUILDING LOBBY RENOVATION

Main Lobby – General Description of Renovation / Upgrade

•	New terrazzo floor overlay
•	Folded plane walls and ceiling with integrated, linear light fixtures similar to the mock-up installed in the lobby as of the Date of Lease
•	Limited millwork at the far west end of the lobby and the wall adjacent to the west side of the escalators
•	The removal of the south mezzanine walk-way to open up the view to Millennium Park
•	The installation of a new, enclosed egress stair from the second floor to the lobby in the SW corner of the main lobby to provide a secondary means of egress to the Tavern at the Park roof deck
•	Removal of the stainless steel column wraps throughout the lobby and new millwork column wraps
•	New carpeting in the center of the lobby to replace the existing
•	New media wall along the north elevation of the first floor main lobby

Exhibit B-12

SCHEDULE III

ELEVATOR COSMETIC UPGRADE

Elevator Upgrades – General Description of Elevator Modernization

•	A complete, comprehensive elevator modernization, including the cab interiors of the elevators in Prudential 1 substantially in accordance with the Elevator Modernization Specifications dated July 1, 2013
•	All code required upgrades are included, as well

Exhibit B-13

SCHEDULE IV

ADDITIONAL RESTROOM LOCATION

Exhibit B-14

EXHIBIT C

PRUDENTIAL PLAZA

NOTICE OF LEASE TERM DATES

To:

Re:	Office Lease dated ______________, 201_ between ___________________________, a _____________ (“Landlord”), and __________________, a _______________ (“Tenant”) concerning Suite _____ on floor(s) __________ of the office building located at [INSERT BUILDING ADDRESS].

Gentlemen:

In accordance with the Office Lease (the “Lease”), we wish to advise you and/or confirm as follows:

1.	The Lease Term shall commence on or has commenced on _____________ for a term of _____________ ending on________________.

2.	Rent commenced to accrue on ________, in the amount of __________________.

3.	If the Lease Commencement Date is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter, with the exception of the final billing, shall be for the full amount of the monthly installment as provided for in the Lease.

4.	Your rent checks should be made payable to _______________ at ________________.

5.	The exact number of rentable/usable square feet within the Premises is _________________ square feet.

6.	Tenant’s Share as adjusted based upon the exact number of usable square feet within the Premises is ________%.

“Landlord”:

,
a

By:
Its:

Agreed to and Accepted as
of ________, 201_.

“Tenant”:

a

By:
Its:

Exhibit C-1

EXHIBIT D

PRUDENTIAL PLAZA

RULES AND REGULATIONS

Tenant shall faithfully observe and comply with the following Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Project. In the event of any conflict between the Rules and Regulations and the other provisions of this Lease, the latter shall control.

1.          Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord’s prior written consent. Tenant shall bear the cost of any lock changes or repairs required by Tenant. All keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord. Upon the termination of this Lease, Tenant shall restore to Landlord all keys of stores, offices, and toilet rooms, either furnished to, or otherwise procured by, Tenant and in the event of the loss of keys so furnished, Tenant shall pay to Landlord the cost of replacing same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such changes.

2.          All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises.

3.          Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during such hours as are customary for comparable buildings in the vicinity of the Building. Tenant, its employees and agents must be sure that the doors to the Building are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Building. At all times, all persons entering the Building shall comply with Landlord’s standard access control requirements and Tenant shall cooperate with Landlord in connection with Landlord’s implementation of any such access control requirements. Any tenant, its employees, agents or any other persons entering or leaving the Building at any time when it is so locked, or any time when it is considered to be after normal business hours for the Building, may be required to sign the Building register. Access to the Building may be refused unless the person seeking access has proper identification or has a previously arranged pass for access to the Building. Landlord will furnish passes to persons for whom Tenant requests same in writing. Tenant shall be responsible for all persons for whom Tenant requests passes and shall be liable to Landlord for all acts of such persons. The Landlord and his agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building or the Project during the continuance thereof by any means it deems appropriate for the safety and protection of life and property. All locks to tenants’ premises shall, at such tenant’s cost, comply with Landlord’s Building standards (as promulgated by Landlord from time to time).

4.          No furniture, freight or equipment of any kind shall be brought into the Building without prior notice to Landlord. All moving activity into or out of the Building shall be scheduled with Landlord and done only at such time and in such manner as Landlord designates. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building and also the times and manner of moving the same in and out of the Building. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property in any case. Any damage to any part of the Building, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility and expense of Tenant.

5.          No furniture, packages, supplies, equipment or merchandise will be received in the Building or carried up or down in the elevators, except between such hours, in such specific elevator and by such personnel as shall be designated by Landlord.

Exhibit D-1

6.          The requirements of Tenant will be attended to only upon application at the management office for the Project or at such office location designated by Landlord. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

7.          No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by Tenant on any part of the Premises or the Building without the prior written consent of the Landlord. Tenant shall not disturb, solicit, peddle, or canvass any occupant of the Project and shall cooperate with Landlord and its agents of Landlord to prevent same.

8.          The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees shall have caused same.

9.          Tenant shall not overload the floor of the Premises, nor mark, drive nails or screws, or drill into the partitions, woodwork or drywall or in any way deface the Premises or any part thereof without Landlord’s prior written consent. Tenant shall not purchase spring water, ice, towel, linen, maintenance or other like services from any person or persons not approved by Landlord.

10.         Except for vending machines intended for the sole use of Tenant’s employees and invitees, no vending machine or machines other than fractional horsepower office machines shall be installed, maintained or operated upon the Premises without the written consent of Landlord.

11.         Tenant shall not use or keep in or on the Premises, the Building, or the Project any kerosene, gasoline or other inflammable, combustible or explosive fluid, chemical, substance or material. Tenant shall not use, keep, or bring upon the Premises, the Building or the Project firearms of any kind.

12.         Tenant shall not without the prior written consent of Landlord use any method of heating or air conditioning other than that supplied by Landlord.

13.         Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Project by reason of noise, odors, or vibrations, or interfere with other tenants or those having business therein, whether by the use of any musical instrument, radio, phonograph, or in any other way. Tenant shall not throw anything out of doors, windows or skylights or down passageways.

14.         Tenant shall not bring into or keep within the Project, the Building or the Premises any animals, birds, aquariums, or, except in areas designated by Landlord, bicycles or other vehicles.

15.         No cooking shall be done or permitted on the Premises, nor shall the Premises be used for the storage of merchandise, for lodging or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters’ laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages for employees and visitors, provided that such use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

16.         The Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the use of the Premises provided for in the Summary. Tenant shall not occupy or permit any portion of the Premises to be occupied as an office for a messenger-type operation or dispatch office, public stenographer or typist, or for the manufacture or sale of liquor, narcotics, or tobacco in any form, or as a medical office, or as a barber or manicure shop, or as an employment bureau without the express prior written consent of Landlord. Tenant shall not engage or pay any employees on the Premises except those actually working for such tenant on the Premises nor advertise for laborers giving an address at the Premises.

Exhibit D-2

17.         Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

18.         Tenant, its employees and agents shall not loiter in or on the entrances, corridors, sidewalks, lobbies, courts, halls, stairways, elevators, vestibules or any Common Areas for the purpose of smoking tobacco products or for any other purpose, nor in any way obstruct such areas, and shall use them only as a means of ingress and egress for the Premises.

19.         Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to ensure the most effective operation of the Building’s heating and air conditioning system, and shall refrain from attempting to adjust any controls.

20.         Subject to such requirements as Landlord may impose from time to time, Tenant shall be responsible for the performance of any work in any telephone closet or serving the Premises; provided, however, Tenant shall use personnel approved by Landlord to perform such work, and such work must be performed only under the supervision of Landlord. All telephone lines or ancillary electrical connections must be installed so as to comply with all applicable laws, ordinances, and regulations.

21.         Tenant shall comply with Landlord’s standard rules regarding the use by tenants of the freight elevators and loading docks.

22.         Tenant shall store all its trash and garbage within the interior of the Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the city in which the Building is located without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes at such times as Landlord shall designate. In addition, Tenant shall use reasonable efforts to cooperate with any recycling program instituted by Landlord from time to time.

23.         Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

24.         Any persons employed by Tenant to do janitorial work shall be subject to the prior written approval of Landlord, and while in the Building and outside of the Premises, shall be subject to and under the control and direction of the Building manager (but not as an agent or servant of such manager or of Landlord), and Tenant shall be responsible for all acts of such persons.

25.         No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord, and no curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises other than Landlord standard drapes. All electrical ceiling fixtures hung in the Premises or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and a warm white bulb color approved in advance in writing by Landlord. Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without the prior written consent of Landlord. Tenant shall abide by Landlord’s regulations concerning the opening and closing of window coverings which are attached to the windows in the Premises, if any, which have a view of any interior portion of the Building or Building Common Areas.

26.         The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills.

27.         Tenant must comply with requests by the Landlord concerning the informing of their employees of items of importance to the Landlord.

Exhibit D-3

28.         Tenant hereby acknowledges that Landlord shall have no obligation to provide guard service or other security measures for the benefit of the Premises, the Building or the Project. Tenant hereby assumes all responsibility for the protection of Tenant and its agents, employees, contractors, invitees and guests, and the property thereof, from acts of third parties, including keeping doors locked and other means of entry to the Premises closed, whether or not Landlord, at its option, elects to provide security protection for the Project or any portion thereof. Tenant further assumes the risk that any safety and security devices, services and programs which Landlord elects, in its sole discretion, to provide may not be effective, or may malfunction or be circumvented by an unauthorized third party, and Tenant shall, in addition to its other insurance obligations under this Lease, obtain its own insurance coverage to the extent Tenant desires protection against losses related to such occurrences. Tenant shall cooperate in any reasonable safety or security program developed by Landlord or required by law.

29.         All office equipment of any electrical or mechanical nature shall be placed by Tenant in the Premises in settings approved by Landlord, to absorb or prevent any vibration, noise and annoyance.

30.         Tenant shall not use in any space or in the public halls of the Building, any hand trucks except those equipped with rubber tires and rubber side guards.

31.         No auction, liquidation, fire sale, going-out-of-business or bankruptcy sale shall be conducted in the Premises without the prior written consent of Landlord.

32.         No tenant shall use or permit the use of any portion of the Premises for living quarters, sleeping apartments or lodging rooms.

Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord’s judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises, Building, the Common Areas and the Project, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein; provided (i) such Rules and Regulations are applied uniformly to all tenants and (ii) any such amendment is not inconsistent with or violative of Tenant’s lease. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Project. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises. Landlord shall not discriminate against Tenant in the enforcement of the Rules and Regulations. In any conflict between the Rules and Regulations and the other provisions of this Lease, the other provisions of this Lease shall prevail.

Exhibit D-4

EXHIBIT E

PRUDENTIAL PLAZA

FORM OF TENANT’S ESTOPPEL CERTIFICATE

The undersigned as Tenant under that certain Office Lease (the “Lease”) made and entered into as of _______, 201_ by and between ______________ as Landlord, and the undersigned as Tenant, for Premises on the ___________ floor(s) of the office building located at [INSERT BUILDING ADDRESS], certifies as follows:

1.          Attached hereto as Exhibit A is a true and correct copy of the Lease and all amendments and modifications thereto. The documents contained in Exhibit A represent the entire agreement between the parties as to the Premises.

2.          The undersigned currently occupies the Premises described in the Lease, the Lease Term commenced on _________, and the Lease Term expires on __________, and the undersigned has no option to terminate or cancel the Lease or to purchase all or any part of the Premises, the Building and/or the Project.

3.          Base Rent became payable on _____________.

4.          The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Exhibit A.

5.          Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows:

6.          Tenant shall not modify the documents contained in Exhibit A without the prior written consent of Landlord’s mortgagee.

7.          All monthly installments of Base Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through_____________. The current monthly installment of Base Rent is $________________.

8.          All conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder. In addition, the undersigned has not delivered any notice to Landlord regarding a default by Landlord thereunder. The Lease does not require Landlord to provide any rental concessions or to pay any leasing brokerage commissions.

9.          No rental has been paid more than thirty (30) days in advance and no security has been deposited with Landlord except as provided in the Lease. Neither Landlord, nor its successors or assigns, shall in any event be liable or responsible for, or with respect to, the retention, application and/or return to Tenant of any Letter of Credit or cash security deposit paid to any prior landlord of the Premises, whether or not still held by any such prior landlord, unless and until the party from whom the Letter of Credit or cash security deposit is being sought, whether it be a lender, or any of its successors or assigns, has actually received for its own account, as landlord, the full amount of such Letter of Credit or cash security deposit.

10.         As of the date hereof, there are no existing defenses or offsets, or, to the undersigned’s knowledge, claims or any basis for a claim, that the undersigned has against Landlord.

11.         If Tenant is a corporation or partnership, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in Illinois and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

Exhibit E-1

12.         There are no actions pending against the undersigned under the bankruptcy or similar laws of the United States or any state.

13.         Tenant is in full compliance with all federal, state and local laws, ordinances, rules and regulations affecting its use of the Premises, including, but not limited to, those laws, ordinances, rules or regulations relating to hazardous or toxic materials. Tenant has never permitted or suffered, nor does Tenant have any knowledge of, the generation, manufacture, treatment, use, storage, disposal or discharge of any hazardous, toxic or dangerous waste, substance or material in, on, under or about the Project or the Premises or any adjacent premises or property in violation of any federal, state or local law, ordinance, rule or regulation.

14.         To the undersigned’s knowledge, all tenant improvement work to be performed by Landlord under the Lease has been completed in accordance with the Lease and has been accepted by the undersigned and all reimbursements and allowances due to the undersigned under the Lease in connection with any tenant improvement work have been paid in full. All work (if any) in the common areas required by the Lease to be completed by Landlord has been completed and all parking spaces required by the Lease have been furnished and/or all parking ratios required by the Lease have been met.

15.         The term “undersigned’s knowledge” means the actual knowledge of the Tenant’s corporate real estate office.

16.         Without limiting the right of a prospective mortgage or purchaser to rely on the statements contained herein, Tenant does not assume any additional liability not otherwise assumed under the Lease or any other documents executed by Landlord and Tenant for any claims related to this Certificate, including without limitation, any claim that Tenant may have negligently or inadvertently failed to disclose correct and/or relevant information.

The undersigned acknowledges that this Estoppel Certificate may be delivered to Landlord or to a prospective mortgagee or prospective purchaser, and acknowledges that said prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in making the loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of making such loan or acquiring such property.

Executed at________________ on the______ day of ___________ , 20___.

“Tenant”:

,
a

By:
Its:

By:
Its:

Exhibit E-2

EXHIBIT F

PRUDENTIAL PLAZA

JANITORIAL SPECIFICATIONS

TENANT AREAS:

NIGHTLY:

•	Empty all trash receptacles and wipe clean as necessary. Remove trash from area to designated location within the premises. Remove recyclables to designated locations per building instructions. Replace liners as necessary (supplied by Manager).
•	Vacuum main traffic aisles, reception areas, elevator lobbies, freight lobbies and soiled areas. Traffic vacuum all other carpeted areas. Spat clean carpets to remove spills and stains. Report stains to Manager that are not removable.
•	Dust mop all hard surface flooring with a treated cloth mop to remove dust and debris. Spot damp all hard surface flooring to remove spills, stains, heel marks, etc. Sweep all computer room raised flooring.
•	Using a treated dust cloth, dust partitions, desk, chairs (including arms and legs), cabinets, windowsills, fire extinguishers, pictures frames, and other low level horizontal surfaces, within reach, but not limited to the above list. Glass table and desktops to be cleaned to remove fingerprints, coffee stains, etc. Do not touch computer equipment.
•	Remove debris from elevator saddles, door tracks, etc. Polish as needed.
•	Dust bookshelves with a treated cloth.
•	Clean glass areas adjacent to doors to remove spots, smudges, finger marks, etc.
•	Clean and sanitize telephones using an approved germicidal cleaner.
•	Clean and sanitize drinking fountains, water coolers, and coffee unit tables, (excluding cups, coffee urns, pots, etc.) using an approved germicidal cleaner.
•	Spot clean interior partition glass to remove spots, smudges, etc.
•	Damp wipe and towel dry conference room tables.
•	Remove fingerprints from tenant entrance glass doors and sidelights.

In employee lounges:

•	Wet wipe clean all counter tops and table tops.
•	Sweep or vacuum debris from floors.
•	Empty all trash, and wipe down trash receptacles.
•	Restock building standard hand towel products (supplied by Manager).
•	Clean and polish sinks and fixtures.
•	Damp wipe clean outside of coffee makers, microwaves and refrigerators.
•	Keep janitor closets free of debris; report any closet problems (sinks, lights, door locks) to Manager daily.

Exhibit F-1

•	Keep janitor closet doors locked at all times when nightly cleaning is not being performed.

WEEKLY:

•	Dust all door louvers, baseboards, chair rails, etc. with a treated cloth.
•	Fully vacuum all carpeted areas. Edge and vacuum under furniture where accessible, moving light furniture, other than desk, credenzas, file cabinets, etc.
•	Damp mop hard surface floors and raised computer room flooring.
•	Spot brush and/or spot vacuum upholstered furniture.
•	Clean and/or dust all closets and coatrooms.
•	Clean fire extinguisher and hose cabinets inside and out.

MONTHLY:

•	Spot clean walls, doors, door casings, light switch plates, push plates, kick plates and handrails.
•	Spray buff tile floor areas.

QUARTERLY:

•	Perform high dusting of air conditioning vents, louvers, registers, pictures, light fixtures, doorways, cabinets, selves, files and moldings not reached in nightly cleaning.
•	Strip and refinish all hard surface floors using an approved non-slip floor finish. Remove splash marks from doors, walls, elevator doors, furniture and baseboards, and table/chair legs.
•	Vacuum upholstered furniture and all draperies.
•	Thoroughly dust wipe all blinds with a treated cloth.
•	Completely wash all partition glass and tenant entrance glass.

PERIODIC

•	Wash exterior windows at least 3 times per year

Exhibit F-2

EXHIBIT G

PRUDENTIAL PLAZA

FORM LETTER OF CREDIT

[LETTERHEAD OF ISSUER OF LETTER OF CREDIT]

__________________(MONTH, DAY, YEAR)

BFPRU I, LLC

601 WEST 26TH STREET

SUITE 1275

NEW YORK, NY 10001

REF: IRREVOCABLE LETTER OF CREDIT NO._____________

GENTLEMEN:

WE HEREBY OPEN OUR UNCONDITIONAL IRREVOCABLE CLEAN LETTER OF CREDIT NO ______________ IN YOUR FAVOR AVAILABLE BY YOUR DRAFT(S) AT SIGHT FOR AN AMOUNT NOT TO EXCEED IN THE AGGREGATE ($________) EFFECTIVE IMMEDIATELY.

ALL DRAFTS SO DRAWN MUST BE MARKED “DRAWN UNDER IRREVOCABLE LETTER OF CREDIT OF [ISSUING BANK], NO,_____________ , DATED_______, 20_.”

THIS LETTER OF CREDIT IS ISSUED, PRESENTABLE AND PAYABLE AT OUR OFFICE AT ____________, OR SUCH OTHER OFFICE AS WE MAY DESIGNATE BY WRITTEN NOTICE TO YOU, AND EXPIRES WITH OUR CLOSE OF BUSINESS ON ______________, IT IS A CONDITION OF THIS LETTER OF CREDIT THAT IT SHALL BE AUTOMATICALLY EXTENDED FOR ADDITIONAL TWELVE MONTH PERIODS THROUGH_______________ [INSERT DATE WHICH IS 60 DAYS AFTER LEASE EXPIRATION], UNLESS WE INFORM YOU IN WRITING BY REGISTERED MAIL AT THE ABOVE ADDRESS (WITH A COPIES TO BF PRU I LLC, PROPERTY MANAGER, PROPERTY MANAGEMENT OFFICE, 180 N. STETSON AVENUE, SUITE 2175, CHICAGO, IL 60601 AND GOULD & RATNER LLP, 222 N. LASALLE STREET, SUITE 800, CHICAGO, ILLINOIS 60601, ATTENTION: DAVID M. ARNBURG) DISPATCHED BY US AT LEAST 90 DAYS PRIOR TO THE THEN EXPIRATION DATE THAT THIS LETTER OF CREDIT SHALL NOT BE EXTENDED. IN THE EVENT THIS CREDIT IS NOT EXTENDED FOR AN ADDITIONAL PERIOD AS PROVIDED ABOVE, YOU MAY DRAW HEREUNDER. SUCH DRAWING IS TO BE MADE BY MEANS OF A DRAFT ON US AT SIGHT WHICH MUST BE PRESENTED TO US BEFORE THE THEN EXPIRATION DATE OF THIS LETTER OF CREDIT.

THIS LETTER OF CREDIT CANNOT BE MODIFIED OR REVOKED WITHOUT YOUR CONSENT. THIS LETTER OF CREDIT IS PAYABLE IN MULTIPLE DRAFTS AND SHALL BE TRANSFERABLE BY YOU WITHOUT ADDITIONAL CHARGE.

WE HEREBY DO UNDERTAKE TO PROMPTLY HONOR YOUR SIGHT DRAFT OR DRAFTS DRAWN ON US, INDICATING OUR LETTER OF CREDIT NO.__________FOR THE AMOUNT AVAILABLE TO BE DRAWN ON THIS LETTER OF CREDIT UPON PRESENTATION OF YOUR SIGHT DRAFT IN THE FORM OF SCHEDULE A ATTACHED HERETO DRAWN ON US AT OUR OFFICES SPECIFIED ABOVE DURING OUR USUAL BUSINESS HOURS ON OR BEFORE THE EXPIRATION DATE HEREOF.

Exhibit G-1

DRAWS MAY BE PRESENTED BY FACSIMILE TO OUR FAX NUMBER __________________. IF PRESENTATION IS BY FACSIMILE, THE ORIGINAL DRAFT AND THIS LETTER OF CREDIT MUST BE SENT BY OVERNIGHT COURIER THE SAME DAY AS THE FAX PRESENTATION. PAYMENT WILL BE EFFECTED ONLY UPON RECEIPT OF THE ORIGINAL DRAFT AND THE LETTER OF CREDIT AT OUR ABOVE OFFICE.

IF DEMAND FOR PAYMENT IS PRESENTED BEFORE 11:00 A.M. CENTRAL TIME, PAYMENT SHALL BE MADE TO YOU OF THE AMOUNT DEMANDED IN IMMEDIATELY AVAILABLE FUNDS NOT LATER THAN 4:00 P.M. CENTRAL TIME ON THE FOLLOWING BUSINESS DAY. IF DEMAND FOR PAYMENT IS PRESENTED AFTER 11:00 A.M. CENTRAL TIME, PAYMENT SHALL BE MADE TO YOU OF THE AMOUNT DEMANDED IN IMMEDIATELY AVAILABLE FUNDS NOT LATER THAN 4:00 P.M. CENTRAL TIME ON THE SECOND BUSINESS DAY.

EXCEPT AS EXPRESSLY STATED HEREIN, THIS UNDERTAKING IS NOT SUBJECT TO ANY AGREEMENTS, REQUIREMENTS OR QUALIFICATION. OUR OBLIGATION UNDER THIS LETTER OF CREDIT IS OUR INDIVIDUAL OBLIGATION AND IS IN NO WAY CONTINGENT UPON REIMBURSEMENT WITH RESPECT THERETO OR UPON OUR ABILITY TO PERFECT ANY LIEN, SECURITY INTEREST OR ANY OTHER REIMBURSEMENT.

EXCEPT SO FAR AS OTHERWISE EXPRESSLY STATED, THIS LETTER OF CREDIT IS SUBJECT TO INTERNATIONAL STANDBY PRACTICES 1998, INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO. 590.

[ISSUER OF LETTER OF CREDIT]

Exhibit G-2

SCHEDULE A TO LETTER OF CREDIT

FOR VALUE RECEIVED

PAY AT SIGHT BY WIRE TRANSFER IN IMMEDIATELY AVAILABLE FUNDS TO _____________THE SUM OF U.S. $______________ DRAWN UNDER IRREVOCABLE LETTER OF CREDIT NO. ___________________, DATED_______, 20__, ISSUED BY__________________.

TO:	[ISSUER OF LETTER OF CREDIT]

CITY, STATE

Exhibit G-3